As filed with the Securities and Exchange Commission on July 11, 2006

         Registration No. 333-126233

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________________

Post-Effective Amendment No. 1

FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

__________________

Circuit Research Labs, Inc.

(Name of Small Business Issuer in Its Charter)

Arizona	3663	86-0344671
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

7970 South Kyrene Rd.

Tempe, Arizona 85284

(480) 403-8300

(Address and Telephone Number of Principal Executive Offices and Principal Place of Business)

___________________

C. Jayson Brentlinger

President and Chief Executive Officer

7970 South Kyrene Rd.

Tempe, Arizona 85284

 (480) 403-8300

(Name, Address and Telephone Number of Agent for Service)

___________________

with copies to:

Joseph P. Richardson Bryan Cave LLP Two North Central Avenue, Suite 2200 Phoenix, Arizona 85004 (602) 364-7000	John L. Hay Gust Rosenfeld 201 E. Washington, Suite 800 Phoenix, Arizona 85004 (602) 257-7422

Approximate Date of Proposed Sale to the Public:  From time to time after the effective date of this Registration Statement as the selling shareholder shall determine.

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ] ___________________

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ] ___________________

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ] ___________________

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box.  [  ]

__________________

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

This Post-Effective Amendment No. 1 to our registration statement on Form SB-2 (Registration Statement No. 333-126233) is being filed in connection with our obligation to periodically update and maintain the information contained in this registration statement.

520515.1

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Circuit Research Labs, Inc.
1,250,000 Shares of Common Stock

We have prepared this prospectus to allow Dialog4 Systems Engineering GmbH, the selling shareholder, to sell or otherwise dispose of an aggregate of 1,250,000 shares of our common stock, $.10 par value per share.  We are not selling any securities in this offering and therefore, will not receive any proceeds in this offering.

The selling shareholder may dispose of the shares from time to time in the open market on the OTC Bulletin Board, in privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of the sale or at privately negotiated prices.  We will pay all expenses of registration incurred in connection with this offering, but the selling shareholder will pay all of its selling commission, brokerage fees and related expenses.

Our common stock is traded on the OTC Bulletin Board under the symbol “CRLI.”  On July 11, 2006, the last sale price of our common stock as reported by the OTC Bulletin Board was $0.55 per share.

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Investing in our common stock involves a high degree of risk.  For a discussion of some of the risks involved, refer to the information set forth under the heading “Risk Factors.”

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NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

________________________________

The date of this prospectus is July 11, 2006

520515.1

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TABLE OF CONTENTS

Page

PROSPECTUS SUMMARY

1

RISK FACTORS

3

FORWARD-LOOKING STATEMENTS

6

USE OF PROCEEDS

7

DIVIDEND POLICY

7

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

8

MANAGEMENT’S DISCUSSION AND ANALYSIS

9

LEGAL PROCEEDINGS

29

MANAGEMENT

29

EXECUTIVE COMPENSATION

31

PRINCIPAL SHAREHOLDERS

36

SELLING SHAREHOLDER

37

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

38

DESCRIPTION OF PROPERTY

39

DESCRIPTION OF COMMON STOCK

40

PLAN OF DISTRIBUTION

41

LEGAL MATTERS

42

EXPERTS

43

WHERE YOU CAN GET ADDITIONAL INFORMATION

43

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

F-1

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PROSPECTUS SUMMARY

The following summary highlights selected information contained in greater detail elsewhere in this prospectus.  This summary may not contain all of the information that you should consider before investing in our common stock.  Before making an investment decision, you should carefully read the entire prospectus, including the “Risk Factors” and the financial statements and related notes.

Circuit Research Labs, Inc.

We develop, manufacture and market high-quality electronic audio processing, transmission encoding and noise reduction equipment for the worldwide radio, television, cable, Internet and professional audio markets.  Our main product lines control the audio quality and range of radio, television, cable and Internet audio reception and allow radio and television stations to broadcast in mono and stereo.  We operate through two offices, our Orban office and our CRL office, and we generally refer to our company on the whole as “CRL.”  Our Orban office, which is currently located in San Leandro, California, manufactures and markets audio processing equipment, primarily using digital technology, under the Orban, Optimod, Audicy and Opticodec brand names.  Our CRL office also manufactures and markets audio processing equipment, primarily using analog technology, under the CRL, Millennium, TVS and Amigo brand names.  We believe that both offices are associated within the industry with innovative and quality broadcast equipment solutions.

We were founded in 1974 as a broadcast industry consulting company.  Building upon our understanding of the broadcast industry’s needs, we expanded into product development and manufacturing and were incorporated in Arizona in March 1978.  Since the introduction of our first product, which was designed to improve the coverage and quality of AM radio stations, we have been committed to improving broadcast quality.  We were a major participant in the National Radio Systems Committee (NRSC), which developed the standards for AM radio stations that were adopted by the Federal Communications Commission (FCC).  Since 1987, we have developed and produced equipment enabling AM radio stations to meet certain NRSC standards, and we believe that we are a market leader in the manufacture of AM radio signal processing equipment.  We are a member of the National Association of Broadcasters (NAB).  The NAB is the world’s largest broadcasters’ association, offering a wide variety of services to radio and television stations as well as organizations that provide products and/or services to the broadcast industry.

The address of our principal office is 7970 South Kyrene Rd., Tempe, Arizona 85284  and our telephone number is (480) 403-8300.  Our web address is www.crlsystems.com.  We do not intend the information on our website to constitute part of this prospectus and registration statement.

The Offering

The prospectus covers the resale or other disposition of 1,250,000 shares of our common stock, $.10 par value per share, by Dialog4 System Engineering, GmbH (“Dialog4”), the selling shareholder.  We are not selling any securities in this offering and therefore, will not receive any proceeds.

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Summary Financial Information

The following summary financial information sets forth certain historical financial data.  While the following financial information reflects the operating history, results of operations and financial condition of our prior operations, these results may bear little, if any, relationship to the potential financial success of our business operations.  The results of operations are not necessarily indicative of the results for any future period.

The following summary financial information should be read in conjunction with our financial statements and related notes of this prospectus and the discussions under the headings “Business”, “Management’s Discussion and Analysis”, and “Description of Common Stock”, each of which is included elsewhere in this prospectus.

	Years Ended December 31,		Three Months Ended March 31,
	2004	2005	2005	2006
			(unaudited)
Operating Highlights
Net sales	$13,242,024	$15,189,848	$3,274,492	$2,812,749
Net income (loss)	(1,506,917)	2,583,906	(180,949)	(1,079,360)
Net income (loss) per common share - basic and diluted	($0.36) ($0.36)	$0.38 $0.24	($0.04) ($0.04)	($0.13) ($0.13)
Weighted average number of common shares outstanding – basic	4,233,893	6,778,039	4,332,533	8,457,940
Weighted average number of common shares outstanding – diluted	4,233,893	10,818,409	4,332,533	8,457,940
Balance Sheet Highlights
Current assets	3,218,719	3,687,691	4,278,725	3,642,730
Current liabilities	4,861,415	5,317,559	5,998,924	5,822,438
Total assets	11,559,433	11,940,692	12,603,636	11,876,469
Long-term obligations	9,009,890	3,162,270	9,097,533	3,104,418
Total liabilities	13,871,305	8,479,829	15,906,457	8,926,856
Shareholders’ equity (deficit)	(2,311,872)	3,460,863	(2,492,821)	2,949,613
No cash dividends have been declared

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RISK FACTORS

Investing in our common stock involves a high degree of risk.  You should carefully consider the material risk factors listed below and all other information contained in this prospectus before investing in our common stock.  You should also keep these risk factors in mind when you read the forward-looking statements.  The risks and uncertainties described below are not the only ones facing us.  Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us.

If any of the following risks occur, our business, our quarterly and annual operating results or our financial condition could be materially and adversely affected.  In that case, the market price of our common stock could decline or become substantially volatile, and you could lose some or all of your investment.

Our independent auditors have included a “going concern” paragraph in their report on our financial statements.

While our independent auditors expressed an unqualified opinion on the financial statements, they did include an explanatory paragraph indicating that there is substantial doubt about our ability as a going concern due to our working capital deficit.  Our ability to continue as an operating entity currently depends, in large measure, upon the willingness of several of our lenders to forebear from declaring indebtedness in default and/or pursuing remedies to collect debt which is in default.  In light of this situation, it is not likely that we will be able to raise equity or debt capital to repay or restructure our existing debt.  While we intend to continue to seek ways to continue to operate and to discuss possible debt restructurings, we do not at this time have commitments or agreements from any of our creditors to restructure any indebtedness.  Our financial condition and the “going concern” emphasis paragraph may also make it more difficult for us to maintain existing customer relationships and to initiate and secure new customer relationships.

As a result of our outstanding debt obligations, we have significant ongoing debt service requirements which may adversely affect our financial and operating flexibility.

Even after giving effect to the restructuring of the debt we owe Harman Pro North America, Inc. (“Harman”), the settlement of our disputes with Dialog4 and other obligations, we will need to generate significant cash flow to meet existing debt scheduled principal payments.  As of March 31, 2006, over the next twelve months, we need approximately $922,329 to pay scheduled installments of the principal on our existing debt. Not included in the $922,329 are obligations totaling $1,175,000 held by Jayson Russell Brentlinger, the father of C. Jayson Brentlinger, our Chief Executive Officer, President and Chairman. With respect to $475,000 of the total obligation owed to Mr. Brentlinger, if he were to demand repayment, we would have 30 days from the date of notice to satisfy the $475,000 obligation. If we fail to generate sufficient cash from operations to meet these and other ongoing financial obligations, our results of operation and financial condition may be adversely affected.

Our ability to obtain an outside line of credit is subject to the approval of our current creditors and, if such approval is withheld, our ability to compete effectively in our industry could be jeopardized.

Under the terms of our agreements with Harman, we are bound by certain covenants that prevent us from obtaining additional credit facilities without the prior written approval of Harman.  This limitation on our ability to obtain additional credit facilities may curtail our ability to make strategic acquisitions and to conduct research and development.  This in turn could jeopardize our competitive position within our industry.  In addition, our obligation to Harman is secured by a security interest in substantially all of our assets.  Our inability to grant a security interest to other lenders is another factor that may limit our ability to obtain third-party financing.

We serve a market in which there are a limited number of customers and our financial well-being is directly tied to the financial health of these customers.

In recent years, the radio and television industry in the United States has experienced a great deal of consolidation of ownership.  As a result, several corporations each now own a substantial number of radio and television stations.  These corporations are the largest purchasers of our audio processing and post-production equipment.  Moreover, a significant amount of our revenue is derived from audio processing replacement orders that come from these customers.  Our financial stability and well-being is thus directly tied to the financial health of these customers.  If these customers experience financial difficulty, regardless of the cause, they may delay, reduce or cancel orders for new audio processing or post-production equipment.  If this occurs, our results of operations could decline and we could experience difficulty in servicing our debt obligations.

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Compliance with environmental laws in the member states of the European Union could be costly and noncompliance with these laws could have a material adverse effect on our results of operations, expenses and financial condition.

In January 2003, the European Union (“EU”) issued two directives relating to hazardous substances in electronic products placed on the market in the EU. The Waste Electrical and Electronic Equipment Directive requires producers of electrical goods to pay for specified collection, recycling, treatment and disposal of past and future covered products. EU governments were required to enact and implement legislation that complies with this directive by August 13, 2004 (such legislation together with the directive, “WEEE”), and certain producers are to be financially responsible under WEEE beginning in August 2005. The second directive issued by the EU requires electrical and electronic equipment placed on the EU market after July 1, 2006 contain restricted levels of lead, mercury, cadmium, hexavalent chromium and brominated flame retardants. EU member states were required to enact and implement legislation that complies with this directive by August 13, 2004 (such legislation together with this directive, “RoHS”).

If our products do not comply with these directives or are not otherwise exempt from the scope of WEEE and RoHS, we may suffer a loss of revenue, be unable to sell non-compliant products in the EU member states, be subject to penalties and enforced fees and/or suffer a competitive disadvantage.  Costs to comply with WEEE and RoHS and/or similar future legislation, if applicable, could include costs associated with modifying our products, recycling and other waste processing costs, legal and regulatory costs and insurance costs. We may also be required to take reserves for costs associated with compliance with these directives. We cannot assure you that the costs to comply with these new laws, or with current and future environmental laws will not have a material adverse effect on our results of operations, expenses and financial condition.  In addition, similar legislation could be enacted in other jurisdictions, including in the United States, which could negatively impact our results of operations and financial condition.

We must adapt to rapid technological change and increased competition if we are going to be able to compete effectively in our industry.

While audio processing has been and will continue to be our core business, we are using our existing technologies to enter the markets of digital audio broadcasting, cable television and Internet-related audio delivery.  These markets are characterized by rapid technological change and require a significant commitment of capital and human resources.  We intend to continually engage in research and development activities so that we can improve our current products and develop new products.  However, our significant debt obligations may limit the amount of resources, both capital and human, that we can commit to research and development.  This could jeopardize the success and reception of our products in these emerging markets.  In addition, because of the rapid pace of change and the intense competition that characterizes these markets, our products may become unmarketable or obsolete by a competitor’s more rapid introduction to the marketplace.

We depend on a number of vendors to supply us with component parts that are necessary to the production of our audio processing and post-production equipment.

We rely on certain vendors to provide component parts for use in the manufacturing of our audio processing and post-production equipment.  As technology improves, some of these parts have become obsolete and vendors have discontinued their production of such parts.  When this occurs, we must either obtain these necessary parts from alternative sources, or design around these parts so that we are able to continue producing our audio processing and post-production equipment.  If any of the component parts that we require become unavailable and we are not able to design around these parts, we may not be able to offer some of our products and our sales revenues may decline.

Our President, Chief Executive Officer and Chairman of the Board exercises significant control over us.

As of June 14, 2006, Charles J. Brentlinger, our President, Chief Executive Officer and Chairman of the Board, controlled 3,180,481 shares of our common stock and options (held by a family limited partnership which he manages), to purchase approximately 1,565,005 additional shares.  Based on a total of 8,623,470 shares of our common stock issued and outstanding as of June 14, 2006, if Mr. Brentlinger’s family limited partnership exercises all of his options he will own of record and beneficially approximately 47.98% of our issued and outstanding shares.  This figure includes the anti-dilution provision provided to Harman pursuant to the debt restructuring.  This means that Mr. Brentlinger exercises, and will continue to exercise, significant control over the business and affairs of our company.  Mr. Brentlinger’s exercise of this control may, in certain circumstances, deter or delay a merger, tender offers, other possible takeover attempts or changes in our management which may be favored by some or all of our minority shareholders.

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We depend on a few key management persons.

We are substantially dependent on the personal efforts and abilities of Charles J. Brentlinger, our Chairman of the Board, President and Chief Executive Officer, and Robert Orban, our Vice President and Chief Engineer.  The loss of either of these officers or our other key management persons could harm our business and prospects for growth.

Consolidating our Orban manufacturing facility into our Tempe manufacturing facility subjects us to a number of risks that are beyond our control which could result in production interruptions.

Our business depends on the efficient and uninterrupted production of our audio processing equipment and other products.  The planned consolidation of our U.S. manufacturing facilities into our Tempe facility subjects us to a number of risks that are beyond our control and could result in production interruptions.  Our Orban office is currently located in San Leandro, California, and we expect to complete the consolidation by June 30, 2006.  While we have taken precautions against production interruptions, they could nevertheless result from natural disasters such as earthquakes, fires or floods.  In addition, we could experience unforeseen delays in setting up the infrastructure in the new location.  We could also experience labor shortages of experienced personal that will not relocate to the Tempe facility.

The liquidity of our common stock could be restricted because our common stock falls within the definition of a “penny stock.”

Pursuant to Rule 3a51-1 of the Securities Exchange Act of 1934, as amended, our common stock is considered "penny stock," and as such, certain sales restrictions apply to these securities.  The SEC rules and regulations require that broker-dealers, prior to effecting any transaction in a penny stock, satisfy certain disclosure and procedural requirements with respect to the prospective customer.  These requirements include delivery to the customer of an SEC-prepared risk disclosure schedule explaining the nature and risks of the penny stock market, disclosure to the customer of the commissions payable to both the broker-dealer and any other salesperson in connection with the transaction, and disclosure to the customer of the current quotations for the stock to be purchased.  In addition, if the broker-dealer is the sole market maker, it must disclose this fact and the broker-dealer’s presumed control over the market.  Finally, prior to effecting any penny stock transaction, broker-dealers must make individualized written suitability determinations and obtain a written agreement from customers verifying the terms of the transaction.  Subsequent to any sale of penny stock, broker-dealers must send monthly statements disclosing recent price information for the penny stock held in the customer’s account and certain other information relating to the limited market in penny stocks.  These rules, regulations and procedural requirements may restrict the ability of broker-dealers to sell our common stock or discourage them from doing so.  As a result, purchasers may find it more difficult to dispose of, or to obtain accurate quotations for, our common stock.

Because our success depends in part on our ability to protect our intellectual property, infringement on our proprietary rights could lead to costly litigation and decreased revenues.

Our copyrights, patents, trademarks, trade secrets and similar intellectual property are critical to our success.  To establish and protect our proprietary rights, we rely on a combination of copyright, trademark, patent and trade secret laws, confidentiality and non-disclosure agreements and contractual provisions with employees and third parties, and license agreements with consultants, vendors and customers.  Despite such protections, there is no assurance that these steps will be adequate, that we will be able to secure trademark registrations for all of our marks in the United States or other countries or that third parties will not infringe upon or misappropriate our copyrights, patents, trademarks and similar proprietary rights.  In addition, effective copyright, patent and trademark protection may be unenforceable or limited in certain countries.  In the future, litigation may be necessary to enforce and protect our trade secrets, copyrights, patents and other intellectual property rights.  We may also be subject to litigation to defend against claims of infringement of the rights of others or to determine the scope and validity of the intellectual property rights of others.  Any such litigation could cause us to incur substantial expenses and would adversely affect our financial condition.

The market price of our common stock has been volatile and the value of your investment may decline.

The volatility of the market price of our common stock may cause wide fluctuations in the price of our common stock on the OTC Bulletin Board.  The market price of our common stock is likely to be affected by:

•

changes in general conditions in the economy or the financial markets;

•

variations in our quarterly operating results;

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other developments affecting us, our industry, customers or competitors;

•

the operating and stock price performance of companies that investors deem comparable to us; and

•

the number of shares available for resale in the public markets under applicable securities laws.

Foreign currency fluctuations could adversely affect our results of operations.

In 2002, we acquired the assets of Dialog4.  Our acquisition of this new product line has led to the establishment of our new Orban Europe offices in Ludwigsburg, Germany.  Transactions and expenses of our Orban Europe operations are conducted in Euros which exposes us to market risks related to foreign currency exchange rate fluctuations that could adversely affect our operating results.  For instance, a strengthening of the U.S. dollar against the Euro could reduce the amount of cash and income we receive and recognize from our Orban Europe operations.  Furthermore, it is likely that for accounting purposes we will recognize foreign currency gains or losses arising from our operations in Europe on weighted average rates of exchange in the period incurred and translate assets and liabilities of these operations into U.S. dollars based on year-end foreign currency exchange rates, both of which are subject to currency fluctuations between the U.S. dollar and the Euro.  As foreign exchange rates vary, our results from operations and profitability may be adversely affected.

In 2005, we derived approximately 4% of our total revenues from our Orban Europe operations while in 2004 we derived approximately 7%.  This percentage may increase in future years as we further develop and expand our operations in Europe.  We cannot predict the effects of exchange rate fluctuations on our operating results.  We do not currently intend to engage in foreign currency exchange hedging transactions to manage our foreign currency exposure.  If and when we do engage in foreign currency exchange hedging transactions, we cannot assure you that our strategies will adequately protect our operating results from the effects of exchange rate fluctuations.

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements.  Forward-looking statements include indications regarding our intent, belief or current expectations.  Discussions in this prospectus under the headings “Summary,” “Risk Factors,” “Management’s Discussion and Analysis” and “Business,” as well as in other parts of this prospectus include forward-looking statements.  These forward-looking statements include, but are not limited to, statements about our plans, objectives, expectations, prospects and intentions, markets in which we participate and other statements in this prospectus that are not historical facts.  Forward-looking statements are based on management’s beliefs, assumptions and expectations of our future economic performance, taking into account the information currently available to management.  When used in this prospectus, the words “expect,” “project,” “may,” “will,” “should,” “anticipate,” “believe,” “estimate,” “intend,” “objective,” “plan,” “seek” and similar words and expressions, or the negatives of these words or expressions, are generally intended to identify forward-looking statements.  Forward-looking statements involve risks and uncertainties that may cause our actual results, performance or financial condition to differ materially from the expectations of future results, performance or financial conditions we express or imply in any forward-looking statements.  Factors that could contribute to these differences include those discussed in “Risk Factors” and in other sections of this prospectus.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus.  We qualify any forward-looking statements entirely by these cautionary factors.

USE OF PROCEEDS

We will not receive any proceeds from the sale or other disposition of shares of our common stock by the selling shareholder.

DIVIDEND POLICY

We have never declared or paid a cash dividend on our common stock.  We currently intend to retain any future earnings to fund the development of our business and do not anticipate paying any cash dividends in the foreseeable future.

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MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

Our common stock is quoted on the OTC Bulletin Board under the symbol “CRLI.”  The following table sets forth the quarterly high and low bid prices for our common stock as reported by the OTC Bulletin Board.  The prices reflect inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

	High	Low
2004
First Quarter	$ 1.70	$ 0.49
Second Quarter	1.25	0.62
Third Quarter	1.30	0.55
Fourth Quarter	0.90	0.55
2005
First Quarter	$ 0.70	$ 0.30
Second Quarter	0.75	0.30
Third Quarter	1.20	0.38
Fourth Quarter	2.11	0.85
2006
First Quarter	$ 0.98	$ 0.80
Second Quarter (through June 19, 2006	0.95	0.41

As of June 14, 2006, there were 8,623,470 shares of common stock outstanding held by approximately 272 record shareholders.  We have not paid any cash dividends on our common stock for the last two fiscal years, and do not intend to pay any dividends in the foreseeable future.

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MANAGEMENT’S DISCUSSION AND ANALYSIS

The following discussion of our financial condition and results of operations should be read with our financial statements and the accompanying notes we have included elsewhere in this prospectus.  This discussion contains forward-looking statements that involve risks and uncertainties.  Our actual results may differ materially from those anticipated in those forward-looking statements as a result of various factors, including, but not limited to, those described under “Risk Factors” or in other portions of this prospectus.

Overview

We generated a net income of $2,583,906 for the year ended December 31, 2005 compared to a net loss of $1,506,917 reported in 2004. Our 2005 financial results are primarily attributed to our ability to restructure the debt we owe Harman as a result of our acquiring the assets of Orban, Inc. During 2004, expense associated with servicing the Harman debt strained our liquidity making it difficult for us to focus on our core competencies. As discussed below, we restructured our indebtedness owed to Harman pursuant to documents we executed on April 29, 2005. Under the terms of our debt agreements with Harman in effect prior to our restructure of our debt, Harman was able to demand, at any time, that we immediately pay in full the outstanding balance of our debt ($8.5 million).  If this had happened, we would likely have been forced to file for protection under Chapter 11 of the U.S. Bankruptcy Code.  Because of our inability to pay $8.5 million in principal and $1.2 million as of December, 2004 in accrued interest to Harman, if payment had been demanded, our difficulties in meeting our financing needs and our negative working capital position, our independent registered public accounting firm added a “going concern” emphasis paragraph to their report on our financial statements for the years ended December 31, 2005 and 2004, by including a statement that such factors raise substantial doubt about our ability to continue as a going concern.  Please refer to the discussion in “Description of Business” for a more complete discussion of the settlement.

With the Harman debt restructure completed, management believes that it will be able to use projected cash flows to meet current operational needs and make the scheduled principal and interest payments due Harman.

Recent Event

On May 30, 2006, we exercised the option to purchase the manufacturing and office facility at 1302 W. Drivers Way, Tempe, Arizona.  The purchase price was $1,300,000.  On the same day, we sold the property for $1,550,000, which resulted in a gain of approximately $170,000.

Results of Operations

The following table sets forth for the periods indicated certain summary operating results:

	Year Ended December 31,
	2005	2004
Revenues:
Net sales	$15,189,848	$13,242,024
Other income	2,119,065	0
Total revenues	17,308,913	13,242,024
Gross profit on net sales	8,768,527	7,201,204
Gross profit margin	58%	54%
Net cash provided by operating activities	1,230,349	682,237
Net cash used in investing activities	(116,729)	(167,342)
Net cash used in financing activities	(1,084,365)	(629,038)
Net income (loss)	2,583,906	(1,506,917)
Net income (loss) as a percent of net sales	17%	(11%)
Income (loss) per share - basic	$0.38	($0.36)
Income (loss) per share - diluted	$0.24	($0.36)

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	For the Three Months Ended March 31,
	2006	2005
Revenues:
Net sales	$2,812,749	$3,274,492
Other income	0	0
Total revenues	$2,812,749	$3,274,492
Gross profit on net sales	1,278,766	1,900,565
Gross profit margin	45%	58%
Net cash provided by operating activities	193,592	610,092
Net cash used in investing activities	(7,569)	(24,244)
Net cash used in financing activities	(181,481)	(29,420)
Net income (loss)	($1,079,360)	($180,949)
Net income (loss) as a percent of net sales	(38%)	(6%)
Income (loss) per share - basic	($0.13)	($0.04)
Income (loss) per share - diluted	($0.13)	($0.04)

For the year ending December 31, 2006, our principal working capital requirements will be the payment of normal recurring operating costs and scheduled debt service payments.  Management believes that the debt restructure of our obligations to Harman, which is discussed elsewhere herein, will help us meet these requirements from expected operating cash flows.

Three Months Ended March 31, 2006 Compared To The Three Months Ended March 31, 2005

Net Sales.  Net sales during the three months ended March 31, 2006 were $2.8 million compared to $3.3 million during the comparable period in 2005, reflecting a decrease of 14% caused by the manufacturing consolidation.  We currently have a backlog of approximately $1.7 million and have begun to increase our capacity by contracting with subcontractors to do our low level assembly with the final assembly being processed in our Tempe plant.  Our aim is to be more responsive to our customers demand for our products while increasing our efficiencies.

Gross Profit.  Gross profit margin was 45% of net sales for the three months ended March 31, 2006 compared to 58% for the same period in 2005.  The decrease in gross profit is due in part to the transition from manufacturing in San Leandro, California to manufacturing in Tempe, Arizona.  Due to the transition, we increased our variable costs associated with set up and final test.

Selling, General and Administrative.  Selling, general and administrative expenses (“SG&A”) for the three months ended March 31, 2006 was $1,341,000, a decrease of 2% compared to $1,365,000 for the first quarter of 2005.  As a percentage of net sales, SG&A was 48% for the three months ended March 31, 2006 as compared to 42% for the same period in 2005.  Included in the $1,341,000 expense report for March 31, 2006, was approximately $116,000 in one-time charges related to moving expenses.  The decrease in SG&A expense is due primarily to the reduction in accrued variable option expense of $211,800 recorded for three months ended March 31, 2006, caused by the decrease in the Company’s stock price by $0.12 per share during the same period. Excluding the accrued variable option expense associated with the repriced options, SG&A would have been $1,553,000, an increase of 14% compared to the first quarter of 2005.

Research and Development.  Research and development expense was $470,000 for the three months ended March 31, 2006, an increase of 18% compared to $398,000 for the same period in 2005.  The increase resulted primarily from an increase in salaries and licensing associated with our software development for our PC based products.

Other Expense.  Other expense, net for the three months ended March 31, 2006 was $523,000 of which $57,000 represents interest expense and $466,000 represents primarily expensed options associated with convertible debt and the expense for shares issued under Harman’s anti-dilution rights which were incurred during the three

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months ended March 31, 2006.  Other expense, net for the three months ended March 31, 2005 was $281,000, of which $266,000 represented interest expense.  Total interest expense was $56,000 for the three months ended March 31, 2006, a 79% decrease from $266,000 reported for the same period in 2005.  The decrease is associated with the Harman restructure.

Net Loss.  Net loss was $1,079,360 for the three months ended March 31, 2006 compared to $181,000 for the same period in 2005.  The increase in net loss is primarily a result of decreased net revenue along with increased manufacturing costs associated with our Company’s consolidating its manufacturing into its new corporate headquarters.

Year Ended December 31, 2005 Compared To Year Ended December 31, 2004

Net Sales.  Net sales for the year ended December 31, 2005 were $15.2 million compared to $13.2 million in 2004, an increase of 13%.  The increase in net sales was primarily attributable to a demand for our higher end products, particularly our newest product, the FM Optimod 8500.

Sales for the years ended December 31, 2005 and 2004 were conducted primarily through wholesale distributors and dealers.  In 2005, one of our largest customers, Harris Corporation, accounted for approximately 23% of net sales, and in 2004, accounted for approximately 19% of net sales.  Broadcast Supply Worldwide accounted for just over 12% of our net sales for 2005, representing an increase of 4% over 2004.

International sales in 2005 and 2004 totaled $6,703,068 and $8,262,278, respectively, or approximately 44% and 62%, respectively, of our total sales during those years.  Prior to our acquisition of the assets of Dialog4 on January 18, 2002, we required that all export sales be paid in U.S. currency. After the acquisition was completed, we require that sales from our German office be paid in either Euros or U.S. Currency. All other export sales are in U.S. currency.  The primary reason for the decrease in international sales in 2005 was the modest increase in the value of the U.S. dollar over the Euro along with an overall reduced demand for our products internationally.

Gross Profit.  Gross profit margin for the year ended December 31, 2005 was 58% compared to 54% for 2004, or $8.8 million in 2005 compared to $7.2 million in 2004.  The increase was primarily attributable to an increase in inventory reserves of $268,000 recorded in 2004 which compares to the increase in inventory reserves of $100,000 in 2005.  Had there not been an increase in the inventory reserve, we would have reported a gross profit of 56% or $7.5 million for 2004 compared to 58% or $8.9 million for 2005 respectively.  The overall increase in the gross profit as percentage to net revenue is primarily attributed to increased demand for our products, coupled with our ability to increase production runs and reduce costs associated with set up and labor. Contributing factors also include a percentage decrease in our variable expenses as a result of larger quantity material purchases, creating a modest discount in the unit price.

Selling, General and Administrative.  Total selling, general and administrative expenses (SG&A) in 2005 were $6.0 million, an increase of 12% as compared to the $5.3 million in 2004. In 2005, we received an accrued compensation expense because of an increase in our share price relative to stock options that we re-priced in December 2004. As a percentage of net sales, SG&A decreased 1% to 39% for the year ended December 31, 2005 from 40% in 2004.  The increase in SG&A expense is due primarily to the $388,000 recorded in 2005, which represents the accrued compensation expense referred to above. Some of the increase is also due in part to the variable component of SG&A relating to our domestic and international sales and marketing expenses. We have increased our marketing staff and our efforts in 2005 as compared to the prior year. An accrual of approximately $246,000 of commission to Robert Orban was reserved in 2005 that had been accrued pending completion of contract negotiations.

Research and Development.  Research and development expense was $1.6 million and $1.4 million for the years ended December 31, 2005 and 2004, respectively. As a percentage of net sales, research and development decreased 1% to 10% for the year ended December 31, 2005 from 11% in 2004.

Other Income (expense), Net.  Other income (expense), net, for the year ended December 31, 2005 was approximately $1,552,000 of which $2,119,000 was other income resulting from the gain on the restructure of our debt to Harman.  This amount was offset, in part, by an interest expense of $478,000.  Other expense net of other income for the year ended December 31, 2004 was $1,876,000, of which $681,000 represents the amount awarded by the arbiter to Dialog4 for its cost and fees incurred in connection with Dialog4’s arbitration with us.  Included is an amount of liability to a third party vendor to Dialog4 and the labor dispute between us and Mr. Burkhardtsmaier which was later included in the overall settlement with Dialog4.

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Total interest expense for 2005 was $478,000 of which $386,000 represented interest to Harman. For the year ended December 31, 2004, total interest expense was $1,115,000 of which $998,000 represented interest to Harman.  The decrease in interest expense is attributable to the restructuring of our debt owed to Harman.

Net Income (loss).  In 2005, we reported a net income of $2,583,906 compared to a net loss of $1,507,000 for 2004. The net income was primarily attributed to our ability to restructure the debt we owe Harman as a result of our acquiring the assets of Orban, Inc.

Liquidity and Capital Resources

We had negative working capital of approximately $2.1 million at March 31, 2006, and the ratio of current assets to current liabilities was .63 to 1.  At December 31, 2005, we had negative working capital of approximately $1.6 million and a current ratio of .69 to 1.  The decrease in working capital is attributable to an increase in accrued expenses including accrued salaries and benefits.

We generated a net income of $2,583,906 for the year ended December 31, 2005 compared to a  net loss of $1,506,917 reported in 2004. Our 2005 financial results are primarily attributed to our ability to restructure the debt we owe Harman. During 2004, expenses associated with servicing the Harman debt strained our liquidity making it difficult for us to focus on our core competencies.  We restructured our indebtedness owed to Harman pursuant to documents we executed on April 29, 2005. Under the terms of our debt agreements with Harman in effect prior to the restructure of our debt, Harman was able to demand, at any time, that we immediately pay in full the outstanding balance of our debt, which prior to the restructure was $8.5 million.  If this had happened, we would likely have been forced to file for protection under Chapter 11 of the U.S. Bankruptcy Code.  Our financial results have strained our liquidity making it difficult to service our debt with Harman and other lenders. While we have continued to close loans with lenders to finance operations, there is no certainty that we will be able to borrow additional sums in the future. Our difficulties in meeting our financing needs and our negative working capital position resulted in our independent registered public accountants adding a “going concern” emphasis paragraph to their report on our financial statements for the years ended December 31, 2005 and 2004 by including a statement that such factors raise substantial doubt about our ability to continue as a going concern.

On October 12, 2004, we executed a letter agreement with Harman, whereby our indebtedness to Harman, then in an amount of almost $8.5 million plus an additional $1.0 million of accrued but unpaid interest, would be restructured, subject to certain conditions including the execution by the parties of definitive documents, which were executed on April 29, 2005.  Consequently, our financial statements for the fiscal year ended December 31, 2004, including our consolidated balance sheet as of December 31, 2004, did not reflect the debt restructure.  The effect of the debt restructure was first reflected in our unaudited consolidated financial statements for the fiscal period ending June 30, 2005, which is the period that includes the date (April 29, 2005) on which the restructure was completed and definitive documents executed.  Those financial statements are included in our quarterly report on Form 10-QSB for the period ending June 30, 2005.  The restructure documents provide that the debt restructure will be effective as though it had occurred October 1, 2004 (the beginning of the fiscal period during which the letter agreement was executed).

The restructure is encouraging because it reduced our debt service to Harman by approximately $824,000 a year. Our previous financial results coupled with the Harman debt service (prior to the debt restructure) strained our liquidity. We are optimistic the restructure will allow us to focus on operations and generate growth.

The debt restructure transaction reduced our total debt to Harman to just over $3.2 million.  In addition, the restructured debt is a long-term obligation, compared to the demand note status of the entire $9.5 million debt (which figure includes $1.0 million of accrued but unpaid interest) prior to the restructure.

In October 2004, we paid Harman a $1,000,000 principal payment as a condition to restructuring the remaining indebtedness. The funds for this payment came from two sources: (i) $300,000 came from cash generated from our operations and (ii) $700,000 came from a short term loan from Jayson Russell Brentlinger, the father of our President and CEO.  See Note 5 of “Notes to Consolidated Financial Statements.”

Prior to the debt restructure, our debt to Harman bore interest at a rate of 12.0% per annum.  As part of the debt restructure, Harman waived all interest accrued after April 1, 2003 in excess of 6.0% per annum. On September 30, 2004, the accumulated accrued interest before the restructure was $1,012,910, of which $763,380 was waived.  The remaining $249,530 of accrued interest was added to the total outstanding principal balance of our indebtedness to Harman.  After giving effect to the $1,000,000 principal payment, the principal amount due Harman by us was

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$7,482,000.  Adding the remaining unpaid interest of $249,530 to principal resulted in a total unpaid principal loan balance of $7,731,530 as of September 30, 2004.

In April 2005 Harman exchanged $2,104,000 of the remaining indebtedness for 2,104,000 shares of our common stock, which shares Harman then sold to our President and Chief Executive Officer for $1,000,000.   Payment was made by delivery of a promissory note due and payable on September 30, 2007.  Harman’s recourse for non-payment under the note is limited to a security interest in the shares purchased.

Harman also exchanged an additional $2,400,000 of the remaining indebtedness for 19% of the shares of our common stock.  Harman received approximately 1,509,000 shares at the time of the restructure, based on the issued and outstanding stock of the Company on that date.  Harman will also receive additional shares equaling 19% of the amount of any stock which is issued in the future as a result of exercise of options in existence on the date of the restructure.  This will result in the issuance of 815,927 additional shares to Harman, if all currently outstanding options are exercised.  In addition, if Jayson Russell Brentlinger, who holds the $700,000 note described above, elects to convert the note into shares of common stock, Harman will receive additional shares such that Harman will continue to own 19% of the shares of our common stock.  Harman will have no right to additional stock as the result of new stock issuances occurring after the date of restructure.

The remaining $3,227,530 of indebtedness owed to Harman, after giving effect to the transactions described above, is  evidenced by a new note that (i) renews and extends (but does not extinguish) our indebtedness owing to Harman and (ii) reduces the interest rate on the debt to 6.0% per annum, with interest payable monthly in arrears.  Principal repayment of the note is amortized over a five year period, and the final principal payment is due September, 2009.  The Company is required to make monthly principal payments of $66,667 through September 2005; $37,500 commencing in October 2005 through September 2007; $41,666 commencing October 2007 through September 2008 and payments of $118,961 commencing October 2008 through September 2009. Our indebtedness to Harman is secured by a security interest covering all of our assets.

In recording the restructure, the obligation to Harman for unpaid interest was not eliminated, but was reduced to equal the aggregate future 6.0% interest payments scheduled under the restructured obligation; accordingly, no additional interest expense will be recorded while the restructured obligation is outstanding.

With the Harman debt restructure completed, management believes that it will be able to use projected cash flows to meet current operational needs and make  the scheduled principal and interest payments due Harman.

We owe Solectron GmbH $227,107 as of March 31, 2006. This obligation is a result of claims originating between Solectron GmbH and Dialog4. On January 20, 2004, we renegotiated the terms and agreed to pay monthly installments of principal and interest in the amount of $25,000 with the final installment being due October 15, 2005 in the amount of $15,681.  We currently owe Solectron $227,107 because we have not received $233,000 of inventory pursuant to the materiality agreement entered into between Dialog 4 and Solectron for which we were found to be responsible.  As of December 31, 2005, we have paid Solectron $487,830 in principal and $72,733 in interest.  C. Jayson Brentlinger, President, Chief Executive Officer and Chairman of the Company has also signed a personal guarantee under the revised Settlement Agreement. We further agreed to indemnify Mr. Brentlinger should he be required to make any payment under this guarantee. The inventory of $233,000 is reported in other assets pending delivery of that amount by Solectron.

On March 30, 2005, we and Dialog4 agreed upon settlement terms for all disputes between us. We paid Dialog4 $490,000 on April 15, 2005 when the settlement papers were signed and have paid an additional $475,000 on April 1, 2006. On March 31, 2006, Jayson Russell Brentlinger, the father of C. Jayson Brentlinger, our Chief Executive Officer, President and Chairman, loaned us $475,000, secured by a demand note (the “Note”).  All of the proceeds of the Note were used to pay the April 2006 installment of our obligation with Dialog4.  The Note is payable within 30 days upon demand and has an interest rate of 11.5%.  In addition, Jayson Russell Brentlinger may, at any time, convert the then outstanding principal of the Note into either common shares at $0.50 per share, or cumulative preferred shares $100, par value per share. A holder of the preferred shares will be entitled to an 11.5% dividend per annum payable monthly.  The preferred shares are convertible into our common shares at a price of $0.50 per share and may be redeemed by us at any time.  If, before March 31, 2007, we satisfy the Note and Jayson Russell Brentlinger has not exercised his right to convert the then outstanding principal of the Note, then Jayson Russell Brentlinger will be awarded options to purchase 950,000 shares of our common shares at a purchase price of $0.50 per share.  If such options are granted, those 950,000 options will expire on March 31, 2007.

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As part of the Dialog4 settlement, we agreed to resolve a separate employment dispute being litigated in Germany with Berthold Burkhardtsmaier.  When Mr. Burkhardtsmaier resigned from our Board of Directors, we agreed to pay him approximately $421,200 through monthly installments of $7,020 for 60 months.  See Note 6 of “Notes to Consolidated Financial Statements.”

The table below summarizes our contractual commitments under leases, debt instruments and employment contracts over the next five years, as of December 31, 2005.  We have no fixed commitments to purchase inventory or materials, and no commitment extends beyond 2012.

	2006	2007	2008	2009	2010	2011
Solectron	$227,107
Dialog4	566,159	$84,240	$84,240	$84,240	$21,060
Avocet	27,367
Note to private investor					200,000
Vendor notes	190,663
Employee note	2,000
Orban acquisition note to shareholder		180,000
Harman	487,500	462,498	737,576	1,064,956
Employment Agreements	1,075,000	1,075,000	1,075,000	1,075,000	447,900
Equipment and property leases	758,278	410,816	412,563	308,550	317,262	$325,974
Total	$3,334,008	$2,212,554	$2,309,379	$2,532,746	$986,222	$325,974

Accounts receivable were $706,000 at March 31, 2006 compared to $700,000 at December 31, 2005, representing a net increase of $6,000 or 1%.  The increase is primarily due to increased sales in March, 2006.  Accounts receivable for December 31, 2005 ($700,000) compared to December 31, 2004 ($578,000) reflect an 18% increase, primarily due to the increased sales in 2005 coupled with our customers not taking the prepayment discount of 5%.  Our allowance reserve was $33,000 at both the year ended December 31, 2005 and 2004. Maintaining our current reserve for the allowance of doubtful accounts was attributable to the general economic upturn which began in the latter half of 2002, and which we expect to continue until at least the fourth quarter of 2006.

Total inventories were $2,721,000 at March 31, 2006 compared to total inventories of $2,688,000 at December 31, 2005.  The increase of $33,000 or 1% is due in part to an increase in raw materials and work in process to reduce our backlog.  Total inventories at December 31, 2005 ($2,688,000) compared to December 31, 2004 ($2,373,000) reflect an increase in the value of inventory of $315,000, or 12%, primarily due to the need to meet increased customer demand while being more responsive in our ability to fulfill orders and the need to transition into the new consolidated manufacturing facilities. The increase in inventory would have been higher had we not increased our inventory reserves by $100,000 and $268,000 in 2005 and 2004, respectively.  The primary increase in inventory was attributable to an increase of $266,000 of raw materials in 2005 over 2004.

Working capital generated from 2006 operations will be used to service our commitments as detailed above, including our obligations to Harman and Dialog4. We will also use our working capital to finish consolidating our U.S. based manufacturing into our new corporate headquarters. Any excess working capital generated from 2006 operations will be applied to expand our business operations or for general working capital purposes. The terms of the Harman debt restrict our ability to obtain third party financing.  Accordingly, our ability to expand and generate additional revenue will primarily depend on our ability to generate sufficient working capital from operations.  We will closely monitor our working capital in 2006 as we evaluate any expenditures related to expansion.

Sales to Major Customers and Export Sales

We sell our products primarily through wholesale distributors and dealers.  We recognize revenue generally upon shipment of products to customers.  In 2005, one of our largest customers, Harris Corporation, accounted for

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approximately 23% of net sales.  In 2004, Harris accounted for approximately 19% of net sales.  Broadcast Supply Worldwide accounted for approximately 12% of our net sales for 2005, and 8% in 2004. Our dependence on a small number of relatively large customers increases the magnitude of fluctuations in our operating results particularly on a period to period, or period over period, comparison basis.

In recent years, the radio and television industry in the United States has experienced a great deal of consolidation of ownership.  In the last five years alone, four large corporations have acquired the vast majority of radio stations in the United States.  This control gives these corporations substantial ability to demand discounts from equipment distributors and manufacturers.

International sales in 2005 and 2004 totaled $6,703,068 and $8,262,278, respectively, or approximately 44% and 62%, respectively, of our total sales during those years.  Prior to our acquisition of the assets of Dialog4 on January 18, 2002, we required that all export sales be paid in U.S. currency. After the acquisition was completed, we require that sales from our German office be paid in either Euros or U.S. Currency. All other export sales are in U.S. currency.  The primary reason for the decrease in international sales in 2005 was the modest increase in the value of the U.S. dollar over the Euro along with an overall reduced demand for our products internationally.

Our export sales by region are as follows:

Region	2005	%	2004	%
Europe	$3,900,907	58%	$4,453,434	54%
Pacific Rim	1,397,436	21	2,064,585	25
Latin and South America	846,475	13	848,466	10
Canada and Mexico	461,520	7	584,072	7
Other	96,730	1	311,721	4
Total	$6,703,068	100%	$8,262,278	100%

The Latin and South America market consists largely of privately owned radio stations, and we do not foresee any changes in this trend.

While radio ownership in the Western European market is predominantly private, this market is largely mature and is not characterized by a large amount of growth.  Conversely there is some potential growth in the Eastern European market as more and more radio and TV stations become private and commercialized, however, we can not predict the rate at which this market will grow nor the ultimate size of this market.

The Indian market is beginning to implement private radio ownership, and this market may become more substantial and present opportunities for us in the future.  However, we can not predict the rate at which this market will grow nor the ultimate size of this market.

Given the price sensitivity in the Asian markets (including China), we expect that our analog products, as opposed to our digital products, will be more suited to such markets. We expect a continued demand for our analog products in Asia, but can not predict such continued demand.

Critical Accounting Policies and Estimates

SUMMARY

The consolidated financial statements include our accounts and transactions as well as our wholly-owned subsidiaries. All significant inter-company transactions and balances are eliminated in consolidation.  The preparation of consolidated financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent liabilities. On an on-going basis, we evaluate estimates, including those related to revenue recognition, product returns and allowances, bad debts, inventory valuation, goodwill and intangible assets, income taxes, options, warranty provisions, contingencies and litigation. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual amounts may differ from these estimates under different assumptions or conditions. We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements.

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REVENUE RECOGNITION

Sales of products are generally recognized upon shipment to our customers. Stated terms of each sale are generally FOB shipping point and title for the product transfers to the customer upon shipment. Shipping and handling costs are included in selling expenses net of amounts invoiced to the customer per the order. Our products generally carry a warranty. These costs are accrued at the point of shipment and, at December 31, 2005, we had a reserve for returns of $122,000.

ALLOWANCE FOR DOUBTFUL ACCOUNTS

Three of our customers represented an amount greater than 10% of revenues or accounts receivable in fiscal 2005 and fiscal 2004.  We maintain allowances for doubtful accounts for estimated losses resulting from the inability of our customers to make required payments.  If the financial condition of our customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required. We do not request collateral from our customers, but collectibility is enhanced through the use of discounts for cash-in-advance payments. We assess collectibility based on a number of factors including, but not limited to, past transaction history with the customer, the credit-worthiness of the customer, independent credit reports, industry trends and the macro-economic environment. As of December 31, 2005 and 2004 we maintained an allowance for doubtful accounts of approximately $33,000.

INVENTORIES

Inventories are valued at the lower of cost or market using the first-in, first-out (FIFO) method.  On a regular basis we review our inventories for slow-moving and obsolete items and adjust the value of such inventory to our estimated net realizable value.  As of December 31, 2005 and 2004, we reserved for slow-moving and obsolete inventory of approximately $1,909,000 and $1,809,000, respectively.

We believe that the mix of inventory reflects the current customer demand for products. We have several hundred suppliers for both manufactured and distributed components and products.  We feel that there are many sources for component suppliers, and maintain a listing of alternative sources for many critical parts.  No assurances can be given as to maintaining a supply from any one distributor.  We have no information indicating that any distributor intends to reduce or discontinue products we purchase.

LONG LIVED ASSETS, INTANGIBLE ASSETS AND GOODWILL

We adopted SFAS No. 141, “Business Combinations”, and SFAS 142, “Goodwill and Other Intangible Assets,” effective January 1, 2002.  Under these standards, all acquisitions subsequent to June 30, 2001 must be accounted for under the purchase method of accounting, and purchased goodwill is no longer subject to amortization.  Rather, it is subject to periodic impairment tests based on its fair value.  Goodwill represents the excess cost over the fair value of tangible net assets and is recorded on the consolidated balance sheet in other assets.  We review the carrying value of the goodwill annually and at other times when facts or circumstances indicate that the recorded amount of goodwill may be impaired.  If this review indicates that goodwill is not recoverable, our carrying value of the goodwill is reduced by the estimated shortfall.  As of December 31, 2005, no impairment has been recorded.

INCOME TAXES

As part of the process of preparing the consolidated financial statements, we are required to estimate our income taxes in each of the jurisdictions in which we operate. This process involves estimating our actual current tax exposure together with assessing temporary differences resulting from differing treatment of items, such as depreciation, amortization, and inventory reserves, for tax and accounting purposes. These differences result in deferred tax assets and liabilities. We must then assess the likelihood that our deferred tax assets will be recovered from future taxable income and, to the extent we believe that recovery is not likely, we must establish a valuation allowance.  In the event that actual results differ from these estimates, or we adjust these estimates in future periods, we may need to establish an additional valuation allowance which could materially impact our financial position and results of operations.

In determining the amount of the valuation allowance, we consider estimated future taxable income as well as feasible tax planning strategies in each jurisdiction. If we determine that we will not realize all or a portion of our deferred tax assets, we will increase our valuation allowance with a charge to income tax expense. Conversely, if we

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determine that we will ultimately be able to realize all or a portion of the related benefits for which a valuation allowance has been provided, all or a portion of the related valuation allowance will be reduced with a credit to income tax expense.

At December 31, 2005 and 2004, valuation allowances totaling $3,007,300 and $4,065,200, respectively, were recorded, which related to, among other items, federal and state net operating losses and federal general business credit carry forwards for which the utilization is not reasonably assured.  Net operating loss carryforwards of approximately $6,079,000, which will expire through 2024, are available for federal income tax purposes.

OPTIONS

On January 1, 2006, we adopted Statement of Financial Accounting Standards No. 123R, “Share-Based Payment,” which requires employee stock options to be accounted for under the fair value method and eliminates the ability to account for these instruments under the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” which was allowed under the original provisions of FAS No. 123, “Accounting for Stock-Based Compensation.” Prior to the adoption of FAS No. 123R and as permitted by FAS No. 123 and FAS No. 148, “Accounting for Stock-Based Compensation Transition and Disclosure,” we elected to follow APB 25 and related interpretations in accounting for our employee stock options and implemented the disclosure-only provisions of FAS No. 123 and FAS No. 148. Under APB 25, stock compensation expense was recorded only when the exercise price of employee stock options was less than the fair value of the underlying stock on the date of grant.

We adopted FAS No. 123R using the modified prospective method. Under this transition method, stock compensation expense for the first quarter of 2006 included the cost for all share-based payments granted prior to January 1, 2006, as well as those share-based payments granted subsequent to December 31, 2005. This compensation cost was based on the grant-date fair values determined in accordance with FAS No. 123 and FAS No. 123R, which we estimate using the Black-Scholes option pricing model and recorded in selling, general and administrative expenses. Results for prior periods have not been restated.

For the first quarter of 2006, stock option expense charged against income for the first time was $53,718, or approximately $0.01 per diluted share.

Substantially all options have been issued in connection with loan transactions. All options issued vested immediately. The expected life of each grant is generally estimated to be a period approximately one half of the exercise period, plus one year, for all periods presented. Expected volatility of our stock price is based generally on historical volatility after the completion of the Harman debt restructure. The estimated fair value is not intended to predict actual future events or the value ultimately realized by employees who receive equity awards.

Recent Accounting Pronouncements

 SFAS No. 123 (Revised 2004 as SFAS No. 123R), “Share-Based Payment,” was issued in December 2004.  SFAS No. 123R is a revision of FASB Statement 123, “Accounting for Stock-Based Compensation”, and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance, which allowed companies to use the intrinsic method of valuing share-based payment transactions.  SFAS No. 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123R requires the measurement and recording of the cost of employee services received in exchange for awards of equity instruments, including grants of employee stock options, to be based on the fair-value method as defined in Statement 123R.  Pro forma disclosure is no longer an alternative.  That cost will be recognized over the period during which an employee is required to provide service in exchange for the award.  This statement is effective as to the Company commencing with the reporting period that begins January 1, 2006.

SFAS No. 151, “Inventory Costs,” an amendment of ARB No. 43, Chapter 4, was issued in November 2004.  SFAS No. 151 clarifies that abnormal amounts of idle facility expense, freight, handling costs and spoilage should be expensed as incurred and not included in overhead.  Further, SFAS No. 151 requires that allocation of fixed and production facilities overhead to conversion costs should be based on normal capacity of the production facilities.  The provisions of SFAS No. 151 are effective for fiscal years beginning after June 15, 2005.  We do not expect the adoption of SFAS No. 151 to have a material effect on our results of operations or financial condition.

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SFAS No. 154, “Accounting Changes and Error Corrections,” a replacement of APB Opinion No. 20, “Accounting Change,” and Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements,” was issued in May 2005.  SFAS No. 154 changes the requirements for the accounting and reporting of a change in accounting principle.  Previously, most voluntary changes in accounting principles were recognized by way of a cumulative effect adjustment within net income during the period of the change.  SFAS No. 154 requires retrospective application to prior periods’ financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change.  SFAS No. 154 is effective for accounting changes made in fiscal years beginning after December 15, 2005.  However, SFAS No. 154 does not change the transition provisions of any existing accounting pronouncements.  We do not expect the adoption of SFAS No. 154 to have a material effect on our results of operations or financial condition.

The FASB has issued FASB Statement No. 155, “Accounting for Certain Hybrid Instruments.” This standard amends the guidance in FASB Statements No. 133, “Accounting for Derivative Instruments and Hedging Activities,” and No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” Statement No. 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. We do not engage in transactions that would be affected by this statement.

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DESCRIPTION OF BUSINESS

Overview and Debt Restructure in April 2005.

We develop, manufacture and market electronic audio processing, transmission encoding and noise reduction equipment for the worldwide radio, television, cable, Internet and professional audio markets.  Our main product lines control the audio quality and range of radio, television, cable and Internet audio reception and allow radio and television stations to broadcast in mono and stereo. We conduct business through two sets of operations, our Orban operations and, our CRL operations, and we generally refer to our company on the whole as “CRL”. Our Orban operation manufactures and markets audio processing equipment, primarily using digital technology, under the Orban, Optimod, Audicy and Opticodec brand names.  Our CRL operation also manufactures and markets audio processing equipment, primarily using analog technology, under the CRL, Millennium, TVS and Amigo brand names.  We believe that both operations are associated within the industry with innovative and quality broadcast equipment solutions.

We were founded in 1974 as a broadcast industry consulting company.  Building upon our understanding of the broadcast industry’s needs, we expanded into product development and manufacturing and were incorporated in Arizona in March 1978.  Since the introduction of our first product, which was designed to improve the “coverage and quality” of AM radio stations, we have been committed to improving broadcast quality.  We were a major participant in the National Radio Systems Committee (NRSC), which developed the standards for AM radio stations that were adopted by the Federal Communications Commission (FCC).  We are a member of the National Association of Broadcasters (NAB).  The NAB is the world’s largest broadcasters’ association, offering a wide variety of services to radio and television stations as well as organizations that provide products and/or services to the broadcast industry.

On May 31, 2000, we acquired the assets of Orban, Inc., which was then a wholly-owned subsidiary of Harman, including the rights to the name “Orban.”  Since its founding in 1974, Orban has been a producer of audio editing and processing equipment.  Today, Orban is a manufacturer of broadcast transmission audio processing equipment.  Because approximately 80% of our historic CRL products are analog and 80% of Orban’s products are digital, our acquisition of Orban has combined two complementary product lines.  We are now in a position to offer a full range of digital and analog audio processing products at multiple price points.  Additionally, we benefit from cost savings produced by combined research and development, marketing, sales and administration, manufacturing efficiencies and cross-selling opportunities.  Our objective is to grow through constant redesign of our existing products and to keep pace with technological improvements through expansion into the emerging markets of digital audio broadcasting (DAB), digital television (DTV), cable television and Internet-related audio delivery.

We generated a net income of $2,583,906 for the year ended December 31, 2005 compared to a  net loss of $1,506,917 reported in 2004. Our 2005 financial results are primarily attributed to our ability to restructure the debt we owe Harman as a result of our acquisition of Orban, Inc. During 2004, the expense associated with servicing the Harman debt strained our liquidity making it difficult to focus on our core competencies.  In order to alleviate the strain on our liquidity, we restructured our indebtedness to Harman pursuant to documents executed on April 29, 2005. Prior to the debt restructure Harman was able to demand, at any time, that we immediately pay in full the outstanding balance of our debt ($8.5 million).  Had Harman made such a demand, we would likely have been forced to file for protection under Chapter 11 of the U.S. Bankruptcy Code.  As a result of (i) our inability to pay $8.5 million in principal and $1.0 million in accrued interest (as of December, 2004) to Harman, (ii) our difficulties in meeting our financing needs, and (iii) our negative working capital position, our independent registered public accounting firm included a statement that such factors raise substantial doubt about our ability to continue as a going concern.

On October 12, 2004, we executed a letter agreement with Harman, whereby our indebtedness, then in an amount of almost $8.5 million in principal and $1.0 million of accrued but unpaid interest, would be restructured, subject to certain conditions, including the execution by the parties of definitive documents.  These documents were executed on April 29, 2005.  Consequently, our financial statements for the fiscal year ended December 31, 2004, including our consolidated balance sheet as of December 31, 2004, did not reflect the debt restructure.  The effect of the debt restructure was first reflected in our unaudited consolidated financial statements for the fiscal period ending June 30, 2005, which is the period that includes the date (April 29, 2005) on which the restructure was completed and definitive documents executed.  The restructure documents provide that the debt restructure will be effective as

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though it had occurred October 1, 2004 (the beginning of the fiscal period during which the letter agreement was executed).

The Harman debt restructure consisted of:

A $1,000,000 payment on the outstanding principal in October 2004.  The funds for this payment came from $300,000 generated from our operations, and $700,000 from a short-term loan from the father of our President and Chief Executive Officer.  The note has an interest rate of 11.5% per annum payable monthly. Any and all of the $700,000 short-term loan can be converted into 1,400,000 shares of common stock at $0.50 per share at anytime until the loan is repaid. No unpaid accrued interest can be converted into shares of common stock.

Also, Harman waived all interest accrued after April 1, 2003 in excess of 6.0% per annum, which resulted in Harman waiving $763,380 of $1,000,000 in accrued interest.  The remaining $249,530 in accrued interest was added to the outstanding principal balance of the debt.

In addition, Harman exchanged $2,104,000 of indebtedness for 2,104,000 shares of our common stock, which Harman then sold to our President and Chief Executive Officer for $1,000,000.  Payment was made by delivery of a promissory note due and payable on September 30, 2007.  Harman also exchanged an additional $2,400,000 of indebtedness for 19% of the shares of our common stock, which consisted of approximately 1,509,000 shares at the time of the restructure.  This exchange included an anti-dilution provision, which entitles Harman to receive additional shares equaling 19% of the amount of any shares that are issued as a result of exercise of options in existence on the date of the restructure. This will result in the issuance of 815,927 additional shares to Harman, if all currently outstanding options are exercised.  Also, if Jayson Russell Brentlinger, the father of our President, Chief Executive Officer and Chairman, who holds the $700,000 loan, elects to convert the obligation into shares of common stock, Harman will receive additional shares such that Harman will continue to own 19% of the shares of our common stock. Harman will have no right to additional shares as the result of new share issuances occurring after the date of the restructure.

The remaining $3,227,530 of indebtedness, after giving effect to the transactions described above, is evidenced by a new note, secured by a security interest covering all of our assets, that (i) renews and extends (but does not extinguish) the indebtedness owed to Harman, and (ii) reduces the interest rate on the debt to 6.0% per annum, with interest payable monthly in arrears.  Principal repayment of the note is amortized over a five year period, and the final principal payment is due September, 2009.

The debt restructure is encouraging because it reduced our debt service to Harman by approximately $824,000 a year.  In addition, the restructured debt is a long-term obligation, compared to the demand note status of the previous debt structure.

In recording the restructure, the obligation to Harman for unpaid interest was not eliminated, but was reduced to equal the aggregate future 6.0% interest payments scheduled under the restructured obligation.  Accordingly, no additional interest expense will be recorded while the restructured obligation is outstanding.

Industry Overview

Audio Processing

The audio processing equipment that we produce is used by radio and television stations, recording studios and Internet webcasters.  Audio processing enhances the clarity of a radio signal, boosts loudness and increases a broadcast station’s coverage area.  Our equipment “repackages” audio signals produced by microphones, recordings and other audio sources.  The equipment alters such signals to control audio loudness and tonal balance (equalization) prior to transmission.  Audio processing shapes the audio sound wave when it is in electrical impulse form before it is transmitted by a carrier wave.

Most governments throughout the world require radio and television broadcast stations to control their signal’s modulation level and occupied bandwidth.  Radio and television stations must utilize audio processing to comply with these governmental regulations as well as to improve the quality of their signals.  According to the FCC, there were approximately 13,500 radio stations and approximately 4,500 television stations licensed in the United States as of December 31, 2005.  The Information Resource Center of the National Association of Broadcasters, using data compiled by the Central Intelligence Agency, calculated the number of radio stations and television stations worldwide, as of January 2005, to be over 48,400 and over 19,200, respectively.  Although there

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has been consolidation in the radio industry in the United States, it is our experience based upon our sales trends that demand continues to be strong for quality audio processing equipment, although there is no trade or industry group that maintains this type of data.  Based on replacement equipment orders, we estimate that the average useful life of audio processing equipment is less than five years, and improvements in audio processing equipment cause some radio and television stations to replace equipment before the end of its useful life.

Our recently developed products, such as those related to digital audio broadcasting (DAB), are appropriate for the audio processing needs of the recording and performing industries.  Digital audio broadcasting, which is the digital delivery of broadcasting signals, enables FM radio signals to be near CD quality in terms of clarity and enables AM signals to offer sound quality that is comparable to today’s analog FM signals.  Digital audio broadcasting is widely regarded as the future of radio because it makes more efficient use of crowded airwaves, provides better sound quality and is virtually immune to interference.

The Internet

The Internet has grown rapidly in recent years, spurred by developments such as user-friendly Web browsers, the availability of multimedia PCs, the adoption of more robust network architectures and the emergence of compelling Web-based content and commerce applications.  The broad acceptance of the Internet Protocol standard has also led to the emergence of intranets and the development of a wide range of non-PC devices that allow users to access the Internet and intranets.

Much of the Internet’s rapid evolution towards becoming a mass medium can be attributed to the accelerated pace of technological innovation, which has expanded the Web’s capabilities and improved users’ experiences.  Most notably, the Internet has evolved from a mass of static, text-oriented Web  pages and e-mail services to a much richer environment, capable of delivering graphical, interactive and multimedia content.  Prior to the development of streaming media technologies, users could not play back audio and video clips until the content was downloaded in its entirety.  As a result, live Internet broadcasts were not possible.  The development of streaming media products from companies such as Microsoft Corporation and RealNetworks, Inc. enables the simultaneous transmission and playback (i.e., the Internet broadcast) of continuous “streams” of audio and video content over the Internet and intranets.  These technologies have evolved to deliver audio and video over widely used 28.8 kbps narrow bandwidth modems, yet can scale in quality to take advantage of higher speed access that is expected to be provided by xDSL, cable modems and other emerging broadband technologies.  We believe there are now over 6,100 radio stations with Internet sites.  This includes over 4,700 radio stations that are offering Webcast or streaming services.  With the Internet having no geographic limits, thereby allowing a worldwide audience to listen to existing radio stations, the potential for generating revenues can increase.  The audio quality of these Internet radio streams still lags behind that of conventional audio.  We believe that we already have many of the solutions for the audio quality issues being presented by these new formats and delivery systems, as outlined below.

Business Plan and Growth Strategy

Our strategy consists of the following:

Stream-line Operations.    We continue to work at streamlining our operations of the former Orban with our existing operations in order to achieve economies of scale, manufacturing and marketing efficiencies, reduced operational expenses and cross-selling opportunities.  The combined operation of Orban/CRL provided many new products and product lines.  Both Orban and CRL products have been and will continue to be sold through dealership networks as well as international distributors.

Manufacturing.  We are in the process of consolidating our U.S. manufacturing into our new corporate headquarters located in Tempe, Arizona. We have increased its manufacturing capacity by outsourcing most low-level assemblies and subassemblies over the past year. Final assembly and a full range of quality controls will be performed from our new headquarters. The goal is to be more responsive to customers’ demands for advanced products while increasing efficiencies and maintaining the same high standards of performance and quality that Orban and CRL have achieved over the past 35 years. We expect to incur one time charges of approximately $350,000 to realize a savings of up to $750,000 annually once the consolidation is completed. The new Tempe plant has been shipping nearly all of our U.S. manufactured products since the middle of April 2006.

As a part of this consolidation, our Northern California Research and Design Center Group will remain in San Leandro, California, just north of Silicon Valley, close to the country’s most advanced digital technology

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enterprises. We anticipate we will move the Northern California Research and Design Center into a smaller facility located near our current San Leandro plant.

We currently have a backlog of orders totaling approximately $1.8 million.

Focus on Core Audio Processing Business.  We will continue to focus on growing our core audio processing business because:

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We believe that we are a leading producer of broadcast transmission audio processing equipment for the broadcast industry;

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Although there has been consolidation in the radio industry in the U.S., it is our experience, based upon our sales trends, that demand continues to be strong for quality audio processing equipment, although there is no trade or industry group that maintains this type of data;

•

Based on replacement equipment orders, we estimate that the average useful life of audio processing equipment is less than five years, and improvements in audio processing equipment cause some radio and television stations to replace equipment before the end of its useful life; and

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We believe that our product depth, technical superiority, and strong distribution channels have positioned us to increase our market share, especially in burgeoning international markets where growth is being spurred by increased radio station usage and the issuance of new radio licenses;

Develop New Products and Acquire Additional Product Lines.  We are exploring and developing new products, such as our Opticodec line of digital encoders and decoders which gives us our first Digital Transmission System for use over the Internet, as well as Integrated Services Digital Network (ISDN), ATM and Frame Relay phone lines with its TCP/IP address ability.  We devoted approximately $1.6 million and $1.4 million to research and development in each of 2005 and 2004, respectively, primarily related to our PC based products and our Opticodec products.  We intend to continue in the future to devote a significant percentage of our revenue to research and development.  In addition, we intend when circumstances permit to make strategic acquisitions of additional product lines that are adaptable and complementary to our existing products.

Increase Penetration in Emerging Markets.  We believe that the emergence of rich multimedia capabilities, such as streaming audio and video, has significantly enhanced the effectiveness of the Web as a global mass communications medium and has accelerated the adoption of corporate intranets as a means to improve communications within enterprises.  These enhanced multimedia capabilities, combined with the unique interactive properties of the Internet, are attracting a large and expanding audience and an increasing breadth and depth of content and online commercial applications.  As the Web continues to evolve as a mass communications medium, we believe that certain types of content currently delivered through traditional media, such as radio and television, increasingly will be delivered over the Internet.  We believe that we already have many of the products for the audio quality issues being presented by these new formats and delivery systems, and we intend to leverage our technologies in the rapidly growing markets of digital audio broadcasting (DAB), digital television (DTV), cable television and Internet-related audio delivery including our Optimod-PC.

Principal Products

Our CRL operation manufactures and markets audio processing equipment, primarily using analog technology, under the CRL, Millennium, TVS and Amigo brand names. Our Orban operation also manufactures and markets audio processing equipment, but primarily using digital technology, under the Orban, Optimod, Audicy and Opticodec brand names. The combined product line can be separated into four different series or product families: FM Series, AM Series, TV Series, and other audio post-production workstations.

In 2005, our Orban products, which include our office in Germany, accounted for 98% of net sales while our CRL products accounted for the remaining 2%.  In 2004, our Orban products, including the German office, accounted for 94% of net sales and our CRL products accounted for the remaining 6%.

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The FM Series of Products

Optimod-FM 8500. The 8500 was introduced in February 2005.  The Optimod-FM 8500 is designed to be Orban's new flagship processor and the next step beyond the Optimod-FM 8400. The 8500 features versatile five-band and two-band processing for both analog FM transmission and digital radio, provides the industry's most consistent sound, track-to-track and source-to-source. This consistency allows one to create a sonic signature for transmission with the assurance that your signature will stay locked in, uniquely branding to one’s own sound. The Optimod –FM 8500 allows the customer to save money by not having to purchase more than one processor because with double the DSP horse power allows FM stations to simultaneously  transmit  iBiquity's HD Radio®, Eureka 147, or a netcast (where it works particularly well with Orban's aacPlus® Opticodec-PC® LE). The 8500 provides stereo enhancement, equalization, AGC, multiband compression, low-IM peak limiting, stereo encoding, and composite limiting.

Optimod-FM 8300. The 8300 was introduced in the spring of 2003.  It is our mid-priced digital-FM processor, replacing the Optimod-FM 8200 Signature Series in our product line. The 8300 sets a new standard for audio quality at its price point. It uses a significant amount of technology first developed for the flagship 8400 product, including window-gated dual-band AGC, a versatile equalization section, an “intelligent” clipper distortion controller, our patented “Half-Cosine Interpolation” composite limiter, and our patented ITU multiplex power controller, which is important for customers in some European countries. The 8300 will run all 8400 “low latency” presets, allowing presets to be developed on the 8400 and ported to the 8300 via the 8300’s included PC Remote software.  The 8300 is the first of our products to use a new modular control microprocessor platform, based on a 100 MHz 586-class microprocessor and offering built-in Ethernet networking. We expect to lower the cost of manufacturing and development by applying this new modular platform its new products.

Other Optimod Processors.  Our Orban division also produces other processors with fewer features at lower costs. The Optimod-FM 8200 Signature Series uses digital technology and has factory presets but can be customized for optimum sound. It also permits tailoring a signal for loudness, clarity, brightness and “punch” as required, but at lower cost. The Optimod-FM 2200 is based on technology in the Optimod-FM 8200 and offers the benefits of digital processing to stations with a modest budget. Other Optimod-FM products include the 8218, a stand-alone digital FM stereo encoder, and the 8200ST which is an adjustable compression studio chassis.

CRL Amigo-FM.  The CRL Amigo-FM Audio Processor is an integrated “one box” processing system for small to mid-size radio stations on a tight budget. It is a single unit with a dual band AGC, a variable pre-emphasis multi-band limiter, and digitally synthesized stereo generator.

Other FM products.  Other CRL FM products include the Millennium, a digital audio processor, Modulation Signature, a multi-band limiter, the SG-800A Stereo Generator, and the SCA-300B Subcarrier Generator. In addition, Orban offers the 222A, which is a stereo spatial enhancer.

The AM Series of Products

Optimod-AM 9400. We introduced Optimod-AM 9400 in September of 2005. This is our new flagship AM processor, offering independent processing for analog AM (mono or stereo) and digital channels like HD AM, netcasts, and Eureka 147.

Optimod-AM 9200.  The Optimod-AM 9200 was our top-of-the-line digital audio processor for monophonic AM radio stations, which enables the user to maximize the sound quality available within the limitations of the AM channel.

Optimod-HF 9200.  The Optimod-HF 9200 is a complete digital audio processor designed for the demanding requirements of short-wave broadcasting and “all-talk” AM radio stations that are experiencing nighttime interference problems.

Optimod-AM 9100B2.  The Optimod-AM 9100B2 is a complete audio processor with a six-band limiter and distortion-canceling clipper for stereo AM radio stations.

CRL Amigo-AM.  The Amigo AM Audio Processor is a complete stereo audio processing system, including a dual band AGC, triband limiter, and NRSC (National Radio Systems Committee) output filtering. It is designed for small to mid-size radio stations on a tight budget.

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Other AM Products.  Our CRL division also at a lower price point offers the Amigo Talk, Amigo HF, AGC-400 Automatic Gain Controller, the SEC-400 Multi-Band Compressor/Equalizer, the PMC-450 Limiter and the AM-4 Monaural Audio Processing System.

Television Products

Optimod-TV 6200.  The Optimod-TV 6200 is our top-of-the-line digital audio processor for two-channel (left and right audio channels) digital television transmissions (DTV). It provides two-band and five-band Optimod processing structures and is compatible with all digital television applications, including conventional land-based, cable or satellite distribution of mono, two-channel or Dolby Surround encoded programs.

Optimod-TV 8382.  The Optimod-TV 8382 is a digital audio processor designed for analog television audio, whether mono, stereo or dual-language, and is compatible with all monophonic and stereo broadcast systems.

Other Optimod-TV Products.  We also offer the Optimod-TV 8182A which is an analog audio processor for both stereo and monophonic analog television; the Optimod-TV 8185A, a BTSC television stereo generator; the Optimod-TV 8182A Secondary Audio Program (SAP) Generator which is primarily designed for public second language use; the Optimod-TV 8185A PRO Generator (Professional channel for non-public use); and the 275A Automatic Stereo Synthesizer which improves the sound of monophonic programs when heard on stereo or surround television systems.

CRL TVS Processors.  Our CRL division offers audio processing products for television, including the TVS-3001, a top-of-the-line stereo television processing system designed with surround sound compatibility; the TVS-3003, a digitally synthesized stereo TV generator; the TVS-3004, a Professional Channel (PRO) digitally synthesized subcarrier generator; and the TVS-3005, a digitally synthesized subcarrier generator for a secondary audio program (SAP) channel

CRL Amigo-TV.  CRL Amigo-TV is a complete audio processing solution for a variety of monophonic television applications.

Avocet Pro-Line 102A.  The Avocet Pro-Line 102A is designed for internal foldback and data transmission applications. Its single rack space design enables secure mounting in mobile broadcast facilities.

Avocet TV-2.  The Avocet TV-2 is a modular receiver capable of incorporating Main SAP and/or Pro audio. Its SAP channel incorporates full dbx decoding for the most accurate and clearest audio available. It enables the user to receive or monitor production-quality audio for many applications, including feeding SAP channel to distribute promotional spots to radio stations and feeding translators and repeaters.

Avocet AV100.  The Avocet AV100 television audio receiver features high-quality audio with professional specifications and balanced SAP and Main channel outputs. It can also be used for monitoring the Emergency Alert System, recording programming off-air, sending news promotionals to radio stations and rebroadcasting to translators.

Other Products

Optimod 6200S.  The Optimod 6200S is our digital audio processor for Internet Webcasters.

Optimod-DAB 6200.  The Optimod-DAB 6200 is the first audio processor designed specifically for digital audio broadcasting (DAB).

Audicy.  Orban manufactures and sells digital audio production and video post-production workstations under the Audicy brand name. The workstations feature a simple set of controls and other features designed to reduce customer training costs.

Opticodec.  We announced the introduction of a new line of codecs in October 2000, which are being sold under the Opticodec brand name. The term “codec” is derived from the words “enCOde” and “DECode” and represents a technology utilized in the transfer of digital data. Our Opticodec line of  products  allow our customers to send high-quality digital audio over the Internet, computer networks and special Integrated Services Digital Network (ISDN) telephone lines.

Opticodec-PC.  In March 2004, we announced Opticodec-PC, which  allows netcasters to stream audio encoded with the aacPlus® codec, which the Company licensed from its creator, Coding Technologies Inc. aacPlus

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is generally acknowledged as the highest quality codec for low bit rates. Thanks to aacPlus technology, Opticodec-PC offers entertainment-quality streaming in stereo at 32 kilobits per second, permitting audiences on dial-up Internet connections to enjoy high-quality streaming audio for the first time, while greatly reducing bandwidth costs for high-volume netcasters. Opticodec-PC comes in two versions. The professional “PE” version is bundled with our Optimod-PC audio card, and supports multiple streams. The consumer “LE” version will work with any Windows sound card, but only supports one stream and is limited to bit rates of 32 kilobits per second and below.

The Opticodec-PC family is versatile, allowing customers to stream or download to widely available free players like Winamp and RealPlayer. Opticodec-PC 1010 PE (Professional Edition) supports 3GPP streaming to mobile devices. All versions of Opticodec-PC support both HTTP and RTP-based servers, including the free Apple Darwin server, Real/Helix, SHOUTcast ® / Icecast2, and Ultravox  3®. All versions of the 1010 streaming encoder feature reliable auto-reconnect in case of network interruption and feature robust, hassle-free implementation of metadata (like artist and title information). The Opticodec-PC family is professional, industrial-strength software suitable for anything from an individual’s desktop netcast to a major organization’s multiple streaming to thousands of client players.

Other.  Our other products include stereo and monophonic gain controllers, stereo spatial enhancers, test and analysis tools, studio chassis, and other products related to our audio processing equipment.

Marketing and Customers

Our products are available to AM and FM radio stations, television stations and Internet broadcasters around the world.  According to the FCC, there were approximately 13,500 radio stations and approximately 4,500 television stations licensed in the United States as of December 31, 2004.  The Information Resource Center of the National Association of Broadcasters, using data compiled by the Central Intelligence Agency, calculated the number of radio stations and television stations worldwide, as of January 2000, to be over 44,000 and over 21,500, respectively.  Stereo broadcasting in both radio and television requires audio processing equipment.  Based on replacement equipment orders, we estimate that the average useful life of audio processing equipment is less than five years, and improvements in audio processing equipment cause some stations to replace equipment before the end of its useful life.

Sales of our products are conducted primarily through wholesale distributors and dealers.  Most distributors of our products are also distributors for other products used by radio and television stations.  None of our distributors solely distributes our products.

In recent years, the radio and television industry in the United States has experienced a great deal of consolidation of ownership. As a result, several corporations each now own a substantial number of radio and television stations. These corporations are the largest indirect purchasers of our audio processing and post-production equipment. In 2005, our largest customer, Harris Corporation, accounted for approximately 23% of net sales.  In 2004, the same customer accounted for approximately 19% of net sales.  Our second largest customer, Broadcast Supply Worldwide, accounted for just over 12% of our net sales for 2005 representing an increase of 4% from 2004. Harris Corporation and Broadcast Supply Worldwide are suppliers and distributors of broadcast equipment. We rely to a large extent on replacement orders placed by existing customers. In 2005, our domestic customers account for approximately 43% of our sales revenues, while foreign customers accounted for 57% of our net sales revenue. In 2004, our domestic customers accounted for approximately 38%, while our foreign customers accounted for approximately 62% of our net sales revenue. Our dependence on a small number of relatively large customers increases the magnitude of fluctuations in operating results particularly on a period to period, or period over period, comparison basis.

Competition

The market for broadcast transmission audio processing equipment is only marginally competitive, primarily because it is a mature market that is not characterized by a large amount of growth.  We compete with a limited number of other manufacturers of audio processing equipment.  However, we cannot state with any precision our relative standing within the industry.

We concentrate on the market opportunities that management believes are compatible with our resources, overall technological capabilities and objectives.  The principal competitive factors in our business include cost-effectiveness, product quality and reliability, technological capabilities, service and financing for research and development.

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Intellectual Property and Proprietary Rights

Our success and ability to compete is dependent in part upon our ability to protect and maintain our proprietary rights to our intellectual property.  We rely on a combination of patent, trademark and copyright laws and restrictions on disclosure to establish and protect our intellectual property.

We have pursued registration of our key patents and trademarks in the United States and overseas.  We own several U.S. registered trademarks including Orban, Optimod, Audicy, Dynafex, CRL, CRL Systems and Millennium and have filed registrations for these marks in Canada, Japan, India, Brazil, Taiwan, Australia and certain European countries.

As of June 19, 2006, we hold the following U.S. patents which we deem to be of material importance to our competitive position within our industry:

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United States Patent No. 4,837,824, entitled “Stereophonic Image Widening Circuit”

Grant Date: June 6, 1989, expires in 2009

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United States Patent No. 5,050,217, entitled “Dynamic Noise Reduction and Spectral Restoration System”

Grant Date: September 17, 1991, expires in 2011

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United States Patent No. 5,444,788, entitled “Audio Compressor Combining Feedback and Feedforward Sidechain Processing”

Grant Date: August 22, 1995, expires in 2015

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United States Patent No. 5,737,434, entitled “Multi-Band Audio Compressor with Look-Ahead Clipper”

Grant Date: April 7, 1998, expires in 2018

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United States Patent No. 6,337,999, entitled “Oversampled Differential Clipper”

Grant Date: January 8, 2002, expires in 2022

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United States Patent No. 6,937,912, entitled “Anti-aliased clipping by band-limited modulation with step functions”

Grant Date: August 30, 2005, expires in 2025

Patents issued prior to 1985 have a 17 year term.  Patents issued after 1985 generally have a term of 20 years from the date on which the application for the patent was filed in the United States or, in special cases, from the date an earlier related application was filed.  Under U.S. law, the right conferred by the patent grant is the right to exclude others from making, using, offering for sale or selling the invention in the United States or importing the invention into the United States.  What is granted is not the right to make, use, offer for sale, sell or import, but the right to exclude others from making, using, offering for sale, selling or importing the invention.  Once a patent is issued, it is up to the patentee to enforce the patent.  We cannot guarantee that we will discover any or all infringements of our patent rights.

We generally enter into confidentiality, license and non-disclosure agreements with our employees, licensees and outside consultants that seek to limit the use and distribution of our proprietary materials.  The royalty income that we receive under existing license agreements is not material.

Environmental Matters

In January 2003, the European Union (“EU”) issued two directives relating to hazardous substances in electronic products placed on the market in the EU. The Waste Electrical and Electronic Equipment Directive requires producers of electrical goods to pay for specified collection, recycling, treatment and disposal of past and future covered products. EU governments were required to enact and implement legislation that complies with this directive by August 13, 2004 (such legislation together with the directive, “WEEE”), and certain producers are to be financially responsible under WEEE beginning in August 2005. The second directive issued by the EU requires electrical and electronic equipment placed on the EU market after July 1, 2006 contain restricted levels of lead, mercury, cadmium, hexavalent chromium and brominated flame retardants. EU member states were required to

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enact and implement legislation that complies with this directive by August 13, 2004 (such legislation together with this directive, “RoHS”).

If our products do not comply with these directives or are not otherwise exempt from the scope of WEEE and RoHS, we may suffer a loss of revenue, be unable to sell non-compliant products in the EU member states, be subject to penalties and enforced fees and/or suffer a competitive disadvantage.  Costs to comply with WEEE and RoHS and/or similar future legislation, if applicable, could include costs associated with modifying our products, recycling and other waste processing costs, legal and regulatory costs and insurance costs.

Vendors

We purchase raw materials from various vendors.  Currently, we can obtain the component parts necessary for the manufacture of our products and equipment from a variety of sources.  Furthermore, no single vendor sells us more than 10% of our total raw material purchases.  Nevertheless, as technology improves, certain component parts may become obsolete and our vendors may discontinue their production of such parts.  If this occurs, we may not be able to obtain these necessary component parts from alternative sources.  As a result, we may be forced to design around these parts or make a one time lifetime purchase of discontinued parts so that we are able to continue producing our products and equipment.

Employees

As of June 19, 2006 we had approximately 67 full-time employees.  Our new headquarters, located in Tempe, Arizona employs approximately 30 persons.  Our Orban office, located in San Leandro, California employs approximately 32 persons.  Our employees are not represented by a labor union.  We consider our relations with our employees to be good. Our Orban Europe office located in Ludwigsburg, Germany employs approximately 5 persons.

LEGAL PROCEEDINGS

We are not currently involved in any material litigation, nor do we know of any legal proceedings pending or threatened against us.

MANAGEMENT

Our directors, executive officers and key employees, and their ages as of June 19, 2006 are:

Name	Age	Positions
Charles Jayson Brentlinger	51	Chief Executive Officer, Chairman of the Board and President
Gary D. Clarkson	53	Secretary, Vice President and Director
Christopher M. Kampmeier	54	Director
Robert A. Orban	60	Vice President, Chief Engineer and Director
Robert W. McMartin	44	Executive Vice President, Treasurer and Chief Financial Officer
Peter J. Lee	51	Vice President of Orban European Operations
Greg J. Ogonowski	50	Vice President of New Product Development
Patricia Humke	55	Vice President of Manufacturing
Rebecca Valdez	40	Vice President of Human Resources and Administration

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Directors

Charles Jayson Brentlinger has served as our President, Chief Executive Officer and a director since June 1999, and as our Chairman of the Board since October 1999.  He was formerly the President and owner of Rainbow Broadcasting Inc. and Brentlinger Broadcasting, Inc. In May 2000, Mr. Brentlinger sold all of his ownership interests in Rainbow Broadcasting and Brentlinger Broadcasting to his family.  Mr. Brentlinger has over 27 years of experience in the radio industry.  He has worked as a broadcast consultant for nearly every radio station in the Phoenix area.  Mr. Brentlinger attended DeVry Institute of Technology and the University of Arkansas at Little Rock.  He is a member of the Society of Broadcast Engineers and National Association of Broadcasters.  He holds a FCC General Radiotelephone license, valid for life.

Gary D. Clarkson is one of our founders and has served as our Vice President since August 2000, our Secretary since October 1999 and as a director since our incorporation in 1978.  He also served as our Treasurer from August 2000 to June 2001.  Following the death of our other founder, Mr. Ronald R. Jones, Mr. Clarkson served as our Chief Executive Officer, President and Chairman from January 1998 to June 1999.  Mr. Clarkson began his broadcasting career by serving in assistant and chief engineering positions at several Phoenix area radio stations from 1971 until 1978.  Since our founding in 1974, Mr. Clarkson has devoted substantially all of his business efforts to our business and served as our design engineer from 1974 to 1998.  Mr. Clarkson holds an associate degree in electronics engineering technology from DeVry Institute of Technology, Phoenix, Arizona.

Christopher M. Kampmeier has served as a director since April 2003. Since 1996, he has served as Director of Programming for the Clear Channel Communications, Inc. operations in Orlando, Florida where he directs the programming of 5 FM and 2 AM radio stations and supervises a staff of 63 full-time employees and approximately 50 part-time employees, with an annual budget of over $7.25 million. In 2002, he was promoted to Regional Vice President of Programming for the central and northern Florida regions, adding oversight responsibility of 22 additional stations to his duties. Prior to his employment with Clear Channel Communications, Inc., he held Program Director and Vice President of Programming positions in New York City, Los Angeles, Phoenix and Tampa. He also held General Manager positions in Salt Lake City, Utah and New Haven, Connecticut.

Robert A. Orban has served as a Vice President since June 2001 and director since May 2000.  In 1975, he co-founded Orban Associates, Inc. with his late business partner, Mr. John Delantoni.  Since that time, Mr. Orban has served as Chief Engineer for Orban Associates (and its successor, Orban, Inc.) where he has concentrated on the theoretical support for and subjective tuning of that company’s products.  In 1975, he introduced Orban Associates’ standard-setting OPTIMOD line of audio processors, including the OPTIMOD-FM processors which are among the most widely used FM processors in the world.  Mr. Orban is the holder of 25 patents, and he has been widely published in such publications as the Journal of the Audio Engineering Society and the NAB Engineering Handbook.  In 1993, Mr. Orban shared (with Dolby Labs) a Scientific and Technical Award from the Academy of Motion Picture Arts and Sciences, and in 1995 he received the Radio Engineering Achievement Award from the National Association of Broadcasters.  Mr. Orban received a B.S. in Electrical Engineering from Princeton University in 1967 and an M.S. in Electrical Engineering from Stanford University in 1968.

On June 12, 2006,we received notice that Carl E. Matthusen resigned from our Board of Directors.  Mr. Matthusen’s resignation was effective on June 1, 2006.

Audit Committee

Our audit committee consists of one member, Christopher Kampmeier.  Mr. Kampmeier is the audit committee financial expert and chairman.  We are currently looking for an independent board member to serve on the audit committee.

Executive Officers

Robert W. McMartin has served as our Executive Vice President, Chief Financial Officer and Treasurer since June 2005. Prior to that, Mr. McMartin was our Vice President and Chief Financial Officer since June 2001and our Treasurer since January 2005.  Prior to joining us, Mr. McMartin served as Director of Finance for Fox Animation Studios, Inc. a division of News Corp.  Mr. McMartin holds a B.S. in Finance from Westminster College and a Post Baccalaureate Certificate in Accountancy from Arizona State University.

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Peter J. Lee has served as acting Vice President of Orban European Operations since his appointment by the Executive Committee on July 23, 2002. He joined us as a result of the Asset Sale and Purchase Agreement of Dialog4 on January 18, 2002.

Greg J. Ogonowski has served as Vice President of New Product Development since October 2000.

Patricia Humke, VP of Manufacturing, is a manufacturing professional with over 30 years in manufacturing experience.  Ms. Humke started her career with Motorola in 1972.  In 1975 she was hired as Manufacturing Engineer for Harris Corporation.  For twenty-five years, Ms. Humke advanced within the Harris organization holding progress positions in the management of manufacturing.  She is recognized for implementing lean manufacturing techniques in Cambridge, England and Carlsbad, California for Harris.  While holding the role of Quality Manager, Ms. Humke, lead the organization to achieving registration for ISO9000.  In 2002, Ms. Humke earned the title of Certified Production and Inventory Manager (CPIM) awarded by the American Production, Inventory, and Control Society (APICS).  Ms. Humke joined CRL Systems/Orban in 2004 as Production Manager.  In 2005, she was promoted to Vice President.  Ms. Humke holds a Bachelor degree in Business Administration from Quincy University.

Rebecca Valdez,  VP of Human Resources and Administration, has been with the Company since December of 2000.

EXECUTIVE COMPENSATION

The following table sets forth information concerning the annual and long-term compensation paid or accrued to the Chief Executive Officer and the four highest compensated executive officers whose salary and bonus exceeded $100,000 during 2005.

Summary Compensation Table

Name and Principal Position	Fiscal Year	Salary	Bonus	Restricted Stock Awards($)	Securities Underlying Options (#)	All Other Compensation
Charles Jayson Brentlinger	2005	$177,611	—	—	—	$ 54,471(1)
President, Chief Executive Officer and	2004	173,421	42,422	—	1,365,005(2)	20,425(3)
Chairman of the Board	2003	173,421	—	—	—	112,429(4)
Robert A. Orban	2005	$232,995	—	—		$ 24,229(5)
Vice President and	2004	178,566	—	—	50,000(6)	189,677(7)
Chief Engineer	2003	178,566	—	—	—	64,631(7)
Phillip T. Zeni, Sr.(8)	2005	$178,334	—	—	200,000(9)	$ 38,574(10)
Executive Vice President	2004	164,903	—	—	50,000(11)	42,172(12)
and Chief Operating Officer	2003	90,865	—	—	—	120,533(13)
Robert McMartin	2005	$163,750	—	—	166,000(14)	$ 20,577(15)
Vice President and	2004	149,777	—	—	—	44,400(16)
Chief Financial Officer	2003	125,826	—	—	—	5,535(17)
Greg J. Ogonowski	2005	$157,258	—	—	—	—
Vice President of	2004	150,000	—	—	—	—
New Product Development	2003	150,000	—	—	—	4,000(18)

(1)

Represents an expense and traveling allowance paid to Mr. Brentlinger.

(2)

On December 29, 2004, the Board approved to extend Mr. Brentlinger’s options that expired September 30, 2004. The new expiration date is December 29, 2009. The option price was reduced from $1.00 per share to $0.70 per share. These options are in connection with a stock purchase agreement between us and Mr.

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Brentlinger.  No options have been exercised under this grant. For a discussion of the anti-dilution provisions of the option,  See “Certain Relationships and Related Transactions.”

(3)

Represents a car allowance; $12,625 was paid to Mr. Brentlinger and $7,800 was paid to Diamond Head LLC, which is owned and controlled by Mr. Brentlinger.

(4)

Included $98,029 of compensation paid to Mr. Brentlinger for signing personal guarantees in connection with the Diaolg4 Asset Sale and Purchase Agreement  and the settlement agreement with Solectron ,and a $14,400 car allowance.

(5)

Represents accrued commissions plus interest paid to Mr. Orban.

(6)

Represents options granted by the Board on January 23, 2002. The options, which vested immediately, were exercisable prior to January 23, 2005, at a purchase price of $1.00 per share. On December 29, 2004, the Board of Directors extended the exercise period to January 23, 2009, and reduced the purchase price to $0.70 per share, which the Board determined was not less than the fair market value of the common stock on such date. No options have been exercised under this grant.

 (7)

Represents commissions earned on sales of company products pursuant to Mr. Orban’s employment agreement.

(8)

Mr. Zeni is no longer employed by the Company, but may provide services to us on an as needed basis.

(9)

Represents 200,000 options received in connection to the Harman debt restructure. See Note 8 of the Financial Statements.

(10)

Represents car and/or living allowance.

(11)

Represents options granted by the Board on January 23, 2002. The options, which vested immediately, were exercisable prior to January 23, 2005, at a purchase price of $1.00 per share. On December 29, 2004, the Board of Directors extended the exercise period to December 29, 2009, and reduced the purchase price to $0.70 per share, which the Board determined was not less than the fair market value of the common stock on such date. No options have been exercised under this grant.

(12)

Represents car and/or living allowance. Also, $6,810 and $6,656 represent stock based compensation in lieu of cash awarded on January 8, and February 25, 2004, respectively. The dollar value of the grant is based on the per share closing price of the Company’s common stock on the grant date ($0.71).

(13)

Of this $120,533, $16,806 represents stock transferred as part of a loan transaction executed May 19, 2003, of which $9,306 represented accrued but unpaid interest on the loan transaction. Also, Mr. Zeni received a $9,000 car allowance and $500 in 2002 board meeting fees. Additionally, Mr. Zeni received $94,227 in stock based compensation in lieu of a portion of his salary payable in 2003.  The dollar value of the stock grant was based on the per share closing price of our common stock on the grant date ($0.55).

(14)

Represents 66,000 options received in connection to the $33,000 loan made on March 3, 2005 and 100,000 options received in connection to the Harman debt restructure. See Note 8 of the Financial Statements.

(15)

Represents a car and/or living allowance.

(16)

Represents a $14,400 car and/or living allowance. In addition, $30,000 represents stock based compensation in lieu of cash awarded on August 10, 2004. The dollar value of the grant is based on the per share closing price of the Company’s common stock on the grant date ($0.30).

(17)

Represents in stock based compensation in lieu of cash awarded on August 18, 2003. The dollar value of the grant is based on the per share closing price of the Company’s common stock on the grant date ($0.41).

(18)

Represents consideration paid to Modulation Index, an engineering and consulting company owned by Mr. Ogonowski, for services provided.

Stock Options

The following table lists our grants of stock options during 2005 to the executive officers named in the Summary Compensation Table.  During 2005, we did not award stock options to Charles Jayson Brentlinger our President, Chief Executive Officer and Chairman of the Board.  Further, Mr. Phillip T. Zeni is no longer employed by the Company, but may provide services to us on an as needed basis.

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Option/SAR Grants in Last Fiscal Year

Individual Grant

Name	Number of Securities Underlying Options/SARs Granted (#)	% of Total Options/SARs Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date
Phillip T. Zeni, Sr.	200,000	48%	$ 0.45	April 29,2007
Robert W. McMartin	66,000	16%	$ 0.30	March 3, 2009
Robert W. McMartin	100,000	24%	$ 0.45	April 29,2007

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Option Exercises and Values at December 31, 2005

        The following table sets forth certain information regarding the exercise and values of options held by the executive officers named in the Summary Compensation Table as of December 31, 2005. The table contains values for “in the money” options, meaning a positive spread between the year-end price of $0.92 per share and the exercise price.  These values have not been, and may never be, realized. The options might never be exercised, and the value, if any, will depend on the share price on the exercise date.

Aggregated Option/SAR Exercises in the Last Fiscal Year

and FY-End Option/SAR Values

Name	Shares Acquired	Values Realized	Number of Securities Underlying Unexercised Options/SARs at FY-End(#) Exercisable/ Unexercisable	Value of Unexercised In-the-Money Options/SARs at FY-End ($) Exercisable/ Unexercisable
Charles Jayson Brentlinger and C Jayson Brentlinger Family Limited Partnership	0	$0	1,365,000 / 0	$300,300 / $0
Robert A. Orban	0	$0	50,000 / 0	$11,000 / $0
Phillip T. Zeni, Sr.	0	$0	250,000 / 0	$105,000 / $0
Robert W. McMartin	0	$0	166,000 / 0	$87,920 / $ 0
Greg J. Ogonowski	0	$0	0 / 0	$ 0 / $ 0

Compensation of Directors

We pay our directors (other than directors who are also employees) for their service.  Each director receives $100 for each board meeting and committee meeting attended, either in person or by telephone. During the year ended December 31, 2005, outside directors were paid a total of $1,600 for attendance at board meetings.

Employment Contracts

We have an employment agreement with our President, Chief Executive Officer and Chairman of the Board, Charles Jayson Brentlinger. This agreement commenced on January 1, 2002, and continues through May 31, 2005 unless earlier terminated by the Company for cause. The agreement continues in effect after May 31, 2005 unless earlier terminated by either party. Pursuant to the agreement, Mr. Brentlinger will serve on a full-time basis as our President and Chief Executive Officer. The agreement provides that Mr. Brentlinger will receive an annual base salary of not less than $175,000. The agreement includes provisions relating to other customary employee benefits and the confidentiality of our proprietary information.

We have an employment agreement with our Vice President and Chief Engineer, Robert A. Orban. The agreement is dated as of May 31, 2005, and has a five-year term, unless otherwise earlier terminated by either party. Pursuant to this agreement, Mr. Orban is employed on a full-time basis as Chief Engineer of our wholly-owned subsidiary, CRL Systems, Inc., doing business as Orban. The agreement provides that Mr. Orban will receive an annual base salary of not less than $250,000. Mr. Orban may also receive an annual bonus based on the net sales of Orban products. The agreement includes provisions relating to other customary employee benefits, the confidentiality of our proprietary information and Mr. Orban’s assignment to us of inventions conceived or developed by Mr. Orban during the term of the agreement.

We have an employment agreement with Greg J. Ogonowski, our Vice President of New Product Development. This agreement commenced on January 1, 2002 and continues through May 31, 2005 unless earlier terminated by the Company for cause. The agreement will continue in effect after May 31, 2005 unless earlier terminated by either party. Pursuant to this agreement, Mr. Ogonowski will serve on a full-time basis as our Vice

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President of New Product Development. The agreement provides that Mr. Ogonowski will receive an annual base salary of not less than $150,000. The agreement includes provisions relating to other customary employee benefits and the confidentiality of our proprietary information.

We have an employment agreement with our Executive Vice President, Chief Financial Officer and Treasurer, Robert McMartin. This agreement commenced on May 31, 2005, and continues through May 31, 2010 unless earlier terminated by the Company for cause. The agreement will continue in effect after May 31, 2010 unless earlier terminated by either party. Pursuant to the agreement, Mr. McMartin will serve on a full-time basis as our Executive Vice President and Chief Financial Officer. The agreement provides that Mr. McMartin will receive an annual base salary of not less than $175,000. The agreement includes provisions relating to other customary employee benefits and the confidentiality of our proprietary information.

We have an employment agreement with our Vice President of Manufacturing, Patricia Humke. This agreement commenced on May 31, 2005, and continues through May 31, 2010 unless earlier terminated by the Company for cause. The agreement will continue in effect after May 31, 2010 unless earlier terminated by either party. Pursuant to the agreement, Ms. Humke will serve on a full-time basis as our Vice President of Manufacturing. The agreement provides that Ms. Humke will receive an annual base salary of not less than $99,000. The agreement includes provisions relating to other customary employee benefits and the confidentiality of our proprietary information.

We have an employment agreement with our Vice President of Administrative Operations and Human Resources, Rebecca Valdez. This agreement commenced on June 1, 2005, and continues until May 31, 2010.  The agreement will continue in effect after May 31, 2010 unless earlier terminated by either party on 90 days notice to the other, or by the Company for cause.  Pursuant to the agreement, Ms. Valdez will serve on a full-time basis as our Vice President of Administrative Operations.  The agreement provides that Ms. Valdez will receive an annual base salary of not less than $75,000. The agreement includes provisions relating to other customary employee benefits and the confidentiality of our proprietary information.

Equity Compensation Plan Information

We maintain the 1994 Stock Option Plan (the “1994 Plan”) pursuant to which we may grant equity awards to eligible persons.  The 1994 Plan expired in 2004 and no additional options may be granted thereunder.  The following table summarizes our equity compensation plan information as of December 31, 2005.  Information is included for both equity compensation plans approved by our shareholders and equity plans not approved by our shareholders.

	Common shares to be issued upon exercise of outstanding options, warrants and rights	Weighted average exercise price of outstanding options, warrants and rights	Common shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a))
Plan category	(a)	(b)	(c)
Equity compensation plans approved by Company shareholders	0	$ 0	None (Plan has expired)
Equity compensation plans not approved by Company shareholders	2,341,000	$ 0.64	None
Totals	2,341,000	$ 0.64	None

On July 11, 2006, the closing price of our common stock as reported by the OTC Bulletin Board was $0.55.

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PRINCIPAL SHAREHOLDERS

The following table presents information concerning the beneficial ownership of the shares of our common stock as of June 19, 2006, for each of our directors and named executive officers, all directors and executive officers as a group, and each person known by us to be the beneficial owner of more than 5% of our common stock.

Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power over securities.  Except in cases where community property laws apply, or as indicated in the footnotes to this table, we believe that each shareholder identified in the table possesses sole voting and investment power over all shares of common stock shown as beneficially owned by the shareholder.  Shares of common stock subject to options and warrants that are exercisable or exercisable within 60 days of June 19, 2006 are considered outstanding and beneficially owned by the person holding the options or warrants for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Name of Beneficial Owner	Title of Class	Number of Shares Beneficially Owned(1)	Percent of Class(2)
Directors and Executive Officers:
Charles Jayson Brentlinger and C. Jayson Brentlinger Family Limited Partnership(3)(4)	Common Stock	4,745,481	47.98%
Gary D. Clarkson(5)	Common Stock	102,033	1.21%
Christopher M. Kampmeier	Common Stock	70,878	0.85%
Robert A. Orban(5)	Common Stock	66,600	0.80%
Robert W. McMartin	Common Stock	285,563	3.34%
Greg J. Ogonowski	Common Stock	6,666	*
All directors and executive officers as a group (9 persons)	Common Stock	5,274,222	51.44%

5% Holders:
Dialog4 System Engineering GmbH(6)	Common Stock	1,250,000	15.02%
Cornelia Burkhardtsmaier(6)	Common Stock	1,250,000	15.02%
Friedrich Maier(6)	Common Stock	1,250,000	15.02%
Harman	Common Stock	1,638,468	19.00%
Phillip T. Zeni(7)	Common Stock	652,153	7.61%

Unless otherwise noted, the address of each person named in the table is 7970 South Kyrene Road ,Tempe, Arizona 85284.

*

Less than 1%.

(1)

The inclusion herein of any shares of common stock does not constitute an admission of beneficial ownership of such shares, but are included in accordance with rules of the U.S. Securities and Exchange Commission.

(2)

On the basis of 8,623,470 shares of common stock outstanding as of June 19, 2006.

(3)

Includes 1,365,005 shares subject to exercisable options granted to Mr. Brentlinger pursuant to a stock purchase agreement that we entered into with him on June 23, 1999.  Under the stock purchase agreement, we granted Mr. Brentlinger a five-year option to purchase 1,000,000 shares of our common stock at an exercise price of $1.25 per share.  This option was exercisable upon its grant, and was to expire on September 30, 2004, but was renewed to expire December 29, 2004.  On December 29, 2004, the Board of Directors extended the exercise period to December 29, 2009.  The option price was reduced to $0.70 per share.  No options have been exercised under this grant.  On January 16, 2002, Mr. Brentlinger assigned 200,000 of these options to his father, Jayson Russell Brentlinger. Mr. Brentlinger has acquired an additional 565,005 options pursuant to anti-dilution modifications made to the stock purchase agreement by the Board of Directors on May 15, 2001.  Such anti-dilution modifications are retroactive to June 23, 1999.

(4)

Mr. Brentlinger is deemed to have direct beneficial ownership of the shares owned by C. Jayson Brentlinger Family Limited Partnership based on his status as General Partner and Trustee of C. Jayson Brentlinger Family Limited Partnership.  The address of C. Jayson Brentlinger Family Limited Partnership is 7970 South Kyrene Road, Tempe, Arizona 85284.

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(5)

Includes 50,000 shares subject to immediately exercisable options granted to this person by the Board of Directors on January 23, 2002.  The exercise period of the options expires on December 29, 2009. The options have an exercise price of $0.70 as share.

(6)

Based on the information provided in the Schedule 13D/A, Amendment No. 1, filed jointly by Dialog4 and Berthold Burkhardtsmaier, Cornelia Burkhardtsmaier, and Friedrich Maier (collectively, the “Shareholders”) with the U.S. Securities and Exchange Commission on January 6, 2003.  The Shareholders are deemed to have direct beneficial ownership of the shares owned by Dialog4 based on their status as controlling shareholders of Dialog4.  The address of Dialog4 and the Shareholders is Dialog4 System Engineering GmbH, c/o Haver&Mailander, att. Dr. Kessler, Lenzhalde 83-85, Stuttgart, Germany D-70182.

(7)

Includes 50,000 shares subject to immediately exercisable options granted by the Board of Directors on January 23, 2002.  The exercise period of the options expires on December 29, 2009.  The options have an exercise price of $0.70 a share.

SELLING SHAREHOLDER

On January 18, 2002, we purchased certain assets from Dialog4.  In partial payment for those assets we issued 1,250,000 shares of common stock to Dialog4.  This prospectus relates to the offer and sale from time to time by Dialog4 of those shares.

We are registering the shares to enable the selling shareholder to resell the shares in the public market from time to time or on a delayed basis and to permit secondary trading of the shares after they are sold by the selling shareholder.  We are paying for the registration of such securities but will not pay for the fees, commissions, and other similar expenses, if any, of the selling shareholder, their attorneys or other representatives, as a result of the sale of such securities by the selling shareholder.  See “Use of Proceeds” and “Plan of Distribution.”

Selling Shareholder	Number of shares beneficially before offering	Number of shares that may be offered pursuant to this prospectus	Number of shares beneficially owned after the offering	Percentage of shares to be owned after the offering
Dialog4 Systems Engineering GmbH	1,250,000	1,250,000	0	*

*

Less than 1%.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Management

On June 23, 1999, we entered into a stock purchase agreement with Mr. Brentlinger, our current President, Chief Executive Officer and Chairman of the Board.  On September 30, 1999, pursuant to the stock purchase agreement, Mr. Brentlinger purchased 375,000 authorized but previously unissued shares of our common stock for $1.525 per share, or $571,875.  (All amounts of shares and purchase prices reported in this item have been adjusted to reflect the effects of a one for one stock dividend paid by us on August 15, 2000 to record holders of our common stock as of July 31, 2000).  Pursuant to the Stock Purchase Agreement, Mr. Brentlinger also purchased all of the shares of common stock owned by Mr. Clarkson, our current Secretary, consisting of 242,624 shares, also for $1.525 per share.  Mr. Brentlinger agreed to purchase an additional 342,500 shares of our authorized but previously unissued common stock on or before September 30, 2000, for a purchase price of $1.25 per share.  Following an extension of the purchase deadline, Mr. Brentlinger fulfilled his obligation to purchase these shares on February 8, 2001.  Pursuant to the stock purchase agreement, Mr. Brentlinger also received a five-year option to purchase an additional 1,000,000 shares for $1.25 per share.  This option was due to expire September 30, 2004 but was renewed to expire  December 29, 2004. On December 29, 2004, the Board of Directors extended the exercise period to December 29, 2009.  The option price was reduced from $1.00 per share to $0.70 per share. On May 15, 2001, the Board retroactively amended the stock purchase agreement to include anti-dilution provisions with respect to this option.  The anti-dilution provisions are triggered in the event that the Company (1) declares or pays a stock dividend, (2) subdivides its outstanding shares of common stock, (3) combines its outstanding shares of common

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stock, (4) issues any shares of its common stock in a reclassification or reorganization of the common stock, or (5) issues authorized but previously unissued shares of its common stock as payment for the stock or assets of another entity.  Our Board took this action at the request of Mr. Brentlinger who wished to preserve his ownership percentage of our common stock which, absent this action on the part of the Board, would decrease as a result of our issuance of common stock in connection with our then-likely acquisition of the assets of Dialog4, which acquisition was consummated on January 18, 2002.  See “Description of Business.”  Mr. Brentlinger participated in the Board’s discussions concerning this matter, but did not take part in the final Board vote to approve the action.

On February 20, 2003, Robert Orban, our Vice President and Chief Engineer, loaned us $68,000 for short term working capital needs. The loan was paid in full on May 20, 2003 with interest at the rate of 16% per annum. To induce Mr. Orban to make the loan, we gave him a choice to receive options to purchase 68,000 shares of common stock, with no expiration on the options, or to receive one share of common stock per dollar loaned.  As of December 31, 2003, Mr. Orban has not made a decision under his right to elect.

On October 4, 2004, Jayson Russell Brentlinger, the father of our President and CEO, loaned us $700,000 in connection with the Harman debt restructure.  The loan bears interest at 11.5% per annum and requires monthly interest-only payments.  Management is negotiating with Mr. Brentlinger concerning the terms of repayment and the possibility of converting the note into shares of preferred or common stock.  No agreement about the terms and conditions of the payment has yet been completed.

On May 25, 2004, Robert McMartin, our Vice President and Chief Financial Officer, loaned us $50,000 to be applied to reduce the accrued past due interest owed to Harman. The loan was due August 25, 2004 and paid, with interest at a rate of 16% per annum. To induce Mr. McMartin to make the loan, we granted two shares of common stock per dollar loaned. We have issued options to Mr. McMartin to purchase 100,000 shares of our common stock for a purchase price of $0.45 per share as a result of the Harman debt restructure. The loan was repaid to Mr. McMartin.

On March 3, 2005, Mr. McMartin, and Gary Clarkson, our Vice President and General Manager, loaned us $33,00 and $20,000, respectively.  These loans were repaid on March 13, 2005.  Mr. McMartin and Mr. Clarkson were issued options to purchase two shares of common stock for every dollar loaned.

On January 18, 2006, Mr. McMartin loaned us $100,000 represented by a promissory note bearing an interest rate of 21% per annum.  The note was due January 31, 2006, and now bears an interest rate of 25% per annum until paid.  The remaining balance as of June 19, 2006 is $60,000.

On February 1, 2006, Gary Clarkson, loaned us $20,000 represented by a promissory note at a rate of 21% per annum.  The note was due February 14, 2006 and now bears interest at a rate of 25% per annum until paid.  The remaining balance as of June 19, 2006 is $20,000.

On March 31, 2006, Jayson Russell Brentlinger, the father of our President, Chief Executive Officer and Chairman, loaned us $475,000, secured by the Note.  All of the proceeds of the Note were used to pay the April 2006 installment of our obligation with Dialog4.  The Note is payable within 30 days upon demand and has an interest rate of 11.5%.  In addition, Jayson Russell Brentlinger may, at any time, convert the then outstanding principal of the Note into either common shares at $0.50 per share, or cumulative preferred shares, $100 par value per share. A holder of the preferred shares will be entitled to an 11.5% dividend per annum payable monthly.  The preferred shares are convertible into our common shares at a price of $0.50 per share and may be redeemed by us at any time.  If, before March 31, 2007, we satisfy the Note and Jayson Russell Brentlinger has not exercised his right to convert the then outstanding principal of the Note, then Jayson Russell Brentlinger will be awarded options to purchase 950,000 shares of our common shares at a purchase price of $0.50 per share.  If such options are granted, those 950,000 options will expire on March 31, 2007.

Interest expense on all shareholder loans for the years ended December 31, 2005 and 2004 was $119,950 and $25,547, respectively.

Debt Restructure with Harman

As disclosed elsewhere in this report, during 2004 we restructured the debt we owe to Harman.  At the conclusion of that restructuring transaction, Harman owned approximately 19% of our issued and outstanding common stock.  See “Description of Business.”

-#-

Settlement Agreement with Dialog 4

Dialog 4 is the beneficial owner of 1,250,000 shares of our common stock, which we issued to Dialog 4 in 2002 in partial payment of the purchase price when we bought the operating assets of Dialog 4.  Subsequently, we and Dialog 4 were in a dispute arising in connection with that purchase and sale transaction, and the dispute was arbitrated in Germany.  As disclosed elsewhere in this report, we and Dialog 4 reached a settlement of our dispute on March 30, 2005, and we have agreed to make certain payments in 2005 and 2006 to Dialog 4 in connection with the settlement.  See “Description of Business.”

DESCRIPTION OF PROPERTY

We lease 33,777 square feet of manufacturing and office facilities occupied by our Orban division in San Leandro, California.  The term of the lease is for 60 months commencing on January 1, 2002 and ends on December 31, 2006.  Base rent was approximately $27,022 per month during 2002, and increases at a rate of 4% annually.

On January 18, 2002 we assumed the office facility lease in Ludwigsburg, Germany when we purchased the assets of Dialgo4.  It is a month-to-month lease for approximately 750 square feet at approximately $2,700 a month.

On November 14, 2005, we entered into a lease with an option to purchase industrial and corporate office facilities at 7970 S. Kyrene, Tempe, Arizona. The option to purchase is during the period from September 1, 2008 to January 31, 2010. The 60-month lease term commenced on February 1, 2006 with us being able to take early occupancy on January 16, 2006. We lease 36,300 square feet at a base monthly rental of approximately $23,595.  After the initial year of the lease term, the monthly payments increase at a rate $0.02 per square foot annually.  We also have a 5 year option to renew at the market price after the initial lease term.

The office facility in Permerand, Netherlands is a month-to-month lease for approximately 750 square feet for $1,430 a month.

Rent expense amounted to $639,632 and $569,976 for the years ended December 31, 2005 and 2004, respectively.

DESCRIPTION OF COMMON STOCK

General

Our Restated Articles of Incorporation authorize the issuance of 20,000,000 shares of common stock and 500,000 shares of preferred stock.  As of June 19, 2006, 8,623,470 shares of common stock were outstanding.  No shares of preferred stock are currently outstanding.

Common Stock

The holders of common stock have one vote per share on all matters submitted to a vote of our shareholders.  Pursuant to our Bylaws, each shareholder is entitled to cumulative voting in any election of directors.  This means that each shareholder may cast, in person or by proxy, as many votes in the aggregate as that shareholder is entitled to vote, multiplied by the number of directors to be elected.  A shareholder would thus be entitled to cast all of his or her votes for any director or for any two or more as the shareholder would choose.  Holders of common stock are entitled to receive any dividends on the common stock declared by the Board out of funds legally available for dividend payments.  If we dissolve, liquidate or wind up our business, the holders of common stock will be entitled to share ratably in the assets legally available for distribution to shareholders after payment of liabilities and subject to the prior rights of any holders of preferred stock then outstanding.  All outstanding shares of common stock are fully paid and nonassessable.

The holders of common stock do not have any rights to acquire or subscribe for additional shares.  Accordingly, if you buy shares from the selling shareholder and we later decide to sell additional shares, you will have no right to purchase any of those additional shares.  Therefore, your percentage interest would be reduced.

-#-

Anti-Takeover Effects of Provisions of Our Restated Articles of Incorporation and Bylaws

Some of the provisions of our Restated Articles of Incorporation and Bylaws, summarized in the following paragraphs, may be considered to have an anti-takeover effect and may delay, deter or prevent a tender offer, proxy contest or other takeover attempt that a shareholder might consider to be in such shareholder’s best interest, including such an attempt that might result in payment of a premium over the market price for shares held by shareholders.

Size of Board.  Our by-laws provide that the number of members of our Board will be not less than two and not more than nine.  The number of directors is currently four.  As a result, the size of the Board of Directors cannot be changed outside that range except by amending the Restated Articles of Incorporation or the Bylaws with the approval of a majority of the voting power.

Preferred Stock.  Our Board has the authority to issue shares of preferred stock in one or more series and to determine the rights, privileges, powers and preferences of each series.  As a result, any issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control or an unsolicited acquisition proposal.

Special Meetings of Shareholders.  Our Bylaws provide that a special meeting of shareholders may only be called by any of the following, subject to compliance with specified procedures:

•

our Chairman of the Board;

•

our President;

•

the Board of Directors; and

•

by one or more shareholders holding 30% or more of the issued and outstanding shares entitled to vote at a special meeting.

Transfer Agent

The transfer agent for our common stock is Computershare Investor Services, LLC, Two North LaSalle Street, Chicago, Illinois 60602.  Its telephone number is (312) 588-4991.

PLAN OF DISTRIBUTION

The shares of our common stock covered by this prospectus may be offered and sold from time to time by the selling shareholder, or by pledgees, donees, transferees or other successors in interest.  The selling shareholder will act independently of us in making decisions with respect to the timing, manner and size of each sale.  The selling shareholder may sell its shares of our common stock covered by this prospectus on the OTC Bulletin Board, through negotiated transactions or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or at negotiated prices.  The shares of our common stock may be sold by one or more of the following means of distribution:

•

ordinary brokerage transactions and transactions in which a broker-dealer solicits purchases;

•

a block trade in which a broker-dealer will attempt to sell shares of our common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•

purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•

an over-the-counter distribution in accordance with the rules of Nasdaq with respect to the OTC Bulletin Board;

•

settlement of short sales entered into after the date of this prospectus;

•

broker-dealers may agree with the selling shareholder to sell a specified number of shares at a stipulated price per share;

•

a combination of any such methods of sale;

-#-

•

through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•

any other method permitted pursuant to applicable law.

In addition, any shares of our common stock that qualifies for sale pursuant to Rule 144 of the Securities Act of 1933, as amended (the “Act”), may be sold under Rule 144 rather than pursuant to this prospectus.

We have agreed to keep this prospectus effective until:  (i) such securities have been disposed of pursuant to this effective registration statement, (ii) such securities are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or under which such securities may be sold pursuant to Rule 144(k), (iii) the securities may be resold by the selling shareholder without registration and without regard to any volume limitation in Rule 144(e) under the Securities Act, or (iv) such securities have been otherwise transferred in a transaction that would constitute a sale thereof under the Securities Act, the Company has delivered a new certificate or other evidence of ownership for such securities not bearing a restricted stock legend and the securities may be resold without subsequent registration under the Securities Act.

To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.  In connection with distributions of the shares of our common stock or otherwise, the selling shareholder may enter into hedging transactions with broker-dealers or other financial institutions.  In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with selling shareholder.  The selling shareholder may also sell our common stock short and redeliver the shares of our common stock to close out such short positions.  The selling shareholder may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of shares of our common stock offered hereby, which shares of our common stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).  The selling shareholder may also pledge shares of our common stock to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution may effect sales of the pledged shares of our common stock pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In effecting sales, brokers, dealers or agents engaged by the selling shareholder may arrange for other brokers or dealers to participate.  Brokers, dealers or agents may receive commissions, discounts or concessions from the selling shareholder in amounts to be negotiated prior to the sale.  Such brokers or dealers and any other participating brokers or dealers may be deemed to be “underwriters” within the meaning of the Act.  We will pay all expenses incident to the offering and sale of the shares of our common stock to the public other than any commissions and discounts of underwriters, dealers or agents and any transfer taxes.  We estimate that these expenses will be approximately $165,000.

In order to comply with the securities laws of certain states, if applicable, the shares of our common stock must be sold in such jurisdictions only through registered or licensed brokers or dealers.  In addition, in certain states the shares of our common stock may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

We will make copies of this prospectus available to the selling shareholder and inform them of the need for delivery of copies of this prospectus to purchasers at or prior to the time of any sale of the shares of our common stock covered by this prospectus.  The selling shareholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Act.

At the time a particular offer of shares of our common stock is made, if required, a prospectus supplement will be distributed that will set forth the number of shares of our common stock being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

There can be no assurance that the selling shareholder will sell all or any of the shares of our common stock covered by this prospectus.

-#-

LEGAL MATTERS

The validity of the common stock sold pursuant to this prospectus has been passed upon for us by Bryan Cave LLP, Phoenix, Arizona.

EXPERTS

The financial statements for the years ended December 31, 2005 and 2004 included in this prospectus have been audited by Altschuler, Melvoin and Glasser LLP, an independent registered public accounting firm, and have been included in reliance upon the report of such firm given their authority as experts in accounting and auditing.  Altschuler, Melvoin and Glasser LLP has no direct or indirect interest in us, nor were they a promoter or underwriter.

WHERE YOU CAN GET ADDITIONAL INFORMATION

We have filed this registration statement on Form SB-2 with the SEC covering the registration of shares of common stock held by the selling shareholder.  This prospectus does not contain all of the information presented in the registration statement and the exhibits and schedules that were filed with the registration statement.  We have omitted some of that information under the SEC’s rules and regulations.  Statements in this prospectus describing or summarizing any contract or other document are not complete, and you should review the copies of those documents filed as exhibits to the registration statement for more detail.

We are subject to the information requirements of the Securities Exchange Act of 1934, and, in accordance therewith, file annual, quarterly, and current reports, proxy and information statements and other information with the SEC.  These documents and the registration statement may be inspected and copied at the SEC’s Public Reference Room at 100 F. Street N.E., Washington, D.C. 20549.  You can also get copies of these documents through the SEC’s Internet address at www.sec.gov.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  We maintain our web site at www.crlsystems.com.  Our web site and the information contained or connected thereto shall not be deemed to be incorporated into this prospectus or the registration statement of which it forms a part.

INDEX TO FINANCIAL STATEMENTS

Audited Financial Statements:

Page

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

F-1

CONSOLIDATED BALANCE SHEETS —
December 31, 2005 and 2004

F-2

CONSOLIDATED STATEMENTS OF OPERATIONS —
For the Years Ended December 31, 2005 and 2004

F-4

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY (DEFICIT) —
For the Years Ended December 31, 2005 and 2004

F-5

CONSOLIDATED STATEMENTS OF CASH FLOWS —
For the Years Ended December 31, 2005 and 2004

F-6

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

F-8

Financial Statements:

Page

CONSOLIDATED CONDENSED BALANCE SHEETS —
March 31, 2006 (unaudited) and December 31, 2005

F-23

CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS —

Three Months Ended March 31, 2006 and 2005 (unaudited)

F-24

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS —

Three Months Ended March 31, 2006 and 2005 (unaudited)

F-25

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

F-26

F--#-

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Shareholders

Circuit Research Labs, Inc.

We have audited the accompanying consolidated balance sheets of Circuit Research Labs, Inc. and Subsidiaries as of December 31, 2005 and 2004 and the related consolidated statement of operations, shareholders' equity (deficit) and cash flows for the years then ended.  These consolidated financial statements are the responsibility of management.  Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Circuit Research Labs, Inc. and Subsidiaries as of December 31, 2005 and 2004 and the results of their operations and their cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

As described in Note 12, the Company’s working capital deficit imposes significant constraints on its operations.  This circumstance raises substantial doubt about the Company’s ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 12. The accompanying consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

Altschuler, Melvoin and Glasser LLP

Chicago, Illinois

April 19, 2006

F--#-

CIRCUIT RESEARCH LABS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31, 2005 and 2004

ASSETS

	2005	2004
CURRENT ASSETS:
Cash	$137,743	$108,488
Accounts receivable, trade, net of allowance for doubtful accounts of $33,361 in 2005 and in 2004	700,175	577,571
Inventories	2,687,585	2,372,676
Other current assets	162,188	159,984
Total current assets	3,687,691	3,218,719

PROPERTY, PLANT AND EQUIPMENT - Net	418,525	501,793

OTHER ASSETS:
Goodwill	7,476,008	7,476,008
Other	358,468	362,913
	7,834,476	7,838,921

TOTAL	$11,940,692	$11,559,433

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable	$1,248,944	$1,228,545
Note payable to shareholders	720,000	730,000
Notes payable	487,500	512,500
Current portion of long-term debt	1,013,398	885,127
Accrued salaries and benefits	586,826	506,892
Customer deposits	268,213	244,885
Other accrued expenses and liabilities	992,678	753,466
Total current liabilities	5,317,559	4,861,415

LONG-TERM DEBT, LESS CURRENT PORTION	3,162,270	9,009,890
Total liabilities	8,479,829	13,871,305

F--#-

CONSOLIDATED BALANCE SHEETS December 31, 2005 and 2004 - continued	2005	2004
SHAREHOLDERS' EQUITY (DEFICIT)
Preferred stock, $100 par value – authorized, 500,000 shares, None issued
Common stock, $.10 par value – authorized, 20,000,000 shares, 7,946,337 and 4,332,533 shares issued and outstanding at December 31, 2005 and 2004	794,634	433,254
Additional paid-in capital	8,426,947	5,599,498
Accumulated equity (deficit)	(5,760,718)	(8,344,624)
Total shareholders’ equity deficit	3,460,863	(2,311,872)
TOTAL	$11,940,692	$11,559,433

See Notes to Consolidated Financial Statements.

F--#-

CIRCUIT RESEARCH LABS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2005 and 2004

	2005	2004
NET SALES	$15,189,848	$13,242,024
COST OF GOODS SOLD	6,421,322	6,040,820
Gross profit	8,768,527	7,201,204

OPERATING EXPENSES
Selling, general and administrative	5,967,352	5,280,138
Research and development	1,615,579	1,403,770
Depreciation	113,971	148,034
Total operating expenses	7,696,902	6,831,942
INCOME FROM OPERATIONS	1,071,624	369,262

OTHER (INCOME ) EXPENSE:
Sundry	22,958	79,867
Interest and convertible debt expense	594,691	1,115,177
Gain on debt restructure	(2,119,065)
Resolution of business acquisition contingency	0	681,135
Total other (income) expense	(1,552,332)	1,876,179

INCOME (LOSS) BEFORE INCOME TAXES	2,623,956	(1,506,917)

INCOME TAXES	40,050	0

NET INCOME ( LOSS)	$2,583,906	($1,506,917)

NET INCOME (LOSS) PER COMMON SHARE
Basic	$0.38	($0.36)
Diluted	$0.24	($0.36)

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING
Basic	6,778,039	4,233,893
Diluted	10,818,409	4,233,893

See Notes to Consolidated Financial Statements.

F--#-

CIRCUIT RESEARCH LABS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY (DEFICIT)

For the Years Ended December 31, 2005 and 2004

			Additional
	Common		Paid-in	Accumulated
	Shares	Amount	Capital	Deficit	Total
Balance , January 1, 2004	4,153,574	$415,358	$5,555,932	($6,837,707)	($866,417)

Issuance of common shares	178,959	17,896	43,566		61,462

Net loss				(1,506,917)	(1,506,917)
Balance, December 31, 2004	4,332,533	433,254	5,599,498	(8,344,624)	(2,311,872)

Issuance of common shares	2,104,000	210,400	1,578,000		1,788,400

Issuance of common shares	1,509,804	150,980	1,132,353		1,283,333

Issuance of convertible debt			117,096		117,096

Net Income				2,583,906	2,583,906
Balance, December 31, 2005	7,946,337	$794,634	$8,426,947	($5,760,718)	$3,460,863

See Notes to Consolidated Financial Statements.

F--#-

CIRCUIT RESEARCH LABS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2005 and 2004

	2005	2004
OPERATING ACTIVITIES:
Net Income (Loss)	$2,583,906	($1,506,917)
Adjustments to reconcile net income (loss)to net cash provided by operating activities
Depreciation and amortization	199,996	234,732
Gain on debt restructure	(2,119,065)
Provision for inventories reserve	100,000	268,016
Stock compensation		61,462
Expense for convertible debt	117,096
Variable accounting option expense	388,300

Changes in assets and liabilities:
Accounts receivable	(122,604)	288,880
Inventories	(414,909)	(528,078)
Prepaid expenses and other assets	2,241	(2,498)
Accounts payable, accrued expenses and deposits	495,388	1,866,640
Net cash provided by operating activities	1,230,349	682,237

INVESTING ACTIVITIES:
Capital expenditures	(116,729)	(167,342)
Net cash used in investing activities	(116,729)	(167,342)

FINANCING ACTIVITIES:
Proceeds from shareholder advances	53,000	750,000
Repayment of shareholder advances	(53,000)
Proceeds from (repayment of ) loan	200,000	(112,500)
Principal payments on long-term debt	(1,284,365)	(266,538)
Principal payments on notes payable		(1,000,000)
Net cash used in financing activities	(1,084,365)	(629,038)

NET INCREASE (DECREASE) IN CASH	29,255	(114,143)

CASH AT BEGINNING OF YEAR	108,488	222,631

CASH AT END OF YEAR	$137,743	$108,488

F--#-

CONSOLIDATED STATEMENTS OF CASH FLOWS For the Years Ended December 31, 2005 and 2004 – continued
	2005	2004

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for:

Interest	$310,885	$766,128

Income Taxes	$50	$938

NON-CASH OPERATING AND FINANCING ACTIVITIES:

Common stock issued for compensation	$0	$61,462
Conversion of accounts payable to notes payable and long-term debt	$363,000	$0

Harman Pro North America, Inc. (“Harman”) waived $935,000 of unpaid interest, and was issued 3,613,000 shares of the Company's common stock to reduce the Company's principal obligation by $4,255,000. This total $5,190,000 debt reduction has been recorded as a $361,000 increase to common stock par value, a $2,710,000 increase to additional paid-in capital and a $2,119,000 gain on debt restructure. A per share fair value of $0.85 was used to measure the gain; this was the shares’ quoted market price in October 2004 when the letter agreement to restructure the debt was concluded.

See Notes to Consolidated Financial Statements.

F--#-

CIRCUIT RESEARCH LABS, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 2005 and 2004

1.

DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Circuit Research Labs, Inc. (the “Company” or “CRL”) is an electronics company developing, manufacturing and marketing high quality audio processing and transmission encoding equipment for the radio, television and professional audio markets worldwide.

Principles of Consolidation  -  The consolidated financial statements include the accounts of Circuit Research Labs, Inc. and its wholly-owned subsidiaries:  CRL Systems, Inc. (“CRL Systems”), CRL International, Inc., Orban Europe GmbH., CRL/Orban Netherlands Holding B.V (established in 2005) and CRL/Orban Netherlands Operating B.V. (established in 2005) (collectively, the “Company”).   Significant intercompany accounts and transactions have been eliminated in consolidation.

Significant accounting policies are as follows:

a.

Inventories are stated at the lower of cost (first-in, first-out method) or market.

b.

Property, plant and equipment are stated at cost.  Depreciation is computed using the straight-line method over the estimated useful lives of the related assets, ranging from 3 to 7 years for furniture, fixtures, machinery and equipment. Leasehold improvements are amortized over the term of the lease.

c.

Goodwill. The Company adopted SFAS 142, “Goodwill and Other Intangible Assets,” on January 1, 2002.  SFAS 142 requires that goodwill be tested for impairment, at least annually, and shall not be amortized.  The goodwill impairment test is a two-step process.  The first step compares the fair value of a reporting unit with its carrying amount.  If the fair value exceeds the carrying amount, goodwill of the reporting unit is considered not impaired and no further testing is necessary.  If the fair value is less than the carrying value, the second step must be performed to determine the amount of the impairment.  The second step compares the implied fair value of the reporting unit goodwill with the carrying amount of that goodwill.  If the carrying amount of the reporting unit goodwill exceeds the implied fair value of that goodwill, an impairment loss is recognized in an amount equal to that excess.

The Company has determined the estimated fair value of the Company to assess whether the goodwill has been impaired under SFAS 142. Management has concluded that the estimated fair value of the Company was in excess of its carrying value as of December 31, 2005 and 2004.  The fair value has been estimated based on the market share price, customer base, cash flows and existing product lines. As a result of these reviews, the Company has determined that no impairment loss is required to be recorded for the years ended December 31, 2005 and 2004.

d.

Long-lived assets - The Company reviews the carrying value of its long-lived assets and identifiable intangibles for possible impairment whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable.  For assets to be disposed of, the Company reports long-lived assets and certain identifiable intangibles at the lower of carrying amount or fair value less cost to sell. No impairment losses were recorded for the years ended December 31, 2005 and 2004.

e.

Warranty  - The Company’s warranty period is two years from the date of sale for digital products and one year from date of sale for analog products.  Warranty expense was $107,094 and $56,376 for 2005 and 2004, respectively.

F--#-

	2005	2004
Balance, beginning of year	$122,000	$122,000
Warranty accrual	107,094	56,376
Payments made	(107,094)	(56,376)
Balance, end of year	$ 122,000	$ 122,000

f.

Revenue – In accordance with SFAS 48,“Revenue Recognition When Right of Return Exists,”revenue is recognized on sales of products when title transfers to customers, which is generally at the time of shipment.  The Company sells its products primarily through a network of wholesale distributors and dealers.  The Company’s primary payment terms with its dealers and distributors are 5% prepayment with order net 30 after date of shipment.

In recent years, the radio and television industry in the United States has experienced a great deal of consolidation of ownership.  As a result, several corporations each now own a substantial number of radio and television stations.  These corporations are the largest indirect purchasers of audio processing and post-production equipment. In 2005, the Company’s largest customer, Harris Corporation, accounted for approximately 23% of net sales.  In 2004, the same customer accounted for approximately 19% of net sales.  The Company’s second largest customer, Broadcast Supply Worldwide, accounted for just over 12% of net sales for 2005 representing an increase of 4% over 2004. Harris Corporation and Broadcast Supply Worldwide are suppliers and distributors of broadcast equipment. The Company relies to a large extent on replacement orders placed by existing customers. No other customer accounted for more than 10% of net sales.

Sales transactions with distributors occur at prices fixed at the sale date without contingencies related to (i) the buyer’s resale of the product, (ii) the theft or damage of the product or (iii) future Company performance obligations to effect the resale of the product.  Purchasers have economic substance separate from the Company and expected sales returns can be reasonably estimated.  Because the Company does not sell on consignment or guarantee the resale of its products by its dealer or distributor network, the Company records revenue at the time of shipment in accordance with SFAS 48.

The Company grants trade credit to its customers. Receivables are valued at management’s estimate of the amount that will ultimately be collected. The allowance for doubtful accounts is based on specific identification of uncollectible accounts and historical collection experience. Based on management’s evaluation the allowance for doubtful accounts was $33,361 at December 31, 2005 and 2004.

g.

Research and development costs, totaling $1,615,579 and $1,403,770 for the years ended December 31, 2005 and 2004, respectively, are charged to expense as incurred.

h.

Income taxes - Income tax expense is calculated under the liability method as required under SFAS No. 109, “Accounting for Income Taxes.”  Under the liability method, deferred tax assets and liabilities are determined based upon the differences between financial statement carrying amounts and the tax bases of existing assets and liabilities, and are measured at the tax rates that will be in effect when these differences reverse.  The benefit of operating loss carryforwards has been reduced 100% by a valuation allowance at December 31, 2005 and 2004.

i.

Financial instruments - SFAS No. 107 “Disclosures About Fair Value of Financial Instruments” requires disclosure of the estimated fair value of certain financial instruments.  The Company has estimated the fair value of its financial instruments using available market data.  However, considerable judgment is required in interpreting market data to develop estimates of fair value. The use of different market assumptions or methodologies may have a material effect on the estimates of fair value.  The carrying values of cash, receivables, accounts payable, notes payable and debt approximate fair values due to the short-term maturities or market rates of interest of these instruments.

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j.

Net loss per share – In calculating net income per share for the twelve months ended December 31, 2005, the effects of 3,591,000 shares relating to options to purchase common stock and 266,667 shares related to convertible debt as well as the anti-dilution rights of a shareholder were used for computing diluted earnings per share because the option exercise prices were lower than the market price of the common stock. For the twelve months ended December 31, 2004, the effect of 2,915,005 shares relating to options to purchase common stock were not used for computing diluted net loss per share because the results would be anti-dilutive. SFAS No. 128, “Earnings per Share,” establishes standards for computing and presenting earnings per share. It also requires the dual presentation of basic and diluted earnings per share on the face of the statement of operations. Earnings per share is calculated as follows:

	For the Year Ended December 31,
	2005	2004
Numerator
Net income (loss)	$2,583,906	($1,506,917)
Denominator
Weighted average shares -- basic	6,778,039	4,233,983
Weighted average shares – diluted	10,818,409	4,233,983
Basic income (loss) per share	$0.38	($0.36)
Diluted income (loss) per share	$0.24	($0.36)

k.

Advertising Costs - Advertising costs are expensed as incurred with the exception of any expenses paid in connection with a sales event that has not yet taken place. Those advertising costs are classified as prepaid expense items until after the sales event. Advertising expense for the years ended December 31, 2005 and 2004 were $84,767, and $54,170, respectively.

l.

Shipping and handling costs - It is the Company’s policy to classify shipping and handling costs as part of selling, general and administrative expenses in the statement of operations. Total delivery costs were $129,886 and $129,357 in 2005 and 2004, respectively.

m.

New accounting pronouncements

SFAS No. 123, (Revised 2004) (SFAS No. 123R), “Share-Based Payment,” was issued in December 2004.  SFAS No. 123R is a revision of FASB Statement 123, “Accounting for Stock-Based Compensation,” and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance, which allowed companies to use the intrinsic method of valuing share-based payment transactions.  SFAS No. 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions. SFAS No. 123R requires a public entity with share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on the fair-value method as defined in SFAS No. 123R.  Pro forma disclosure is no longer an alternative.  That cost will be recognized over the period during which an employee is required to provide service in exchange for the award.  This statement is effective for the Company as of the interim reporting period that begins January 2006.

As permitted by Statement 123, the Company currently accounts for share-based payments to employees using the intrinsic value method and, as such, generally recognize no compensation cost for employee stock options.  Accordingly, the adoption of Statement 123R’s fair value method is expected to have an impact on the Company’s results of operations, although it will have no impact on the Company’s overall financial condition.  The impact upon adoption of Statement 123R cannot be predicted at this time because it will depend on levels of share-based payments granted in the future, the valuation model used to value the options and other variables.

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SFAS No. 151, “Inventory Costs,” an amendment of ARB No. 43, Chapter 4, was issued in November 2004.  SFAS No. 151 clarifies that abnormal amounts of idle facility expense, freight, handling costs and spoilage should be expensed as incurred and not included in overhead.  Further, SFAS No. 151 requires that allocation of fixed and production facilities overheads to conversion costs should be based on normal capacity of the production facilities.  The provisions of SFAS No. 151 are effective for fiscal years beginning after June 15, 2005.  The Company does not expect the adoption of SFAS No. 151 to have a material effect on results of operations or financial condition.

SFAS No. 154, “Accounting Changes and Error Corrections,” a replacement of APB Opinion No. 20, Accounting Changes, and Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements,” was issued in May 2005.  SFAS No. 154 changes the requirements for the accounting and reporting of a change in accounting principle.  Previously, most voluntary changes in accounting principles were recognized by way of a cumulative effect adjustment within net income during the period of the change.  SFAS No. 154 requires retrospective application to prior periods’ financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change.  SFAS No. 154 is effective for accounting changes made in fiscal years beginning after December 15, 2005.  However, the SFAS No. 154 does not change the transition provisions of any existing accounting pronouncements.  The Company does not expect the adoption of SFAS No. 154 to have a material effect on results of operations or financial condition.

The FASB has issued SFAS No. 155, “Accounting for Certain Hybrid Instruments.” This standard amends the guidance in FASB Statements No. 133, “Accounting for Derivative Instruments and Hedging Activities,” and No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” SFAS No. 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. The Company does not engage in transactions that would be affected by this statement.

n.

Use of estimates – The preparation of consolidated financial statements in conformity with U.S. generally accepted accounting principles necessarily requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reported period.  Actual results could differ from these estimates.

o.

Concentration of Credit Risk. – Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of trade accounts receivable.

At December 31, 2005 and 2004, the Company had trade receivables with one and three customers representing approximately 13% and 48% of the receivable balances.

2.

INVENTORIES

Inventories consist of the following at December 31:	2005	2004

Raw materials and supplies	$3,049,228	$2,782,860
Work in process	935,212	843,279
Finished goods	612,555	555,947
Total	4,596,995	4,182,086
Less obsolescence reserve beginning of the year	(1,809,410)	(1,541,394)
Additions to the obsolescence reserve	(100,000)	(268,016)
Inventories, net	$2,687,585	$2,372,676

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3.

PROPERTY AND EQUIPMENT

Property and equipment consist of the following at December 31:	2005	2004

Leasehold improvements	$420,279	$420,279
Furniture and fixtures	103,120	103,120
Computer equipment	999,242	944,087
Machinery and equipment	1,372,864	1,311,291
	2,895,505	2,778,777
Less accumulated depreciation and amortization	(2,476,980)	(2,276,984)
Property and equipment – net	$418,526	$501,793

Provision for depreciation and amortization charged to operations for the years ended December 31, 2005 and 2004 amounted to $199,996 and $234,732, respectively, of which $ 86,025 and $ 86,699, respectively, are included as a component of cost of goods sold.

4.

LONG-TERM DEBT

Long-term debt consists of the following at December 31:

	2005	2004
Orban acquisition note to shareholder	$180,000	$180,000
Avocet Instruments, Inc.	27,367	27,367
Dialog4 Engineering GmbH ( Note 6)	840,040	1,386,200
Solectron GmbH see (Note 6)	227,107	275,527
Harman see (Note 5)	2,752,530
Harman accumulated interest, long-term portion	243,460
Note payable to private investor	200,000
Vendor notes	190,663	16,979
Employee note	2,000	18,000
Total long-term debt	4,663,168	1,904,073
Less current portion Harman and others	1,500,898	885,127
Total long-term debt, less current portion	$3,162,270	$1,018,946

In connection with its acquisition of the assets of Orban in 2000, the Company issued $205,000 in long-term debt to an unrelated shareholder in consideration for his role in such acquisition.  The note bears interest at 7.5% per annum, with principal and interest due monthly beginning August 1, 2000 for four years.  Based on a verbal agreement with the note holder, the Company made payments in 2001 sufficient for interest and some principal.  On November 12, 2001, the Company and the shareholder agreed to defer the payments to January 2002 with interest accruing at the rate of 7.5% per annum. As of  December 31, 2004, the Company had made partial payments on the accrued interest, and the outstanding principal balance of this debt was $178,905, plus accrued interest of $1,746. The Company signed a new promissory note to replace the original note on August 3, 2004, which took effect August 1, 2004, for $180,000, payable on or before July 1, 2007, with interest only payments to be made monthly in arrears at the rate of 10% per annum commencing August 1, 2004. In the event an interest payment is not received before the 16th of the month, the interest rate will increase to 12% per annum from the date of delinquency until the accrued interest is brought current.

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On May 31, 2001, the Company acquired the assets of Avocet Instruments, Inc. for $82,980 plus other costs of $3,350. The remaining unpaid purchase price is being offset by periodic product purchases by the lender. As of December 31, 2005 and 2004 $27,367 is the balance of the note.

In the fourth quarter of 2001, the Company converted various trade payables into notes payable and long-term debt totaling $179,903. In 2005, the Company converted approximately $363,000 of various trade payables into notes payable. These notes payable are reduced to $190,663 and $16,979 at December 31, 2005 and 2004, respectively.

On October 12, 2005 a private investor, that is not related the Company or any of its executives, loaned the Company $200,000 secured by a promissory note with an interest rate of 11% per annum.  The note matures October 12, 2010 and has interest only payments payable monthly. At anytime on or before the maturity date the holder of the note may convert the note into restricted shares of common stock for $0.75 per share. The Company expensed $117,096 related to the conversion rights in 2005.

Non-current maturities include the $243,473 of future interest due to Harman (Note5).

Future minimum payments as of December 31, 2005 on the long-term debt are as follows:

2006	$1,500,898
2007	848,765
2008	907,840
2009	1,184,605
2010	221,060
$4,663,168

5.

NOTES PAYABLE

      Shareholders and Related Parties

During June 2003, two shareholders, unrelated to the Company or any executives of the Company, loaned the Company $10,000 and $20,000, pursuant to one-year notes accruing interest at 9.0% per annum. Both notes were due and payable with interest in June 2004.  As previously agreed, in the second quarter of 2005, the Company issued options to the lenders to purchase an aggregate of 60,000 shares of common stock of the Company for a purchase price of $0.45 per share. The proceeds from these notes were used to reduce the accrued and unpaid interest owed to Harman. The two non-related shareholders verbally agreed to extend the loans and the Company continued to accrue interest under the loans.  Upon the request of one of the shareholders, on October 21, 2005 the Company repaid the principal amount of $10,000 together with the accrued interest of $2,140.

On October 4, 2004, Jayson Russell Brentlinger, the father of the Company’s President and CEO, loaned the Company $700,000 in connection with the Harman debt restructure. The loan bears interest at 11.5% per annum and requires monthly interest-only payments.  Management is negotiating with Mr. Brentlinger concerning the terms of repayment and the possibility of converting the note into preferred or common stock of the Company. No agreement about the terms and conditions of the payment or conversion has yet been completed.

On May 25, 2004, Robert McMartin, the Company’s Executive Vice President and Chief Financial Officer, loaned the Company $50,000 to be applied to reduce the accrued past due interest owed to Harman. The loan was due and paid on August 25, 2004, with interest at a rate of 16.0% per annum. The Company issued two shares of common stock per dollar loaned. The Company also issued options to Mr. McMartin to purchase 100,000 shares of common stock of the Company for a purchase price of $0.45 per share as a result of the closing of the Harman debt restructure.

On March 3, 2005, Robert McMartin and Gary Clarkson, the Company’s Vice President and General Manager, loaned the Company $33,000 and $20,000, respectively.  These loans were repaid on March 13, 2005. Mr.

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McMartin and Mr. Clarkson were issued options to purchase two common shares of common stock for every dollar loaned.

Interest expense on all shareholder and related party loans for the years ended December 31, 2005 and 2004 was $119,950 and $25,547, respectively.

On January 18, 2006 Mr. McMartin loaned the Company $100,000 represented by a promissory note at a rate 21% per annum. The note was due January 31, 2006 and now bears interest at a rate of 25% per annum until paid.

  On February 1, 2006 Mr. Clarkson loaned the Company $20,000 represented by a promissory note at a rate 21% per annum. The note was due February 14, 2006 and now bears interest at a rate of 25% per annum until paid.

       Harman

On May 31, 2000, the Company acquired the assets of Orban, Inc., which was then a wholly-owned subsidiary of Harman, including the rights to the name “Orban.”  The purchase price was paid partially in cash and partially by issuing notes payable to Harman.

On October 12, 2004, the Company executed a letter agreement with Harman, whereby its indebtedness, then in an amount of almost $8.5 million plus $1.0 million of accrued but unpaid interest, would be restructured, subject to certain conditions, including the execution by the parties of definitive documents.  These documents were executed on April 29, 2005.

The Harman debt restructure consisted of:

•

In October 2004 the Company paid Harman a $1,000,000 principal payment as a condition to restructuring the remaining indebtedness.  The funds for this payment came from $300,000 generated from the Company’s operations, and $700,000 from a short-term loan from the father of the Company’s President and Chief Executive Officer.

•

Prior to the debt restructure, the Company’s debt to Harman bore interest at a rate of 12% per annum.  As part of the debt restructure Harman waived all interest accrued after April 1, 2003 in excess of 6.0% per annum, which resulted in Harman waiving $763,380 of approximately $1.0 million in accrued interest.  The remaining $249,530 in accrued interest was added to the outstanding principal balance of the Company’s indebtedness to Harman.  After giving effect to the $1.0 million principal payment, the principal amount due Harman was $7,482,000.  Adding the remaining unpaid interest of $249,530 to principal resulted in a total unpaid principal loan balance of $7,731,530 as of September 30, 2004.

•

In April 2005, Harman exchanged $2,104,000 of the remaining indebtedness for 2,104,000 shares of the Company’s common stock, which Harman then sold to the Company’s President and Chief Executive Officer for $1,000,000.  Payment was made by delivery of a promissory note due and payable on September 30, 2007.  Harman’s recourse for non payment under the note is limited to a security interest in the shares purchased.  Harman exchanged an additional $2,400,000 of indebtedness for 19% of the shares of the Company’s common stock, which consisted of approximately 1,509,000 shares at the time of the restructure.  This exchange included an anti-dilution provision, which entitles Harman to receive additional shares equaling 19% of the amount of any shares that are issued as a result of exercise of options in existence on the date of the restructure. This could result in the issuance of 815,927 additional shares to Harman, if all currently outstanding options are exercised.  Also, if the father of the Company’s President and Chief Operating Officer, who holds the $700,000 loan, elects to convert the obligation into shares of common stock, Harman will receive additional shares such that Harman will continue to own

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19% of the shares of the Company’s common stock. Harman will have no right to additional shares as the result of new share issuances occurring after the date of the restructure.

The remaining $3,227,530 of indebtedness, after giving effect to the transactions described above, is evidenced by a new note, secured by a security interest covering all of the Company’s assets, that (i) renews and extends (but does not extinguish) the indebtedness owed to Harman, and (ii) reduces the interest rate on the debt to 6.0% per annum, with interest payable monthly in arrears.  Principal repayment of the note is amortized over a five year period, and the final principal payment is due September, 2009.  The Company is required to make monthly principal payments of $66,667 through September 2005; $37,500 commencing in October 2005 through September 2007; $41,666 commencing in October 2007 through September 2008 and $118,961 commencing in October 2008 through September 2009.

In summary, Harman waived $935,000 of unpaid interest, and was issued 3,613,000 shares of the Company’s common stock to reduce the Company’s principal obligation by $4,255,000.  This total $5,190,000 debt reduction has been recorded as a $361,000 increase to common stock par value, a $2,710,000 increase to additional paid in capital and a $2,119,000 gain on debt restructure.  A per share fair value of $0.85 was used to measure the gain, which was the shares’ quoted market price in October 2004 when the letter agreement to restructure the debt was concluded.

The debt restructure reduced the Company’s debt service to Harman by approximately $824,000 a year.  In addition, the restructured debt is a long-term obligation, compared to the demand note status of the previous debt structure.

In recording the restructure, the obligation to Harman for unpaid interest was not eliminated, but was reduced to equal the aggregate future 6.0% interest payments scheduled under the restructured obligation.  Accordingly, no additional interest expense will be recorded while the restructured obligation is outstanding.

6.

DIALOG4 System Engineering, GmbH (“Dialog4”)

Dialog4 was a German corporation that produced products within the Company’s industry, including its Codec line of products. The Company purchased the assets of Dialog4 on January 18, 2002. The Company and Dialog4 had disputes that arose in connection with this transaction which were submitted to arbitration in Germany.

On October 8, 2004, the Company learned the Arbiter had awarded Dialog4 approximately $1.0 million. The Company increased its reserves from $712,000, the amount of principal and interest then due under its note payable to Dialog4, to $1,393,000. The increase of $681,135 was reported as resolution of business acquisition contingency in the 2004 Statements of Operations.  The increase represents the amount awarded by the Arbiter on account of Dialog4’s costs and fees incurred in connection with the arbitration and the amount of a liability to a third party vendor to Dialog4.  Dialog4 filed an action in the U.S. District Court for the District of Arizona (Arizona Litigation) to enforce the arbitration award.

On March 30, 2005, the Company and Dialog4 agreed upon settlement terms for all disputes between them. The Company paid Dialog4 $490,000 at the time the settlement papers were signed on April 15, 2005 and paid an additional $475,000 on April 1, 2006. The Company also filed with the SEC a registration statement under the Securities Act covering sales by Dialog4 of the 1,250,000 shares of stock issued in 2002 as partial payment of the purchase price.

On March 31, 2006, Jayson Russell Brentlinger, the father of C. Jayson Brentlinger, the Company’s Chief Executive Officer, President and Chairman, loaned the Company $475,000, secured by a demand note (the “Note”).  All of the proceeds of the Note were used to pay the April 2006 installment of the settlement with Dialog4.  The Note is payable within 30 days upon demand and has an interest rate of 11.5%.  In addition, Jayson Russell Brentlinger may, at any time, convert the then outstanding principal of the Note into either common shares at $0.50 per share, or cumulative preferred shares $100 par value per share.  A holder of the preferred shares is entitled to an 11.5% dividend per annum payable monthly.  The preferred shares are alternatively convertible into the Company’s common shares at a price of $0.50 per share and may be redeemed by the Company at any time.  If, before March

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31, 2007, the Company satisfies the Note and Jayson Russell Brentlinger has not exercised his right to convert the then outstanding principal of the Note, then he will be awarded options to purchase 950,000 shares of our common stock at a purchase price of $0.50 per share.  If such options are granted, those 950,000 options will expire on March 31, 2007.

In March 2005, as part of the Dialog4 settlement, the Company agreed to resolve a separate employment dispute being litigated in Germany between Berthold Burkhardtsmaier and the Company. Mr. Burkhardtsmaier agreed to resign from the Board of Directors, and the Company agreed to pay him approximately $421,200 in monthly installments of $7,020 for 60 months.

Dialog4 dismissed the Arizona litigation without prejudice, and when all the terms and conditions of the settlement agreement have been met, Dialog4 and the Company will release each other from any further claims arising out of or related to the Asset Purchase Agreement.

On August 9, 2002, the Company agreed to purchase all existing inventory of parts related to its Sountainer product from Solectron GmbH for a total price of $829,328, payable in 24 equal monthly installments including interest.  Solectron had purchased the inventory pursuant to an agreement with Dialog4 approximately two years prior to the Company’s purchase of the assets of Dialog4.  The price was equal to the amount paid by Solectron for the inventory, which the Company expects to realize from future sales of that inventory.  The agreement settled a dispute between the Company and Solectron in which Solectron claimed the Company became liable for the obligation of Dialog4 to purchase the inventory when the Company acquired the assets of Dialog4.  The Company maintains it did not undertake the obligation of Dialog4, but to settle the dispute, it agreed to purchase the inventory, which it will use in the manufacture of Sountainer products. On January 20, 2004, the Company renegotiated the terms and agreed to pay monthly installments of principal and interest in the amount of $25,000 with the final installment being due October 15, 2005 in the amount of $15,681. As of December 31, 2005, the Company owes Solectron $227,107 because the Company has not received $233,000 of inventory pursuant to the materiality agreement entered into between Dialog 4 and Solectron for which it was found to be responsible. As of December 31, 2005, the Company has cumulatively paid Solectron $487,830 in principal and $72,733 in interest. Charles Jayson Brentlinger, President and CEO of the Company has also signed a personal guarantee under the revised settlement agreement. The Company further agreed to indemnify Mr. Brentlinger should he be required to make any payment under this guarantee. The inventory of $233,000 is reported in other assets pending delivery of that amount of inventory by Solectron.

7.

SHAREHOLDERS’ EQUITY (DEFICIT)

During 2004, the Company issued 18,959 shares of common stock in connection with the employment contract of Phil T. Zeni Sr., who was the Company’s Executive Vice President, Chief Operating Office and Director from September 30, 2002 to January 23, 2006.

On August 10, 2004 the Company issued to Robert McMartin 100,000 shares of common stock as part of his compensation for a note he issued to the Company.

Mr. Bill Cowan, an existing shareholder, was issued 20,000 shares on August 10, 2004 as inducement to loan the Company $10,000, which was used to reduce the amount of accrued interest to Harman.

Mr. Bill Gruwell, an existing shareholder, was issued 40,000 shares on August 10, 2004 as inducement to loan the Company $20,000, which was used to reduce the amount of accrued interest to Harman.

As discussed in Note 5, on April 29, 2005 the Company issued 2,104,000 shares of common stock to Harman.  Harman then sold those shares to C. Jayson Brentlinger the Company’s Chief Executive Officer, President and Chairman secured by an inter-creditor agreement between Harman and Mr. Brentlinger.  Mr. Brentlinger maintains voting control while Harman keeps the certificates until the $1.0 million is paid.

Also on April 29, 2005, the Company issued 1,509,804 shares to Harman per the debt restructure.

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8.

STOCK OPTIONS

In May 1994, the Company shareholders approved its 1994 Stock Option Plan, which set aside an aggregate of 120,000 shares of common stock for which options may be granted to employees, officers, directors, and consultants.  Options are typically exercisable upon the grant date for up to three years at a price equal to 100% of the fair market value at the date of grant.  There are no options outstanding under this plan at December 31, 2005 and 2004.

The following options in the next 5 paragraphs were re-priced in 2004 and are now subject to variable option accounting, whereby the option strike price will be compared to the market price at each reporting date and an expense recorded or adjusted if the market price exceeds the strike price; the market price did not exceed the strike price at December 31, 2004.  Expense related to variable accounting for these options in 2005 was $388,300.

•

On January 23, 2002, the Company’s Board granted to its Vice President, Secretary and Director, Gary D. Clarkson, an option which vested immediately, to purchase 50,000 shares of common stock at a purchase price of $1.00 per share, exercisable prior to January 23, 2005.  On December 29, 2004 the Board reduced the option purchase price to $0.70 per share and extended the exercise period to December 29, 2009. No options have been exercised under this grant.

•

On January 23, 2002, the Company’s Board granted Carl E. Matthusen an option, which vested immediately, to purchase 50,000 shares of common stock at a purchase price of $1.00 per share, exercisable prior to January 23, 2005.  On December 29, 2004 the Board of Directors reduced the option purchase price to $0.70 per share and extended the exercise period to December 29, 2009. No options have been exercised under this grant.

•

On January 23, 2002, the Company’s Board granted its Vice President, Chief Engineer and Director, Robert A. Orban, an option, which vested immediately, to purchase 50,000 shares of common stock at a purchase price of $1.00 per share, exercisable prior to January 23, 2005.  On December 29, 2004, the Board of Directors reduced the option purchase price to $0.70 per share and extended the exercise period to December 29, 2009. No options have been exercised under this grant.

•

On January 23, 2002, the Company’s Board granted to its then Executive Vice President, Chief Operating Officer and Director, Phillip T. Zeni, Sr., an option, which vested immediately, to purchase 50,000 shares of common stock at a purchase price of $1.00 per share, exercisable prior to January 23, 2005. On December 29, 2004, the Board of Directors reduced the option purchase price to $0.70 per share and extended the exercise period to December 29, 2009. No options have been exercised under this grant.

•

On December 29, 2004, the Company’s Board renewed an option to its President and Chief Executive Officer, Charles Jayson Brentlinger, to purchase 1,365,005 shares of common stock at a purchase price of $0.70 per share, exercisable prior to December 29, 2009. No options have been exercised under this grant.

On December 29, 2004, the Company’s Board granted  Christopher Martin Kampmeier, a member of the Board of Directors, an option, which vested immediately, to purchase 50,000 shares of common stock at a purchase price of $0.70 per share, exercisable prior to December 29, 2009. No options have been exercised under this grant.

On December 29, 2004, the Company’s Board granted Berthold Burkhardtsmaier, a member of the Board of Directors, an option, which vested immediately, to purchase 50,000 shares of common stock at a purchase price of $0.70 per share, exercisable prior to December 29, 2009. No options have been exercised under this grant.

On March 3, 2005, the Company’s Board granted Robert McMartin on option, which vested immediately, to purchase 66,000 shares of common stock at a purchase price of $0.30 per share, exercisable prior to March 3, 2009. These options were granted to induce Mr. McMartin to loan the Company $33,000.

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On March 3 2005, the Company’s Board granted Gary Clarkson, an option, which vested immediately, to purchase 50,000 share of common stock at a purchase price of $0.30 per share, exercisable prior to March 3, 2009. These options were granted to induce Mr. Clarkson to loan the Company $25,000.

On April 29, 2005, the Company’s Board granted Robert McMartin an option, which vested immediately, to purchase 100,000 shares of common stock at a purchase price of $0.45 per share, exercisable prior to April 29, 2007. These options were granted to induce Mr. McMartin to loan the Company $50,000 in conjunction with the Harman debt restructure.

On April 29, 2005, the Company’s Board granted Phillip T. Zeni, Sr. an option, which vested immediately, to purchase 200,000 shares of common stock at a purchase price of $0.45 per share, exercisable prior to April 29, 2007. These options were granted to induce Mr. Zeni to loan the Company $100,000 in conjunction with the Harman debt restructure.

On April 29, 2005, the Company’s Board granted Bill Cowen an option, which vested immediately, to purchase 20,000 shares of common stock at a purchase price of $0.45 per share, exercisable prior to April 29, 2007. These options were granted to induce Mr. Cowen to loan the Company $10,000 in conjunction with the Harman debt restructure.

On April 29, 2005, the Company’s Board granted Bill Gruwell an option, which vested immediately, to purchase 40,000 shares of common stock at a purchase price of $0.45 per share, exercisable prior to April 29, 2007. These options were granted to induce Mr. Gruwell to loan the Company $20,000 in conjunction with the Harman debt restructure.

If the options issued in 2005 were recorded under SFAS No. 123, "Accounting for Stock Based Compensation,” using the Black Scholes fair value model, net income for the year ended December 31, 2005 would have decreased by $53,030. Net income for 2005 was $2,583,906. Had the options been expensed, the net income would have been $2,530,876.

If the 2004 options were recorded under SFAS No. 123, “Accounting for Stock Based Compensation,” using the Black Scholes fair value model, net loss for the year ended December 31, 2004 would have increased by approximately $958,000. Net loss for 2004 was $1,506,917. Had the options been expensed, the net loss would have been $2,464,917.

	2005	2004
Net income (loss) as reported	$2,583,906	($1,506,917)
Additional expense if options had been expensed	(53,030)	(958,000)
Pro forma net income (loss)	$2,530,876	($2,464,917)

2005 income (loss) per share diluted	$ 0.27	($0.36)
2005 income (loss) per share diluted, if options had been expensed	$ 0.27	($0.58)

The 2005 pro forma expense was computed using a risk free interest rate of 4.28% and an option life of 2 years and an expected volatility of 50.52%.  The Company believes that the Black Scholes model is intended for valuing options that have certain characteristics, including a larger share float, that are not reflective of the options the Company issues. Further, there is no history of options issued by the Company being exercised by the recipients. Accordingly, the model may produce a result that is not entirely reflective of the value of the Company’s options.

On January 23, 2006, the C. Jayson Brentlinger Family Limited Partnership, of which the Company’s Chief Executive Officer, President and Chairman is the General Partner, exercised 1,250,000 options to purchase shares of the Company’s common stock at the option price of $0.55 per share (the market price of the shares on the date the option was issued), in the form of a cashless exercise, into 548,469 of the Company’s common shares (the market price of the shares was $0.98 on the day the options were exercised). Due to the anti-dilution provisions of the

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Harman debt restructure, the Company will be issuing approximately 128,664 shares of its restricted common stock to Harman resulting in an expense of approximately $126,000 in 2006.

9.

INCOME TAXES

The principal reasons for the difference between the income tax (benefit) provision and the amounts computed by applying the statutory income tax rates to the loss for the years ended December 31, are as follows:

	2005	2004
Federal tax (benefit) at statutory rates	$904,400	($513,000)
State tax at statutory rates	129,200	(91,000)
Permanent items	25,000	15,100
Other	0	(10,800)
Utilization of net operating loss carry forward	(1,058,600)	0
Increase in valuation allowance	0	599,700
Alternative minimum tax	40,050	0
Total	$40,050	$ 0

At December 31, deferred taxes represent the tax effect of temporary differences related to:

	2005	2004
Current deferred taxes:
Inventory cost capitalization	$68,900	$68,900
Inventory obsolescence reserve	763,800	723,800
Allowance for doubtful accounts	13,300	13,300
Warranty and other reserves	48,800	48,800
Interest on obligation subject to restructuring	0	378,000
Accrued expenses	91,900	109,500
Variable option and debt conversion accruals	202,200
Deferred tax valuation allowance	(1,188,900)	(1,342,300)
Total	$0	$0

Non-current deferred taxes:
Goodwill amortization	($ 618,400)	($ 374,800)
Depreciation and amortization	(60,700)	(60,700)
Operating loss carry forward	2,431,700	3,093,000
Federal general business credit carry forward	65,400	65,400
Deferred tax valuation allowance	(1,818,000)	(2,722,900)
Total	$0	$0

At December 31, 2005 and 2004, valuation allowances totaling $3,007,300 and $4,065,200 respectively, were recorded, which related to, among other items, federal and state net operating losses and federal general business credit carry forwards for which the utilization is not reasonably assured.  Net operating loss carryforwards of approximately $6,079,000, which will expire through 2024, are available for federal income tax purposes.

10.

SEGMENT REPORTING, SALES TO MAJOR CUSTOMERS AND EXPORT SALES

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The Company manufactures and distributes audio processing and Radio and TV studio equipment.  The Company’s primary end user market is radio, TV stations and the Internet market.  The chief operating decision makers are provided information about revenue generated by product line, with all products having similar production processes, customers and distribution channels.  The Company’s long-lived assets are all located in the United States.  Accordingly, the Company operates in one segment.

The Company sells its products primarily through wholesale distributors and dealers.  The Company recognizes revenue generally upon shipment of products to customers.  In 2005, the Company’s largest customer, Harris Corporation, accounted for approximately 23% of net sales.  In 2004, Harris accounted for approximately 19% of net sales.  Broadcast Supply Worldwide accounted for approximately 12% of the Company’s net sales for 2005, and 8% in 2004. The Company’s dependence on a small number of relatively large customers increases the magnitude of fluctuations in its operating results particularly on a period to period, or period over period, comparison basis.

International sales in 2005 and 2004 totaled $6,703,002 and $8,262,278, or approximately 43% and 62%, respectively, of the Company’s total sales during those years.  Prior to the Company’s acquisition of the assets of Dialog4, it required that all export sales be paid in U.S. currency. After the acquisition was completed, sales from the German office must be paid in either Euros or U.S. currency. All other export sales are in U.S. currency.  The primary reason for the decrease in international sales in 2005 was the modest increase the value of the U.S. Dollar over the Euro along with an overall reduced demand for the Company’s products internationally.

The Company’s export sales by region are as follows:

Region	2005	%	2004	%
Europe	$3,900,907	58%	$4,453,434	54%
Pacific Rim	1,397,436	21	2,064,585	25
Latin and South America	846,475	13	848,466	10
Canada and Mexico	461,520	7	584,072	7
Other	96,730	1	311,721	4
Total	$6,703,068	100%	$8,262,278	100%

11.

EMPLOYEE BENEFIT PLANS

The Company maintains a 401(k) profit sharing plan (the “Plan”) for the benefit of all employees who meet certain eligibility requirements.  The Company matches 50% of employee contributions up to a maximum contribution by the Company of 3% of a participant’s annual compensation.  Total annual contributions to a participant’s account may not exceed 25% of compensation.  Company contributions made to the Plan were $78,718 and $71,916 in 2005 and 2004, respectively.

On August 24, 2001, the Company’s Board of Directors approved a monthly employee stock purchase plan to be effective September 1, 2001.  The Plan is offered to substantially all employees, including officers.  Employees may purchase the Company’s common stock through payroll deductions not exceeding $250 per week.  A non-affiliated dealer on the open market purchases shares at the market price.  During 2005 and 2004, the plan purchased 10,934 and 4,069 shares of its common stock, respectively.

12.

 GOING CONCERN

The Company generated a net income of $2,583,906 for the year ended December 31, 2005 compared to a net loss of $1,506,917 reported in 2004. The Company’s 2005 financial results are primarily attributed to its ability to restructure the debt it owes Harman as a result of its acquiring the assets of Orban, Inc. The Company’s financial results strained its liquidity making it difficult to service its debt with Harman and other lenders. While the Company has continued to close loans with lenders to finance operations, there is no certainty that it will be able to borrow additional sums in the future. The Company’s difficulties in meeting its financing needs and its negative working capital position resulted in the Company’s independent registered public accountants adding a “going

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concern” emphasis paragraph to their report on the Company’s financial statements for the years ended December 31, 2005 and 2004 by including a statement that such factors raise substantial doubt about the Company’s ability to continue as a going concern.

The restructure will reduce the Company’s debt service to Harman by approximately $824,000 a year. The Company’s previous financial results coupled with the Harman debt service have strained the Company’s liquidity. The Company believes the restructure and reduced debt service will allow the Company to focus on its operations and generate growth.

The Company is in the process of consolidating its U.S. manufacturing into our new Kyrene corporate headquarters located in Tempe, Arizona.  The Company has increased its manufacturing capacity by outsourcing most low level assemblies and subassemblies over the past year.  Final assembly and a full range of quality controls will be performed from the new headquarters.  The goal is to be more responsive to customers’ demands for advanced products while increasing efficiencies and maintaining the same high standards of performance and quality that Orban and CRL have achieved over the past 35 years.  The Company expects to incur one time charges of approximately $350,000 to realize a savings of up to $750,000 annually once the consolidation is completed.  The Company expects that it will be shipping nearly all of its U.S. manufactured products out of the new Tempe plant by the middle of April, 2006.

13.

 COMMITMENTS

The Company maintains its principal sales offices and warehouse in leased facilities in San Leandro, California, under an operating lease that expires on December 31, 2006.  The lease agreement provides for minimum monthly rental payments ranging from $27,022 to $30,396.  The Company is also responsible for the payments of (i) common area operating expenses (as defined), (ii) utilities, and (iii) real estate taxes.  The Company also maintains its principal corporate offices and facilities in leased facilities in Tempe, Arizona, under an operating lease which expires on December 31, 2009.  The Company is also responsible for the payments of (i) taxes and (ii) utilities.

On November 26, 2003, the Company entered into a lease with a three year option to purchase the manufacturing and office facilities at 1302 W. Drivers Way, Tempe, Arizona.  The 60 month lease term commenced on December 1, 2003.  The Company leases 13,008 square feet at a base monthly rental of approximately $9,105.  After the initial year of the lease term, the monthly payments increase at a rate of 3% annually.  The option to purchase will be for $1,275,000 after the first 12 months of occupancy, increasing $25,000 each year for the subsequent years.  The Tempe location houses our executive, administrative, sales, manufacturing and research staff.  On November 14, 2005 the Company entered into a lease with an option to purchase a manufacturing and corporate office facility at 7970 S. Kyrene, Tempe, Arizona.  The option to purchase is during the period from September 1, 2008 to January 31, 2010.  The 60 month lease term commenced on February 1, 2006 with the Company being able to take early occupancy on January 16, 2006.  The Company leases 36,300 square feet at a base monthly rental of approximately $23,595.  After the initial year of the lease term, the monthly payments increase at a rate of $0.02 per square foot annually.  The Company also has a 5 year option to renew at the market price after the initial lease term.

The Company is in the process of consolidating our U.S. manufacturing into our new Kyrene corporate headquarters located in Tempe, Arizona.  The Company has increased its manufacturing capacity by outsourcing most low level assemblies and subassemblies over the past year.  Final assembly and a full range of quality controls will be performed from the new headquarters.  The goal is to be more responsive to customers’ demands for advanced products while increasing efficiencies and maintaining the same high standards of performance and quality that Orban and CRL have achieved over the past 35 years.  The Company expects to incur one time charges of approximately $350,000 to realize a savings of up to $750,000 annually once the consolidation is completed.  The Company expects that it will be shipping nearly all of its U.S. manufactured products out of the new Tempe plant by the middle of April, 2006.  As part of its consolidation, the Company’s Northern California Research and Design Center Group will remain in San Leandro, California, just north of Silicon Valley, close to the country’s most advanced digital technology enterprises.  The Company anticipates it will move the Northern California Research and Design Center into a smaller facility located close to its current San Leandro plant.

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The office facility lease in Ludwigsburg, Germany is a month-to-month lease for approximately 750 square feet for $2,700 a month. The office facility in Permerand, Netherlands is a month-to-month lease for approximately 750 square feet for $1,430 a month.

Rent expense amounted to $639,632 and $569,976 for the years ended December 31, 2005 and 2004, respectively.

Future minimum lease payments relating to the above operating leases at December 31, 2005 are as follows:

Year	Amount
2006	$758,212
2007	410,816
2008	412563
2009	308,550
2010	317,262
2011	325,974
Thereafter	27,227
$2,560,604

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CIRCUIT RESEARCH LABS, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED BALANCE SHEETS

	March 31, 2006 (unaudited)	December 31, 2005
CURRENT ASSETS:
Cash	$142,285	$137,743
Accounts receivable, trade, net of allowance for doubtful accounts of $33,361 in 2006 and in 2005	706,787	700,175
Inventories	2,720,735	2,687,585
Other current assets	72,923	162,188
Total current assets	3,642,730	3,687,691

PROPERTY, PLANT AND EQUIPMENT – Net	378,977	418,525

OTHER ASSETS:
Goodwill	7,476,008	7,476,008
Other	378,754	358,468
	7,854,761	7,834,476
TOTAL	$11,876,469	$11,940,692

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,846,684	$1,248,944
Notes payable to shareholders	1,195,000	720,000
Current portion, notes payable, Harman	487,500	487,500
Current portion of other long-term debt	433,220	1,013,398
Accrued salaries and benefits	543,119	586,826
Customer deposits	572,274	268,213
Other accrued expenses and liabilities	744,641	992,678
Total current liabilities	5,822,438	5,317,559

LONG-TERM DEBT, LESS CURRENT PORTION	3,104,418	3,162,270
Total liabilities	8,926,856	8,479,829

SHAREHOLDERS’ EQUITY
Preferred stock, $100 par value – authorized, 500,000 shares, None issued
Common stock, $.10 par value – authorized, 20,000,000 shares, 8,623,459 and 4,332,533 shares issued and outstanding at March 31, 2006 and December 31, 2005, respectively	862,347	794,634
Additional paid-in capital	8,927,345	8,426,947
Accumulated deficit	(6,840,079)	(5,760,718)
Total shareholders’ equity	2,949,613	3,460,863
TOTAL	$11,876,469	$11,940,692

See accompanying notes to consolidated condensed financial statements.

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CIRCUIT RESEARCH LABS, INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS

(unaudited)

	Three months ended
	March 31, 2006	March 31, 2005
NET SALES	$2,812,749	$3,274,492
COST OF GOODS SOLD	1,533,983	1,373,927
Gross profit	1,278,766	1,900,565

OPERATING EXPENSES
Selling, general and administrative	1,341,106	1,363,608
Research and development	469,825	398,237
Depreciation	24,218	39,054
Total operating expenses	1,835,149	1,800,899
INCOME (LOSS) FROM OPERATIONS	(556,383)	99,666

OTHER EXPENSE:
Convertible debt rights, other share-related, and other expenses	466,307	14,856
Interest	56,670	265,759
Total other expense	522,977	280,615

LOSS BEFORE INCOME TAXES	(1,079,360)	(180,949)

PROVISION FOR INCOME TAXES	0	0
NET LOSS	$(1,079,360)	$(180,949)
NET LOSS PER COMMON SHARE – BASIC AND DILUTED	($0.12)	($0.04)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic and diluted	8,457,940	4,332,533

See accompanying notes to consolidated condensed financial statements.

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CIRCUIT RESEARCH LABS INC. AND SUBSIDIARIES

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(unaudited)

	Three months ended
	March 31, 2006	March 31, 2005
OPERATING ACTIVITIES:
Net loss	$(1,079,360)	$(180,949)
Adjustments to reconcile net loss to net cash provided by operating activities
Depreciation and amortization	47,117	56,870
Expense for anti-dilution shares issued	126,080
Expense for options and convertible debt rights	382,031
Reduction in variable option accrual	(211,800)

Changes in assets and liabilities:
Accounts receivable	(6,613)	(111,046)
Inventories	(33,150)	(399,206)
Other assets	68,980	(10,149)
Accounts payable, accrued expenses and customer deposits	900,307	1,254,572
Net cash provided by operating activities	193,592	610,092

INVESTING ACTIVITIES:
Capital expenditures	(7,569)	(24,244)
Net cash used in investing activities	(7,569)	(24,244)

FINANCING ACTIVITIES:
Proceeds from notes payable to shareholders	595,000	53,000
Principal payments on notes payable to shareholders	(50,000)	(53,000)
Principal payments on long-term debt	(726,481)	(29,420)
Net cash used in financing activities	(181,481)	(29,420)

NET INCREASE IN CASH	4,542	556,428

CASH AT BEGINNING OF PERIOD	137,743	108,488

CASH AT END OF PERIOD	$142,285	$664,916

Supplemental Disclosures of Cash Flow Information

Cash paid for interest	$68,880	$69,881

Supplemental schedule of non-cash financing activities:

Cashless option exercise	$60,000	$0

See accompanying notes to consolidated condensed financial statements.

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CIRCUIT RESEARCH LABS INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

(unaudited)

1.

The Consolidated Condensed Financial Statements included herein have been prepared by Circuit Research Labs, Inc. (“CRL” or the “Company”), pursuant to the rules and regulations of the Securities and Exchange Commission.  The Consolidated Condensed Balance Sheet as of March 31, 2006 and the Consolidated Condensed Statements of Operations for the three months ended March 31, 2006 and 2005, and the Consolidated Condensed Statements of Cash Flows for the three months ended March 31, 2006 and 2005 have been prepared without audit.

Certain information and note disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading.  These Consolidated Condensed Financial Statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2005.

In the opinion of management, the Consolidated Condensed Financial Statements for the unaudited interim periods presented herein include all adjustments, consisting only of normal recurring adjustments, necessary to present a fair statement of the results of operations for such interim periods.  Net operating results for any interim period may not be comparable to the same interim period in previous years, nor necessarily indicative of the results that may be expected for the full year.

2.

Significant Accounting Policies are as follows:

a.

Net loss per share

In calculating net loss per share for the three months ended March 31, 2006, the effects of 2,341,000 shares relating to options to purchase common stock were not used for computing diluted earnings per share because the results would be anti-dilutive.  For the three months ended March 31, 2005, the effects of 3,021,000 shares relating to options to purchase common stock were not used for computing dilutive earnings per share because the results would be anti-dilutive. Statement of Financial Accounting Standards (“SFAS”) No. 128, “Earnings per Share,” establishes standards for computing and presenting earnings per share.  It also requires the dual presentation of basic and diluted earnings per share on the face of the statement of operations.

Earnings (loss) per shares is calculated as follows:

	Three months ended March 31,
	2006	2005
Numerator
Net loss	$(1,079,360)	$(180,949)

Denominator
Weighted average number of shares outstanding	8,457,940	4,332,533

Basic and diluted loss per share	($0.13)	($0.04)

b.

New accounting pronouncements

SFAS No. 123, (Revised 2004) (SFAS No. 123R), “Share-Based Payment,” was issued in December 2004.  SFAS No. 123R is a revision of FASB Statement 123, “Accounting for Stock-Based Compensation,” and supersedes APB Opinion No. 25, “Accounting for Stock Issued to Employees,” and its related implementation guidance, which allowed companies to use the intrinsic method of valuing share-based payment transactions.  SFAS No. 123R focuses primarily on accounting for transactions in which an entity obtains employee services in share-based

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payment transactions. SFAS No. 123R requires a public entity with share-based payments to employees, including grants of employee stock options, to be recognized in the financial statements based on the fair-value method as defined in Statement 123.  Pro forma disclosure is no longer an alternative.  That cost will be recognized over the period during which an employee is required to provide service in exchange for the award.  This statement was adopted by the Company effective with the interim reporting period, beginning January 2006.

SFAS No. 151, “Inventory Costs,” an amendment of ARB No. 43, Chapter 4, was issued in November 2004.  SFAS No. 151 clarifies that abnormal amounts of idle facility expense, freight, handling costs and spoilage should be expensed as incurred and not included in overhead.  Further, SFAS No. 151 requires that allocation of fixed and production facilities overheads to conversion costs should be based on normal capacity of the production facilities.  The provisions of SFAS No. 151 are effective for fiscal years beginning after June 15, 2005.  The adoption of SFAS No. 151 had no material effect on the Company’s results of operations or financial condition.

SFAS No. 154, “Accounting Changes and Error Corrections,” a replacement of APB Opinion No. 20, “Accounting Changes,” and Statement No. 3, “Reporting Accounting Changes in Interim Financial Statements,” was issued in May 2005.  SFAS No. 154 changes the requirements for the accounting and reporting of a change in accounting principle.  Previously, most voluntary changes in accounting principles were recognized by way of a cumulative effect adjustment within net income during the period of the change.  SFAS No. 154 requires retrospective application to prior periods’ financial statements, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change.  SFAS No. 154 is effective for accounting changes made in fiscal years beginning after December 15, 2005.  However, the Statement does not change the transition provisions of any existing accounting pronouncements.  The adoption of SFAS No. 154 had no material effect on the Company’s results of operations or financial condition.

The FASB has issued FASB Statement No. 155, “Accounting for Certain Hybrid Instruments.” This standard amends the guidance in FASB Statements No. 133, “Accounting for Derivative Instruments and Hedging Activities,” and No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” Statement No. 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. The Company does not engage in transactions that would be affected by this statement.

c.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to significant concentration of credit risk consist primarily of trade accounts receivables and cash balances in excess of FDIC limits.

At March 31, 2006, the Company had trade receivables due from three customers that represented an aggregate of approximately 34% of the receivable balance.  At March 31, 2005, the Company had trade receivables due from one customer representing approximately 41% of the receivable balance.

3.

INVENTORIES

Inventories consist of the following at March 31, 2006 and December 31, 2005:

	March 31, 2006	December 31, 2005
	(Unaudited)

Raw materials and supplies	$3,309,238	$3,049,228
Work in process	780,324	935,212
Finished goods	540,584	612,555
Total	4,630,145	4,596,995
Less obsolescence reserve	(1,909,410)	(1,909,410)
Inventories, net	$2,720,735	$2,687,585

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4.

LONG-TERM DEBT

Long term-debt consists of the following at March 31, 2006 and December 31, 2005:

	March 31, 2006	December 31, 2005
	(Unaudited)

Orban acquisition note to shareholder	$180,000	$180,000
Avocet Instruments, Inc.	27,367	27,367
Dialog4 Engineering GmbH (Note 6)	336,960	840,040
Solectron GmbH see (Note 6)	227,107	227,107
Harman see (Note 5)	2,640,030	2,752,530
Harman accumulated interest, long-term portion	210,060	243,460
Note payable to private investor	200,000	200,000
Vendor notes	131,614	190,663
Employee notes	72,000	2,000
Total long-term debt	4,025,138	4,663,168
Less current portion Harman and others	920,720	1,500,898
Total long-term debt, less current portion	$3,104,418	$3,162,270

Scheduled principal payments due within one year total $920,720 as of March 31, 2006. Long-term debt at March 31, 2006 includes principal of $2,640,030 owed to Harman (see note 5).

In connection with its acquisition of the assets of Orban in 2000, the Company issued $205,000 in long-term debt to a unrelated shareholder in consideration for his role in such acquisition.  The note bears interest at 7.5% per annum, with principal and interest due monthly beginning August 1, 2000 for four years.  Based on a verbal agreement with the note holder, the Company made payments in 2001 sufficient for interest and some principal.  On November 12, 2001, the Company and the shareholder agreed to defer the payments to January 2002 with interest accruing at the rate of 7.5% per annum. As of  December 31, 2004, the Company had made partial payments on the accrued interest, and the outstanding principal balance of this debt was $178,905, plus accrued interest of $1,746. The Company signed a new promissory note to replace the original note on August 3, 2004, which took effect August 1, 2004 for $180,000, payable on or before July 1, 2007, with interest only payments to be made monthly in arrears at the rate of 10% per annum commencing August 1, 2004. In the event an interest payment is not received before the 16th of the month, the interest rate will increase to 12% per annum from the date of delinquency until the accrued interest is brought current.

On May 31, 2001, CRL acquired the assets of Avocet Instruments, Inc. for $82,980 plus other costs of $3,350. The remaining unpaid purchase price is being offset by periodic product purchases by the lender. As of March 31, 2006 $27,367 is the balance of the note.

In the fourth quarter of 2001, the Company converted various trade payables into notes payable and long-term debt totaling $179,903. In 2005 the Company converted approximately $363,000 of various trade payables into notes payable. As of March 31, 2006 the unpaid portion of these notes payable are $131,615.

On October 12, 2005 a private party investor, unrelated to the Company or any executives of the Company, loaned the Company $200,000 secured by a promissory note with an interest rate of 11% per annum.  The note matures October 12, 2010 and has interest only payments payable monthly. At anytime on or before the maturity date the holder of the note may convert the note into restricted shares of common stock for $0.75 per share. The Company expensed $117,096 related to the conversion rights in 2005.

Noncurrent maturities include $210,060 of future interest due to Harman (Note5).

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5.

NOTES PAYABLE

On October 4, 2004, Jayson Russell Brentlinger, the father of the Company’s President and CEO, loaned the Company $700,000 in connection with the Harman debt restructure. The loan bears interest at 11.5% per annum and requires monthly interest-only payments.  Management is negotiating with the lender concerning the terms of repayment and the possibility of the lender converting the note into preferred or common stock of the Company. No agreement about the terms and conditions of the payment or conversion has yet been completed.

On March 31, 2006, Jayson Russell Brentlinger loaned the Company $475,000, secured the Note.  All of the proceeds of the Note were used to pay the April 2006 installment of the settlement with Dialog4.  The Note is payable within 30 days upon demand and has an interest rate of 11.5%.  In addition, Jayson Russell Brentlinger may, at any time, convert the then outstanding principal of the Note into either common shares at $0.50 per share, or cumulative preferred shares $100 par value per share. A holder of the preferred shares is entitled to an 11.5% dividend per annum payable monthly.  The preferred shares are convertible into the Company’s common shares at a price of $0.50 per share and may be redeemed by the Company at any time.  If, before March 31, 2007, the Company satisfies the Note and Jayson Russell Brentlinger has not exercised his right to convert the then-outstanding principal of the Note, then Jayson Russell Brentlinger will be awarded options to purchase 950,000 shares of the Company’s common shares at a purchase price of $0.50 per share.  If such options are granted, those 950,000 options will expire on March 31, 2007. The Company recorded an expense of $328,312 associated with the conversion right.  The expense was determined by using the Black Scholes method to value the conversion option.

During June 2003, two shareholders, unrelated to the Company or any executives of the Company, loaned the Company $10,000 and $20,000, pursuant to one-year notes accruing interest at 9.0% per annum. Both notes were due and payable with interest in June 2004.  As previously agreed, in the second quarter of 2005, the Company issued options to the lenders to purchase an aggregate of 60,000 shares of common stock of the Company for a purchase price of $0.45 per share. The proceeds from these notes were used to reduce the accrued and unpaid interest owed to Harman. The two non-related shareholders verbally agreed to extend the loans and the Company continued to accrue interest under the loans.  Upon the request of one of the shareholders, on October 21, 2005 the Company repaid the principal amount of $10,000 together with the accrued interest of $2,140.  As of March 31, 2006 the Company owes the second shareholder $20,000 in principal and $5,200 of accrued unpaid interest.

On January 18, 2006 Robert McMartin, the Company’s Executive Vice President and Chief Financial Officer, loaned the Company $100,000 represented by a promissory note at a rate 21% per annum. The note was due January 31, 2006 and now bears interest at a rate of 25% per annum until paid. The remaining balance as of March 31, 2006 is $60,000.

On February 1, 2006 Gary Clarkson, the Company’s Vice President and General Manager loaned the Company $20,000 represented by a promissory note at a rate 21% per annum. The note was due February 14, 2006 and now bears interest at a rate of 25% per annum until paid. The remaining balance as of March 31, 2006 is $20,000.

The last two obligations are included in long term debt. Interest expense on all shareholder loans for the three months ended March 31, 2006 was $35,308.

Harman

On May 31, 2000, the Company acquired the assets of Orban, Inc., which was then a wholly-owned subsidiary of Harman, including the rights to the name “Orban.”  The purchase price was paid partially in cash and partially by issuing notes payable to Harman.

On October 12, 2004, the Company executed a letter agreement with Harman, whereby the Company’s indebtedness, in an amount on that date of almost $8.5 million in principal and $1.0 million of accrued but unpaid interest, would be restructured, subject to certain conditions, including the execution by the parties of definitive documents.  These documents were executed on April 29, 2005.  The effect of the debt restructure was first reflected in the Company’s unaudited consolidated financial statements for the fiscal period ending June 30, 2005, which is the period that includes the date (April 29, 2005) on which the restructure was completed and definitive documents

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executed.  The restructure documents provide that the debt restructure will be effective as though it had occurred October 1, 2004 (the beginning of the fiscal period during which the letter agreement was executed).

The Harman debt restructure consisted of:

•

A $1,000,000 payment on the outstanding principal in October 2004.  The funds for this payment came from $300,000 generated from the Company’s operations, and $700,000 from a short-term loan from the father of the Company’s President and Chief Executive Officer.

•

Harman waived all interest accrued after April 1, 2003 in excess of 6.0% per annum. An amount of $249,530 in accrued interest was added to the outstanding principal balance of the debt.

•

In addition, Harman exchanged $2,104,000 of indebtedness for 2,104,000 shares of the Company’s common stock, which Harman then sold to the Company’s President and Chief Executive Officer for $1,000,000.  Payment was made by delivery of a promissory note due and payable on September 30, 2007.  Harman also exchanged an additional $2,400,000 of indebtedness for 19% of the shares of the Company’s common stock, which consisted of approximately 1,509,000 shares at the time of the restructure.  This exchange included an anti-dilution provision, which entitles Harman to receive additional shares equaling 19% of the amount of any shares that are issued as a result of exercise of options in existence on the date of the restructure. This could result in the issuance of at least 815,927 additional shares to Harman, if all currently outstanding options are exercised.  Also, if the father of the Company’s President and Chief Executive Officer, who holds the $700,000 loan, elects to convert the obligation into shares of common stock, Harman will receive additional shares such that Harman will continue to own 19% of the shares of the Company’s common stock.  Harman will continue to have the right to additional shares as the result of new share issuances until the father of the Company’s President and Chief Executive Officer convert his loan into shares of common stock.

The remaining $3,227,530 of indebtedness, after giving effect to the transactions described above, is evidenced by a new note, secured by a security interest covering all of the Company’s assets, that (i) renews and extends (but does not extinguish) the indebtedness owed to Harman, and (ii) reduces the interest rate on the debt to 6.0% per annum, with interest payable monthly in arrears.  Principal repayment of the note is amortized over a five year period, and the final principal payment is due September, 2009.

In recording the restructure, the obligation to Harman for unpaid interest was not eliminated, but was reduced to equal the aggregate future 6.0% interest payments scheduled under the restructured obligation.  Accordingly, no additional interest expense will be recorded while the restructured obligation is outstanding.

6.

DIALOG4 SYSTEM ENGINEERING, GmbH (“Dialog4”)

Dialog4 was a German corporation that produced products within the Company’s industry, including its Codec line of products. The Company purchased assets of Dialog4 on January 18, 2002. The Company and Dialog4 had disputes that arose in connection with this transaction. Those disputes were submitted to arbitration in Germany.

On October 8, 2004, the Company learned the arbiter had awarded Dialog4 approximately $1.0 million. The Company increased its reserves from $712,000, the amount of principal and interest then due under its note payable to Dialog4, to $1,393,000. The increase of $681,135 was reported as resolution of business acquisition contingency in the 2004 Statements of Operations.  The increase represents the amount awarded by the arbiter on account of Dialog4’s costs and fees incurred in connection with the arbitration and the amount of a liability to a third party vendor to Dialog4. Dialog4 filed an action in the U.S. District Court for the District of Arizona (Arizona Litigation) to enforce the arbitration award.

On March 30, 2005, the Company and Dialog4 agreed upon settlement terms for all disputes between them. The Company paid Dialog4 $490,000 at the time the settlement papers were signed on April 15, 2005 and paid an additional $475,000 on April 1, 2006. The Company also filed with the SEC a registration statement under the Securities Act covering sales by Dialog4 of the 1,250,000 shares of stock issued to Dialog4 in 2002 in partial payment of the purchase price of assets bought.

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See Note 5 regarding a shareholder loan obtained in March 2006 to fund the $475,000 April 1, 2006 Dialog4 payment.

In March 2005, as part of the Dialog4 settlement, the Company agreed to resolve a separate employment dispute being litigated in Germany between Berthold Burkhardtsmaier and the Company. Mr. Burkhardtsmaier agreed to resign from the Board of Directors of the Company, and the Company agreed to pay him approximately $421,200 in monthly installments of $7,020 for 60 months.

Dialog4 dismissed the Arizona Litigation knowing that the Company understands the terms and conditions, and that they have a right to come back and enforce judgment without prejudice, and when all the terms and conditions of the settlement agreement have been met, Dialog4 and the Company will release each other from any further claims arising out of or related to the Asset Purchase Agreement.

On August 9, 2002, the Company agreed to purchase all existing inventory of parts related to its Sountainer product from Solectron GmbH for a total price of $829,328, payable in twenty-four equal monthly installments including interest.  Solectron had purchased the inventory pursuant to an agreement with Dialog4 approximately two years prior to the Company’s purchase of the assets of Dialog4.  The price was equal to the amount paid by Solectron for the inventory, which the Company expects to realize from future sales of that inventory.  The agreement settled a dispute between the Company and Solectron in which Solectron claimed the Company became liable for the obligation of Dialog4 to purchase the inventory when the Company acquired the assets of Dialog4.  The Company maintains it did not undertake the obligation of Dialog4, but to settle the dispute, it agreed to purchase the inventory.  The Company owes Solectron GmbH $227,107 as of March 31, 2006 and has stopped making debt service payments.  On January 20, 2004, the Company renegotiated the terms and agreed to pay monthly installments of principal and interest in the amount of $25,000 with the final installment being due October 15, 2005 in the amount of $15,681. As of March 31, 2006, the Company owes Solectron $227,107 because the Company has not received $233,000 of inventory pursuant to the materiality agreement entered into between Dialog 4 and Solectron for which it was found to be responsible. As of March 31, 2006, the Company has cumulatively paid Solectron $487,830 in principal and $72,733 in interest. Charles Jayson Brentlinger, President and CEO of the Company has also signed a personal guarantee under the revised settlement agreement. The Company further agreed to indemnify Mr. Brentlinger should he be required to make any payment under this guarantee. The inventory of $233,000 is reported in other assets pending delivery of that amount of inventory by Solectron.

7.

STOCK OPTIONS AND STOCK-BASED COMPENSATION

On January 1, 2006, the Company adopted Statement of Financial Accounting Standards No. 123R, “Share-Based Payment,” which requires employee stock options to be accounted for under the fair value method and eliminates the ability to account for these instruments under the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees,” which was allowed under the original provisions of SFAS No. 123, “Accounting for Stock-Based Compensation.” Prior to the adoption of SFAS No. 123R and as permitted by SFAS No. 123 and SFAS No. 148, “Accounting for Stock-Based Compensation Transition and Disclosure,” the Company elected to follow APB No. 25 and related interpretations in accounting for the Company’s employee stock options and implemented the disclosure-only provisions of SFAS No. 123 and SFAS No. 148. Under APB No. 25, stock compensation expense was recorded only when the exercise price of employee stock options was less than the fair value of the underlying stock on the date of grant.

The Company adopted SFAS No. 123R using the modified prospective method.  Under this transition method, stock compensation expense for the first quarter of 2006 included the cost for all share-based payments granted prior to January 1, 2006, as well as those share-based payments granted subsequent to December 31, 2005. This compensation cost was based on the grant-date fair values determined in accordance with SFAS No. 123 and SFAS No. 123R, which the Company estimates using the Black-Scholes option pricing model and recorded in selling, general and administrative expenses. Results for prior periods have not been restated.

For the first quarter of 2006, stock option expense charged against income for the first time was $53,718, or approximately $0.01 per diluted share.

The following table illustrates the effect on net loss and loss per common share as if the Company had elected to adopt the expense recognition provisions of SFAS No. 123 for the three months ended March 31, 2005:

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Net loss as reported

$(180,949)

Add: stock-based expense included in reported net loss

0

Less: total stock-based employee compensation expense determined under fair value based methods for all awards

15,233

Pro forma

($196,182)

Basic loss per common share

As reported

($0.04)

Pro forma

($0.05)

The Company utilizes the Black-Scholes option pricing model to calculate its actual and pro forma stock-based employee compensation expense, and the assumptions used for options issued in the quarter ended March 31, 2005 are as follows:

Weighted average risk free interest rates

4.28%

Weighted average life (in years)

4

Volatility

52

Expected dividend yield

0

Substantially all options have been issued in connection with loan transactions. All options issued vested immediately. The expected life of each grant is generally estimated to be a period approximately one-half of the exercise period, plus one year, for all periods presented. Expected volatility of the Company’s stock price is based generally on historical volatility after the completion of the Harman debt restructure. The estimated fair value is not intended to predict actual future events or the value ultimately realized by employees who receive equity awards.

As of December 31, 2005	# of Options to purchase 1 share of Common	Strike Price	Expiration Date
	116,000	$0.30	3/3/2009
	360,000	$0.45	4/29/2009
	1,250,000	$0.55	1/23/2009
	1,865,000	$0.70	12/29/2009
Total Number of options	3,591,000

As of March 31, 2006	# of Options to purchase 1 share of Common	Strike Price	Expiration Date
	116,000	$0.30	3/3/2009
	360,000	$0.45	4/29/2009
	1,865,000	$0.70	12/29/2009
Total Number of options	2,341,000

Approximately 1,765,000 options are now subject to variable option accounting, whereby the option strike price is compared to the market price at each reporting date and an expense recorded or adjusted if the market price exceeds the strike price. The market price did not exceed the strike price at March 31, 2005. A reduction in previously recorded expense related to these options for the quarter ended March 31, 2006 was $211,800.

On January 23, 2006, the C. Jayson Brentlinger Family Limited Partnership, of which the Company’s Chief Executive Officer, President and Chairman is the General Partner, converted 1,250,000 options to purchase shares of the Company’s common stock (the “Options”) at the option price of $0.55 per share (the market price of the shares

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on the date the option was issued), in the form of a cashless exercise, into 548,469 of the Company’s common shares (the market price of the shares was $0.98 on the day the options were exercised).

Harman was issued 128,653 shares on January 23, 2006 as part of anti-dilution provision required as per the Harman debt restructure.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers

Article 11 of the Company’s Articles of Incorporation provides that directors will not be personally liable to us or the Company’s shareholders for monetary damages arising from breach of the fiduciary duties as directors, provided however, that liability shall exist for the following:

•

any breach of the director’s duty of loyalty to the company or its shareholders;

•

acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

•

authorization of unlawful payments of dividends or other distributions of capital stock or unlawful purchases of its capital stock;

•

any transaction from which the director derives an improper personal benefit; or

•

any violation of Arizona law governing directors’ conflicting interest transactions.

This limitation of liability does not apply to liabilities arising under the federal securities laws and does not affect the availability of equitable remedies such as injunctive relief or rescission.

Sections 10-852 and 10-856 of the Arizona Business Corporation Act (the “ABCA”) require an Arizona corporation, unless limited by its articles of incorporation, to indemnify an officer or director who has prevailed, on the merits or otherwise, in defending any proceeding brought against the officer or director because such person is or was an officer or director of the corporation.  The corporation must indemnify the officer or director for reasonable expenses, including attorneys’ fees and all other costs and expenses reasonably related to a proceeding.  A “proceeding” includes any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal.

Section 10-851 of the ABCA permits an Arizona corporation to indemnify an officer or director made a party to a proceeding because such person is or was an officer or director of the corporation.  The corporation may indemnify the officer or director against liability incurred in the proceeding if all of the following conditions exist:

•

the officer or director’s conduct was in good faith;

•

the officer or director reasonably believed that his or her conduct was at least not opposed to the best interests of the corporation, or, where the conduct was in an official corporate capacity, that the conduct was in the best interests of the corporation; and

•

in the case of criminal proceedings, the officer or director had no reasonable cause to believe that the conduct was unlawful.

Before discretionary indemnification under section 10-851 may be awarded to a director, the corporation must determine that it is permissible under the circumstances.  This determination may be made either:

•

by majority vote of the directors not parties to the proceeding;

•

by special legal counsel selected by majority vote of the disinterested directors, or by majority vote of the board if there are no disinterested directors; or

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•

by the shareholders (but shares owned by or voted under the control of directors who are parties to the proceeding are not to be voted).

Section 10-854 of the ABCA permits a director of an Arizona corporation who is a party to a proceeding, unless the articles of incorporation provide otherwise, to apply to a court of competent jurisdiction for indemnification or for an advance of expenses.  The court may order indemnification or an advance if it determines that indemnification is fair and reasonable, even if the director did not meet the prescribed standard of conduct described in section 10-851.

Section 10-857 of the ABCA allows for a corporation  to purchase and maintain insurance on behalf of any person who is or was a director or officer, or is or was serving at the request of the corporation as a director, officer, partner, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, arising out of the individual’s status as such, whether or not the corporation would otherwise have the power to indemnify the individual against the same liability under this article.

Item 25.  Other Expenses of Issuance and Distribution

The following table sets forth the expenses which we expect to incur in connection with the registration of the shares of common stock being registered under this registration statement.  All of these expenses are estimated:

SEC Registration Fee*	$ 100
Legal Fees and Expenses*	75,000
Accounting Fees*	50,000
Printing and Engraving Expenses*	10,000
Transfer Agent Fees*	10,000
Miscellaneous Expenses*	19,900
Total*	$165,000

*

Estimated pursuant to Item 511 of Regulation S-B.

Item 26.  Recent Sales of Unregistered Securities

Set forth below is information concerning sales of our common stock within the past three years that were not registered under the Securities Act of 1933, as amended (the “Act”).  All such securities are restricted securities and the certificates bear restrictive legends.  In each of the transactions for which we assert exemption from registration under Section 4(2) of the Act, the purchaser executed some form of written subscription offer or agreement that contained representations concerning the unregistered nature of the shares, their access to full information regarding the company and the shares, their understanding regarding the restrictions on transfer of the shares and their intent to acquire the shares for investment purposes only and without a view to resale or redistribution of the shares.

On March 31, 2006, Jayson Russell Brentlinger, the father of C. Jayson Brentlinger, the Company’s Chief Executive Officer, President and Chairman, loaned the Company $475,000, secured by the Note. All of the proceeds of the Note will be used to pay a portion of the March 30, 2005, settlement with Dialog4 Systems Engineering GmbH. The Note is payable within 30 days upon demand and has an interest rate of 11.5% per annum. In addition, Jayson Russell Brentlinger may, at any time, convert the then outstanding principal of the Note into either common shares at $0.50 per share, or cumulative preferred shares, $100 par value per share. Holders of the preferred shares are entitled to an 11.5% dividend per annum payable monthly. The preferred shares are also convertible into shares of the Company’s common stock at a price of $0.50 per share and may be redeemed by the Company at any time. If, before March 31, 2007, the Company satisfies the Note and Jayson Russell Brentlinger has not exercised his right to convert the then outstanding principal of the Note, then Jayson Russell Brentlinger will be awarded options to purchase 950,000 shares of the Company’s common shares at a purchase price of $0.50 per share. If such options are granted, those 950,000 options will expire on March 31, 2007. The issuance of the securities related to the Note were made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act.

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On January 23, 2006, the C. Jayson Brentlinger Family Limited Partnership, of which the Company’s Chief Executive Officer, President and Chairman is the General Partner, converted 1,250,000 options to purchase shares of the Company’s common shares at the option price of $0.55 per share (the market price of the shares on the date the option was issued), in the form of a cashless exercise, into 548,469 of the Company’s common shares (the market price of the shares was $0.98 on the day the options were exercised).  Because this was a cashless exercise, the Company did not receive any proceeds as result of the exercise of these options.

On October 6, 2004, the Company announced an agreement with Harman to restructure our debt obligations.  The restructuring reduced the Company’s total debt to Harman to be just over $3.2 million and reclassified the debt from a demand note status to long-term debt.  Harman subsequently agreed to exchange $2,104,000 of the debt for 2,104,000 shares of the Company’s common stock, and then sold all such shares to Jayson Brentlinger, the Company’s President and Chief Executive Officer.  Mr. Brentlinger agreed to purchase all such shares for $1,000,000.  Payment was made by delivery of a promissory note due and payable on September 30, 2007.

On August 10, 2004, Mr. Bill Cowan, an existing shareholder, was issued 20,000 shares of common stock as an inducement to loan the Company $10,000, which was used to reduce the amount of accrued interest on the Harman debt.

On August 10, 2004, Mr. Bill Gruwell, an existing shareholder, was issued 40,000 shares of common stock as an inducement to loan the Company $20,000, which was used to reduce the amount of accrued interest on the Harman debt.

Mr. Phil Zeni, the Company's former Executive Vice President, Chief Operating Officer and a former member of the Board of Directors, was issued an aggregate of 18,959 shares during the quarter ended March 31 2004.  Under his employment contract with the Company, Mr. Zeni's monthly base compensation was paid to him in shares of stock.  The value of the stock for purposes of these payments is the monthly average closing price for the month in which the salary is earned.

Mr. Robert McMartin, the Company's Vice President, Chief Financial Officer and Treasurer was issued 100,000 shares on May 25, 2004 as inducement to loan the Company $50,000, which was used to reduce the amount of accrued interest owed to Harman.

Mr. Bill Cowan was issued 20,000 shares on August 10, 2004 as inducement to loan the Company $10,000, which was used to reduce the amount of accrued interest to Harman.

Mr. Bill Gruwell was issued 40,000 shares on August 10, 2004 as inducement to loan the Company $20,000, which was to reduce the amount of accrued interest to Harman.

Item 27.  Exhibits

The following exhibits are filed as a part of this Registration Statement.

Exhibit Number	Description
2.1

Asset Sale and Purchase Agreement, dated as of November 16, 2001, among Dialog4 System Engineering GmbH, Berthold Burkhardtsmaier, Cornelia Burkhardtsmaier, Friedrich Maier, Circuit Research Labs, Inc. and CRL Systems, Inc.  (1)

3.1	Restated Articles of Incorporation of the Company. (2)
3.1a	Articles of Amendment to the Company’s Restated Articles of Incorporation. (2)
3.1b	Articles of Amendment to the Company’s Restated Articles of Incorporation. (2)
3.2	Bylaws of the Company. (3)
5.1	Opinion of Bryan Cave LLP.**
10.1	Circuit Research Labs, Inc CJB Stock Option Plan. (9)

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10.2	Asset Sale Agreement, dated as of May 31, 2000, by and between CRL Systems, Inc. and Orban, Inc. (4)
10.3.1	Guarantee and Collateral Agreement, dated as of May 31, 2000, by and between Circuit Research Labs, Inc., as Parent, CRL Systems, Inc., as Borrower, and Orban, Inc., as Lender. (4)
10.3.2	First Amendment to Guarantee and Collateral Agreement by and among Circuit Research Labs, Inc., CRL Systems, Inc, and Harman Pro North America, Inc. dated April 29, 2005. (7)
10.4.1	Credit Agreement, dated as of May 31, 2000, by and between CRL Systems, Inc., as Borrower, and Orban, Inc., as Lender. (4)
10.4.2	Third Amendment to Credit Agreement by and among Circuit Research Labs, Inc., CRL Systems, Inc. and Harman Pro North America, Inc. dated April 29, 2005. (7)
10.5	Employment Agreement, dated as of January 1, 2002, by and between Charles Jayson Brentlinger and Circuit Research Labs, Inc. (6)
10.6	Employment Agreement, dates, as of June 1, 2005, by and between Gary D. Clarkson and Circuit Research Labs, Inc.**
10.7	Office Lease Agreement dated as of November 14, 2005, by and between Circuit Research Labs, Inc. and Phoenix Investors #9, LLC. (5)
10.8	Employment Agreement, dated as of June 1, 2005, by and between Robert W. McMartin and Circuit Research Labs, Inc.**
10.9	Employment Agreement, dated as of January 1, 2002, by and between Greg J. Ogonowski and Circuit Research Labs, Inc. (6)
10.10	Employment Agreement dated as of May 31, 2005 by and between Robert A. Orban and Circuit Research Labs, Inc.**
10.11	Demand Noted, dated as of March 31, 2006, by and between Circuit Research Labs, Inc. and Jayson Russell Brentlinger. (5)
10.12	Assumption Agreement by CRL International, Inc. and Harman Pro North America, Inc. dated April 29, 2005. (7)
10.13	Assumption Agreement by Orban Europe GmbH. and Harman Pro North America, Inc. dated April 29, 2005. (7)
10.14	Debt Restructuring Agreement by and among Circuit Research Labs, Inc., CRL Systems, Inc, and Harman Pro North America, Inc. dated April 29, 2005. (7)
10.15	Amended and Restated Secured Promissory Note by CRL Systems, Inc. and Harman Pro North America, Inc. dated April 29, 2005. (7)
10.16	Registration Rights Agreement by Circuit Research Labs, Inc. and Harman Pro North America, Inc. dated April 29, 2005. (7)
10.17	Patent Security Agreement by CRL Systems, Inc. and Harman Pro North America, Inc. dated April 29, 2005. (7)
10.18	Patent Security Agreement by Circuit Research Labs, Inc. and Harman Pro North America, Inc. dated April 29, 2005. (7)
10.19	Settlement Agreement and Release, dated April 15, 2005, between Dialog4 Systems Engineering GmbH, et al. and the Registrant. (8)
10.20	Employment Agreement dated as of June 1, 2005 by and between Rebecca A. Valdez and Circuit Research Labs, Inc.**
10.21	Employment Agreement dated as of June 1, 2005 by and between Patricia Humke and Circuit Research Labs, Inc.**
21.1	Subsidiaries of Circuit Research Labs, Inc. (10)
23.1	Consent of Altschuler, Melvoin and Glasser LLP.*
23.2	Consent of Bryan Cave LLP (Contained in Exhibit 5.1).**
24.1	Power of Attorney (Contained on Signature Page).**

*

Filed herewith.

**

Previous filed.

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(1)

Incorporated by reference to the Registrant's Report on Form 8-K dated February 4, 2002.

(2)

Incorporated by reference to the Registrant's Registration Statement on Form SB-2 (File No. 333-69712) effective November 13, 2001.

(3)

Incorporated by reference to the Registrant's Registration Statement on Form S-18 (File No. 2-85779-LA) effective October 14, 1983.

(4)

Incorporated by reference to the Registrant's Report on Form 8-K/A dated October 12, 2000.

(5)

Incorporated by reference to the Registrant's Report on Form 8-K dated April 6, 2006.

(6)

Incorporated by reference to the Registrant's Form 10-KSB for the fiscal year ended December 31, 2001.

(7)

Incorporated by reference to the Registrant’s Report on Form 8-K dated May 4, 2005.

(8)

Incorporated by reference to the Registrant’s Report on Form 8-K dated April 19, 2005.

(9)

Incorporated by reference to the Registrant's Registration Statement on Form S-8 (File No 333-50920).

(10)

Incorporated by reference to the Registrant's Form 10-KSB for the fiscal year ended December 31, 2005.

Item 28.  Undertakings

 (a)

The undersigned Registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)

to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of  this registration statement (or the most recent post-effective amendment thereof) which, individually or together, represent a fundamental change in the information set forth in this registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

to include any additional or changed material information on the plan of distribution.

(2)

That, for the purpose of determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3)

To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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(c)

That, for the purpose of determining liability under the Securities Act to any purchaser:  Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, in the city of Tempe, state of Arizona, on July 11, 2006.

CIRCUIT RESEARCH LABS, INC.

By:

/s/ Charles Jayson Brentlinger

Charles Jayson Brentlinger

President, Chairman of the Board and

Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed below by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Charles Jayson Brentlinger Charles Jayson Brentlinger	President, Chairman of the Board and Chief Executive Officer	July 11, 2006

/s/__________*___________ Gary D. Clarkson	Vice President, Secretary and Director	July 11, 2006

/s/__________*___________	Director	July 11, 2006
Christopher M. Kampmeier

/s/__________*___________ Robert A. Orban	Vice President, Chief Engineer and Director	July 11, 2006

/s/ Robert W. McMartin Robert W. McMartin	Executive Vice President, Treasurer and Chief Financial Officer (principal financial officer)	July 11, 2006

* By:

 _____/s/ Robert W. McMartin

(Attorney-in-fact for each

person indicated)

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INDEX TO EXHIBITS

Exhibit Number	Description
2.1

Asset Sale and Purchase Agreement, dated as of November 16, 2001, among Dialog4 System Engineering GmbH, Berthold Burkhardtsmaier, Cornelia Burkhardtsmaier, Friedrich Maier, Circuit Research Labs, Inc. and CRL Systems, Inc.  (1)

3.1	Restated Articles of Incorporation of the Company. (2)
3.1a	Articles of Amendment to the Company’s Restated Articles of Incorporation. (2)
3.1b	Articles of Amendment to the Company’s Restated Articles of Incorporation. (2)
3.2	Bylaws of the Company. (3)
5.1	Opinion of Bryan Cave LLP.**
10.1	Circuit Research Labs, Inc CJB Stock Option Plan. (9)
10.2	Asset Sale Agreement, dated as of May 31, 2000, by and between CRL Systems, Inc. and Orban, Inc. (4)
10.3.1	Guarantee and Collateral Agreement, dated as of May 31, 2000, by and between Circuit Research Labs, Inc., as Parent, CRL Systems, Inc., as Borrower, and Orban, Inc., as Lender. (4)
10.3.2	First Amendment to Guarantee and Collateral Agreement by and among Circuit Research Labs, Inc., CRL Systems, Inc, and Harman Pro North America, Inc. dated April 29, 2005. (7)
10.4.1	Credit Agreement, dated as of May 31, 2000, by and between CRL Systems, Inc., as Borrower, and Orban, Inc., as Lender. (4)
10.4.2	Third Amendment to Credit Agreement by and among Circuit Research Labs, Inc., CRL Systems, Inc. and Harman Pro North America, Inc. dated April 29, 2005. (7)
10.5	Employment Agreement, dated as of January 1, 2002, by and between Charles Jayson Brentlinger and Circuit Research Labs, Inc. (6)
10.6	Employment Agreement, dates, as of June 1, 2005, by and between Gary D. Clarkson and Circuit Research Labs, Inc.**
10.7	Office Lease Agreement dated as of November 14, 2005, by and between Circuit Research Labs, Inc. and Phoenix Investors #9, LLC. (5)
10.8	Employment Agreement, dated as of June 1, 2005, by and between Robert W. McMartin and Circuit Research Labs, Inc.**
10.9	Employment Agreement, dated as of January 1, 2002, by and between Greg J. Ogonowski and Circuit Research Labs, Inc. (6)
10.10	Employment Agreement dated as of May 31, 2005 by and between Robert A. Orban and Circuit Research Labs, Inc.**
10.11	Demand Noted, dated as of March 31, 2006, by and between Circuit Research Labs, Inc. and Jayson Russell Brentlinger. (5)
10.12	Assumption Agreement by CRL International, Inc. and Harman Pro North America, Inc. dated April 29, 2005. (7)
10.13	Assumption Agreement by Orban Europe GmbH. and Harman Pro North America, Inc. dated April 29, 2005. (7)
10.14	Debt Restructuring Agreement by and among Circuit Research Labs, Inc., CRL Systems, Inc, and Harman Pro North America, Inc. dated April 29, 2005. (7)
10.15	Amended and Restated Secured Promissory Note by CRL Systems, Inc. and Harman Pro North America, Inc. dated April 29, 2005. (7)
10.16	Registration Rights Agreement by Circuit Research Labs, Inc. and Harman Pro North America, Inc. dated April 29, 2005. (7)
10.17	Patent Security Agreement by CRL Systems, Inc. and Harman Pro North America, Inc. dated April 29, 2005. (7)
10.18	Patent Security Agreement by Circuit Research Labs, Inc. and Harman Pro North America, Inc. dated April 29, 2005. (7)
10.19	Settlement Agreement and Release, dated April 15, 2005, between Dialog4 Systems Engineering GmbH, et al. and the Registrant. (8)

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10.20	Employment Agreement dated as of June 1, 2005 by and between Rebecca A. Valdez and Circuit Research Labs, Inc.**
10.21	Employment Agreement dated as of June 1, 2005 by and between Patricia Humke and Circuit Research Labs, Inc.**
21.1	Subsidiaries of Circuit Research Labs, Inc. (10)
23.1	Consent of Altschuler, Melvoin and Glasser LLP.*
23.2	Consent of Bryan Cave LLP (Contained in Exhibit 5.1).**
24.1	Power of Attorney (Contained on Signature Page).**

*

Filed herewith.

**

Previous filed.

(1)

Incorporated by reference to the Registrant's Report on Form 8-K dated February 4, 2002.

(2)

Incorporated by reference to the Registrant's Registration Statement on Form SB-2 (File No. 333-69712) effective November 13, 2001.

(3)

Incorporated by reference to the Registrant's Registration Statement on Form S-18 (File No. 2-85779-LA) effective October 14, 1983.

(4)

Incorporated by reference to the Registrant's Report on Form 8-K/A dated October 12, 2000.

(5)

Incorporated by reference to the Registrant's Report on Form 8-K dated April 6, 2006.

(6)

Incorporated by reference to the Registrant's Form 10-KSB for the fiscal year ended December 31, 2001.

(7)

Incorporated by reference to the Registrant’s Report on Form 8-K dated May 4, 2005.

(8)

Incorporated by reference to the Registrant’s Report on Form 8-K dated April 19, 2005.

(9)

Incorporated by reference to the Registrant's Registration Statement on Form S-8 (File No 333-50920).

(10)

Incorporated by reference to the Registrant's Form 10-KSB for the fiscal year ended December 31, 2005.

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